                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                                (Amendment No.)

Filed by the Registrant   [X]
Filed by a Party other than the Registrant   [_]
Check the appropriate box:
[X]  Preliminary Proxy Statement
     Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(z))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                   HOME HEALTH CORPORATION OF AMERICA, INC.
 ................................................................................
               (Name of Registrant as Specified In Its Charter)

 ................................................................................
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)
[_]  No fee required.
[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
          Common Stock, no par value.

     (2)  Aggregate number of securities to which transaction applies:
          A maximum of 2,822,000 shares of the Registrant's Common Stock is issuable in the transaction.

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

          $24,319,326.38, aggregate underlying value of transaction based upon the market value of the securities to be received by the Registrant and computed in accordance with Rule 0-11(a)(4) and Rule 0-11(c)(i).

     (4)  Proposed maximum aggregate value of transaction:

          $24,319,326.38

     (5)  Total fee paid:

          $4,863.87

[_]  Fee paid previously with preliminary materials.

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


     (1)  Amount Previously Paid:

          $7,369.49

     (2)  Form, Schedule or Registration Statement No.:

          Restrictive statement of Form S-4 (File No. 333-39847)

     (3)  Filing Party:

          Home Health Corporation of America, Inc.

     (4)  Date Filed:

          November 7, 1997

                   HOME HEALTH CORPORATION OF AMERICA, INC.
                     2200 RENAISSANCE BOULEVARD, SUITE 300
                           KING OF PRUSSIA, PA 19406
                                (610) 272-1717

Dear Shareholder:

     You are cordially invited to attend the annual meeting of shareholders (the "HHCA Annual Meeting") of Home Health Corporation of America, Inc. ("HHCA"), to
be held on [                       ], at [_______] a.m., local time at the
[Adams Mark Hotel, City Line Avenue and Monument Road, Philadelphia, Pennsylvania], and any adjournments or postponements thereof. This Proxy Statement and accompanying proxy card are first being mailed to shareholders on
or about [                              ].

     At the HHCA Annual Meeting you will be asked (i) to consider and act upon a proposal to approve and adopt the Amended and Restated Agreement and Plan of Merger, dated as of September 26, 1997 (the "Merger Agreement"), among U.S. HomeCare Corporation, a New York corporation ("USHO"), HHCA and HHCA Acquisition Corporation, Inc., a Delaware corporation and a wholly owned subsidiary of HHCA ("Subsidiary"), and to approve the merger (the "Merger") of Subsidiary with and into USHO pursuant to the Merger Agreement; (ii) to elect one Class B director to hold office for a term of three years and until his successor is duly elected and qualified; (iii) to consider and act upon a proposal to approve amendments to HHCA's 1995 Employee and Consultant Equity Plan (the "Plan"); and (iv) vote on adjournment of the HHCA Annual Meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the HHCA Annual Meeting to constitute a quorum or to approve the Merger.

     Subject to reduction under certain circumstances, holders of shares of common stock, par value $.01 per share, of USHO (the "USHO Common Stock") and shares of $35.00 6% Convertible Preferred Stock, par value $1.00 per share, of USHO (the "USHO Preferred Stock") will receive in the Merger in exchange for their USHO shares an aggregate maximum of between (i) 2,622,000 shares of common stock, no par value per share, of HHCA (the "HHCA Common Stock") if the average of the last reported sale prices of HHCA Common Stock on Nasdaq for the ten business days ending three business days before the special meeting in lieu of the annual meeting of shareholders of USHO (the "HHCA Average Share Price") is $13.36 or more, and (ii) 2,822,000 shares if the HHCA Average Share Price is $9.50 or less.

     THE BOARD OF DIRECTORS OF HHCA HAS UNANIMOUSLY APPROVED AND ADOPTED THE MERGER AGREEMENT AND THE AMENDMENTS TO THE PLAN, AND UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF HHCA VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND FOR APPROVAL OF THE AMENDMENTS TO THE PLAN.

     You are urged to read carefully the accompanying Proxy Statement for more detailed information concerning the Merger Agreement and the proposed amendments to the Plan.

     Whether or not you plan to attend the HHCA Annual Meeting in person, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope. You may revoke your Proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the HHCA Annual Meeting. If you attend the HHCA Annual Meeting in person, you may vote your shares personally on all matters even if you have previously returned a proxy card. Your prompt cooperation will be greatly appreciated.

                                   Sincerely,


                                   Bruce J. Colburn
                                   Chief Financial Officer and Secretary
[              ]

                   HOME HEALTH CORPORATION OF AMERICA, INC.
                     2200 RENAISSANCE BOULEVARD, SUITE 300
                           KING OF PRUSSIA, PA 19406

                            _______________________

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                TO BE HELD [ ]

                            _______________________

To the Shareholders of Home Health Corporation of America, Inc.:

     Notice is hereby given that the 1997 Annual Meeting of Shareholders of Home
Health Corporation of America, Inc. ("HHCA") will be held at [   ] a.m., local
time on [       ], at the [Adams Mark Hotel, City Line Avenue and Monument Road,
Philadelphia, Pennsylvania] to:

     1. Consider and act upon a proposal to approve and adopt the Amended and Restated Agreement and Plan of Merger, dated as of September 26, 1997, among HHCA, HHCA Acquisition Corporation, Inc., a Delaware corporation and wholly-owned subsidiary of HHCA ("Subsidiary"), and U.S. HomeCare Corporation, a New York corporation ("USHO"), and to approve the merger (the "Merger") of Subsidiary with and into USHO.

     2. Elect one Class B director to hold office for a term of three years and until his successor is duly elected and qualified;

     3. Consider and act upon a proposal to approve amendments to HHCA's 1995 Employee and Consultant Equity Plan;

     4. Vote on adjournment of the HHCA Annual Meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the HHCA Annual Meeting to constitute a quorum or to approve the Merger; and

     5. Transact such other business as may properly come before the HHCA Annual Meeting.

     Only shareholders of record at the close of business on [           ], are
entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

     If the Annual Meeting is adjourned for one or more periods aggregating at least 15 days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened Annual Meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in this Notice of Annual Meeting.

     YOU ARE CORDIALLY INVITED TO ATTEND THE HHCA ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE HHCA ANNUAL MEETING IN PERSON, YOU ARE URGED TO MARK, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE; NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                       By Order of the Board of Directors


                                       Bruce J. Colburn
                                       Chief Financial Officer and Secretary

King of Prussia, Pennsylvania
[            ]

                              PRELIMINARY COPIES
                   CONFIDENTIAL, FOR USE OF COMMISSION ONLY

________________________________________________________________________________

                   HOME HEALTH CORPORATION OF AMERICA, INC.

                                PROXY STATEMENT
                    FOR THE ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON _________________

________________________________________________________________________________

     This Proxy Statement is being furnished to shareholders of Home Health Corporation of America, Inc., a Pennsylvania corporation ("HHCA") in connection with the solicitation of proxies by the board of directors of HHCA for use at its annual meeting of shareholders (including any adjournments or postponements thereof) (the "HHCA Annual Meeting") which is to be held at [the Adams Mark Hotel, City Line Avenue and Monument Road, Philadelphia, Pennsylvania], on
[       ], at [____] a.m., local time. At the HHCA Annual Meeting, shareholders of HHCA will (i) consider and act upon a proposal to approve and adopt the Amended and Restated Agreement and Plan of Merger, dated as of September 26, 1997 (the "Merger Agreement"), among U.S. HomeCare Corporation, a New York corporation ("USHO"), HHCA, and HHCA Acquisition Corporation, Inc., a Delaware corporation and wholly owned subsidiary of HHCA ("Subsidiary"), and to approve the merger ("Merger") of Subsidiary with and into USHO pursuant to the Merger Agreement; (ii) elect one Class B director to hold office for a term of three years and until his successor is duly elected and qualified; (iii) consider and act on a proposal to approve amendments to the Plan; (iv) vote on adjournment of the HHCA Annual Meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the HHCA Annual Meeting to constitute a quorum or to approve the Merger; and (v) transact such other business as may properly come before the meeting.

                               TABLE OF CONTENTS

                                                                              Page
                                                                              ----
SUMMARY.......................................................................   1
     The Companies............................................................   1
     The HHCA Annual Meeting..................................................   1
     The Merger...............................................................   3
     Election of Director.....................................................   7
     Amendments to the Plan...................................................   8
THE HHCA ANNUAL MEETING.......................................................   9
     General..................................................................   9
     Proposals to be Presented at HHCA Annual Meeting.........................   9
     Voting Rights............................................................   9
     Proxies..................................................................  10
     Solicitation of Proxies by HHCA..........................................  10
THE PROPOSED MERGER AND RELATED MATTERS.......................................  12
     The Merger...............................................................  12
     Aggregate Number of Shares Issuable in the Merger........................  12
     Conversion of USHO Common Stock..........................................  12
     Conversion of USHO Preferred Stock.......................................  13
     Examples of Merger Consideration at Various HHCA Average Share Prices....  13
     Treatment of Stock Options and Warrants..................................  15
     Background of the Merger.................................................  15
     HHCA's Reasons for the Merger; HHCA's Recommendation of the Board of
      Directors...............................................................  19
     Opinion of HHCA Financial Advisor........................................  20
     Effective Time of the Merger.............................................  23
     Exchange Procedure.......................................................  23
     Representations and Warranties...........................................  24
     Conditions to the Merger.................................................  24
     Covenants................................................................  25
     Termination..............................................................  27
     Expenses.................................................................  27
     Modification.............................................................  28
     Interests of Certain Persons in the Merger...............................  28
     Certain Federal Income Tax Consequences..................................  29
     Regulatory Approvals.....................................................  29
     Resales of HHCA Common Stock.............................................  30
     Accounting Treatment.....................................................  30
     Operations and Management of USHO After the Merger.......................  31
SELECTED FINANCIAL INFORMATION................................................  32
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS.........................  36
DESCRIPTION OF USHO...........................................................  42
DESCRIPTION OF HHCA...........................................................  42
DESCRIPTION OF SUBSIDIARY.....................................................  42
ELECTION OF DIRECTOR..........................................................  43
     Shareholder Nominations..................................................  44
     Board of Directors, Committees and Attendance at Meetings................  45
     Director Compensation....................................................  45
     Security Ownership of Certain Beneficial Owners and Management...........  46
     Executive Compensation...................................................  48
     Certain Relationships and Related Transactions...........................  54
     Stock Performance Graph..................................................  55

APPROVAL OF AMENDMENTS TO THE
HOME HEALTH CORPORATION OF AMERICA, INC.
1995 EMPLOYEE AND CONSULTANT EQUITY PLAN......................................  56
     Background...............................................................  56
     Purpose of the Plan......................................................  56
     Awards...................................................................  56
     Eligibility and Administration...........................................  57
     Aggregate Number of Shares and Adjustment................................  58
     No Shareholder Rights Regarding Awards...................................  58
     Termination of Service; Death............................................  58
     Transfer Restrictions Under the Plan; Conditions of Issuance.............  59
     Exercise of Awards.......................................................  59
     Regulatory Requirements..................................................  59
     Payment of Shares........................................................  59
     Determination of Fair Market Value.......................................  60
     Options..................................................................  60
     Outside Director's Options...............................................  60
     Stock Appreciation Rights................................................  61
     Restricted Stock.........................................................  61
     Unrestricted Stock.......................................................  62
     Deferred Stock...........................................................  62
     Performance Awards.......................................................  62
     Loans and Supplemental Grants............................................  62
     Applicability of ERISA...................................................  62
     Tax Withholding..........................................................  62
     Amendment or Termination.................................................  63
     Federal Income Tax Consequences..........................................  63
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.......................  66
SHAREHOLDER PROPOSALS.........................................................  66
APPOINTMENT OF AUDITORS.......................................................  66
OTHER MATTERS.................................................................  66
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.............................  66
ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K...................................  69

APPENDIX "A"  -  Amended and Restated Agreement and Plan of Merger
APPENDIX "B"  -  Opinion of Hambrecht & Quist
APPENDIX "C"  -  Home Health Corporation of America, Inc.
                 Amended and Restated 1995 Employee and Consultant Equity Plan

                                     (ii)

________________________________________________________________________________

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement. This summary is included to assist the shareholders of HHCA in their review of this Proxy Statement and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Proxy Statement, including the Appendices hereto. Shareholders are urged to read this Proxy Statement and its Appendices before voting on the matters discussed herein.

                          __________________________

THE COMPANIES

     Home Health Corporation of America, Inc. HHCA is a leading provider of comprehensive home health care services and products, delivering nursing and related patient services, respiratory therapy, infusion therapy and durable medical equipment. HHCA operates 61 branch locations in Florida, Pennsylvania, Delaware, New Jersey, Maryland, Massachusetts, New Hampshire, Texas, Illinois and Maine. HHCA provides a "one-stop-shop" of cost effective, comprehensive home health care services and products. HHCA operates regional "Coordinated Care Centers" which serve as focal points for managed care organizations, hospitals, physicians, discharge planners and other health care providers to efficiently arrange for HHCA services and products.

     At June 30, 1997, HHCA had consolidated assets of approximately $153.3 million and consolidated shareholders' equity of approximately $50.6 million and employed approximately 3,100 full- and part-time persons. See "Description of HHCA."

     HHCA was incorporated under the laws of Pennsylvania in December 1982. Its principal executive offices are located at 2200 Renaissance Boulevard, Suite 300, King of Prussia, Pennsylvania, 19406, and its telephone number is (610) 272-1717.

     U.S. HomeCare Corporation. USHO is a regional provider of paraprofessional and professional home health care services, including nursing care, personal care, and other specialized therapies. USHO is headquartered in Hartford, Connecticut and has operations in New York (Westchester County, metropolitan New York City, Long Island and upstate New York) as well as Connecticut and Pennsylvania. USHO has designed specialized programs for patients with particular diseases such as cancer, AIDS and Alzheimer's disease, and for particular classes of patients such as the developmentally disabled and hospice patients.

     At June 30, 1997, USHO had consolidated assets of approximately $12.7 million and consolidated shareholders' deficit of approximately $4.8 million and employed approximately 3,200 full- and part-time persons. See "Description of USHO."

     USHO was incorporated under the laws of New York in April 1986. Its principal executive offices are located at Two Hartford Square West, Hartford, Connecticut, 06106, and its telephone number is (860) 278-7242.

     HHCA Acquisition Corporation, Inc. Subsidiary is a direct, wholly owned subsidiary of HHCA and has not engaged in any business activity unrelated to the Merger. The principal executive offices of Subsidiary are located at 2200 Renaissance Boulevard, Suite 300, King of Prussia, Pennsylvania, 19406, and its telephone number is (610) 272-1717. See "Description of Subsidiary."

THE HHCA ANNUAL MEETING

     Date, Place and Time of HHCA Annual Meeting. This Proxy Statement is being furnished to the shareholders of HHCA in connection with the solicitation of proxies by the board of directors of HHCA for use at the HHCA Annual Meeting which will be held at [the Adams Mark Hotel, City Line Avenue and

________________________________________________________________________________

________________________________________________________________________________

Monument Road, Philadelphia, Pennsylvania,] on [             ], at [____] a.m.,
local time, and any adjournments or postponements thereof. This Proxy Statement and related materials are first being mailed to shareholders of HHCA on or about [_________________].

     Purpose of HHCA Annual Meeting. At the HHCA Annual Meeting, the shareholders of HHCA are being asked to: (i) consider and act upon a proposal to approve and adopt the Merger Agreement and approve the Merger; (ii) elect one Class B director to hold office for a term of three years and until his successor is duly elected and qualified; (iii) consider and act on a proposal to approve amendments to HHCA's 1995 Employee and Consultant Equity Plan (the "Plan"); (iv) vote on adjournment of the HHCA Annual Meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the HHCA Annual Meeting to constitute a quorum or to approve the Merger; and (v) conduct such other business as may properly come before the HHCA Annual Meeting.

     Shares Entitled to Vote and Shares Outstanding. Only holders of record of common stock, no par value per share, of HHCA (the "HHCA Common Stock") at the close of business on [___________________] (the "Record Date") will be entitled to notice of and to vote at the HHCA Annual Meeting.

     Holders of record of HHCA Common Stock on the Record Date are entitled to one vote per share on any matter that may properly come before the HHCA Annual Meeting. At the close of business on the Record Date, there were [___________________] shares of HHCA Common Stock outstanding. The presence, either in person or by proxy, of the holders of record of a majority of the shares of HHCA Common Stock outstanding as of the Record Date is necessary to constitute a quorum at the HHCA Annual Meeting. All shares of the HHCA Common Stock present in person or represented by proxy and entitled to vote at the HHCA Annual Meeting, no matter how they are voted or whether they abstain from voting, will be counted in determining the presence of a quorum. If the HHCA Annual Meeting is adjourned because of the absence of a quorum, those shareholders entitled to vote who attend the adjourned meeting, although constituting less than a quorum as provided herein, shall nevertheless constitute a quorum for the purpose of electing directors. If the HHCA Annual Meeting is adjourned for one or more periods aggregating at least 15 days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened HHCA Annual Meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the Notice of Annual Meeting.

     Vote Required by HHCA Shareholders. The election of the Class B director will be determined by a plurality vote and the nominee receiving the most "for" votes will be elected. Approval of all other matters to be voted on at the HHCA Annual Meeting, including the proposal to approve the Merger Agreement and approve the Merger and the proposal to approve the amendments to the Plan, will require the affirmative vote, either in person or by proxy, of a majority of the shares cast on each such proposal. Under the Pennsylvania Business Corporation Law, an abstention, withholding of authority to vote or broker non-vote will not have the same legal effect as an "against" vote and will not be counted in determining whether the proposal has received the required shareholder vote.

     The directors and officers of HHCA beneficially own shares of HHCA Common Stock (including those shares as to which they have shared voting power)
representing an aggregate of approximately [         ]% of the votes which all
holders of HHCA Common Stock are entitled to cast at the HHCA Annual Meeting.

     Proxies. A form of Proxy for use by HHCA shareholders in connection with the HHCA Annual Meeting is enclosed. Each properly executed and returned Proxy will be voted at the HHCA Annual Meeting in accordance with the instructions thereon. If no instructions are given, such Proxy will be voted FOR the proposal to approve and adopt the Merger Agreement and approve the Merger, FOR the election of the nominee for director hereinafter named, FOR the proposal to consider and approve amendments to the Plan, and FOR adjournment of the HHCA Annual Meeting, if necessary, to permit further solicitation of proxies


________________________________________________________________________________
                                      -2-

________________________________________________________________________________

in the event there are not sufficient votes at the time of the HHCA Annual Meeting to constitute a quorum to approve the Merger.

     Any shareholder of HHCA giving a Proxy may revoke it at any time before it is exercised by, among other methods, giving written notice of such revocation to the Secretary of HHCA prior to its exercise. The presence at the HHCA Annual Meeting of any HHCA shareholder who has given a Proxy will not revoke the Proxy unless the shareholder withdraws the Proxy and votes in person.

     Solicitation of Proxies. In addition to solicitation by mail, directors, officers and employees of HHCA may solicit proxies from the shareholders of HHCA personally or by telephone, telegraph or facsimile. Upon request, HHCA will pay the reasonable expenses incurred by record holders of the HHCA Common Stock who are brokers, dealers, banks or voting trustees, or their nominees, for mailing proxy material and annual shareholder reports to the beneficial owners of the shares they hold of record. The expense of the proxy solicitation will be borne by HHCA. See "The HHCA Annual Meeting."

THE MERGER

     The Merger. On the date the Merger is consummated, Subsidiary will be merged with and into USHO which will be the surviving corporation and a wholly owned subsidiary of HHCA.

     Conversion of Securities. Subject to reduction under certain circumstances, holders of USHO Common Stock and USHO Preferred Stock will receive in the Merger in exchange for their USHO shares an aggregate maximum of between (i) 2,622,000 shares of HHCA Common Stock if the average of the last reported sale prices of HHCA Common Stock on Nasdaq for the ten business days ending three business days before the USHO Special Meeting (the "HHCA Average Share Price") is $13.36 or more, and (ii) 2,822,000 shares if the HHCA Average Share Price is $9.50 or less.

     Pursuant to the Merger Agreement, as of the Effective Time, each issued and outstanding share of USHO Common Stock (other than shares held in the treasury of USHO or shares held by shareholders of USHO who have asserted dissenters' rights pursuant to the New York Business Corporation Law ("NYBCL") will be converted into the right to receive a number of shares of HHCA Common Stock to be determined as of the Effective Time by multiplying each share of USHO Common Stock by a conversion ratio to be determined as of the Effective Time by calculation of one of five alternative formulas set forth in Section 2.1 of the Merger Agreement.

     Pursuant to the Merger Agreement, as of the Effective Time, each issued and outstanding share of USHO Preferred Stock (other than any shares held by shareholders of USHO who have asserted dissenters' rights pursuant to the NYBCL) will be converted into the right to receive the greater of (i) the number of shares of HHCA Common Stock, which, based on the HHCA Average Share Price, is equal in value to $35.00, plus any dividends declared or accrued but unpaid on such share of USHO Preferred Stock at the Effective Time, or (ii) the number of shares of HHCA Common Stock that would be issuable if such share of USHO Preferred Stock had been converted into USHO Common Stock immediately prior to the Effective Time pursuant to the terms of USHO's Certificate of Incorporation.

     Based upon certain assumptions set forth in "The Proposed Merger and Related Matters-- Conversion of USHO Common Stock," and "--Conversion of USHO Preferred Stock," if the HHCA Average Share Price is $10.63 (the last reported sale price of HHCA Common Stock on the Nasdaq National Market ("Nasdaq") on November 5, 1997), each share of USHO Common Stock will be converted into .1375 shares of HHCA Common Stock and each share of USHO Preferred Stock will be converted into 3.29 shares of HHCA Common Stock (based on a conversion ratio of 21.77 shares of USHO Common Stock for each share of USHO Preferred Stock).


________________________________________________________________________________
                                      -3-

________________________________________________________________________________

     See "The Proposed Merger and Related Matters--Aggregate Number of Shares Issuable in the Merger," "--Conversion of USHO Common Stock," "--Conversion of USHO Preferred Stock" and "--Examples of Merger Consideration at Various HHCA Average Share Prices."

     Treatment of Stock Options and Warrants. Each option to purchase USHO Common Stock issued to employees and consultants of USHO pursuant to USHO's 1995 Stock Option/Stock Issuance Plan (as amended February 15, 1996) (the "Option Plan"), and each warrant to purchase USHO Common Stock outstanding at the Effective Time will remain outstanding after the Effective Time and will be assumed by HHCA. See "The Proposed Merger and Related Matters--Treatment of Stock Options and Warrants."

     Exchange Procedure. HHCA and USHO have designated [__________] to act as the exchange agent to receive the stock certificates of USHO shareholders and to exchange such certificates for HHCA Common Stock and any cash payable in lieu of issuance of fractional shares. See "The Proposed Merger and Related Matters-- Exchange Procedure."

     Recommendation of the Board of Directors of HHCA and Reasons for the Merger. The HHCA board of directors believes that the terms of the Merger are fair to, and in the best interests of, HHCA and its shareholders. Accordingly, HHCA's board of directors has unanimously approved and adopted the Merger Agreement and approved the Merger and unanimously recommends a vote FOR approval and adoption of the Merger Agreement and approval of the Merger by the shareholders of HHCA. See "The Proposed Merger and Related Matters--HHCA's Reasons for the Merger; HHCA's Recommendation of the Board of Directors."

     In its deliberations with respect to the Merger, the HHCA board of directors reviewed and consulted with management of HHCA and the financial and legal advisors of HHCA concerning a number of factors relevant to the Merger. See "The Proposed Merger and Related Matters--HHCA's Reasons for the Merger; HHCA's Recommendation of the Board of Directors."

     Opinion of HHCA Financial Advisor. In making its recommendation with respect to the Merger, the board of directors of HHCA considered, among other things, the written opinion, dated as of September 26, 1997, of Hambrecht & Quist LLC ("H&Q"), to the effect that, as of such date and based upon and subject to the assumptions, limitations and qualifications set forth therein, the proposed Merger was fair to HHCA shareholders from a financial point of view. The full text of this written opinion of Hambrecht & Quist is attached as Appendix "B" hereto. HHCA shareholders are urged to read the opinion carefully in its entirety. See "The Proposed Merger and Related Matters--Opinion of HHCA Financial Advisor."

     Effective Time. The Merger will become effective upon the filing of a Certificate of Merger as required under the NYBCL and the Delaware General Corporation Law (the "DGCL"), or at such later time as is agreed by the parties and specified in the Certificate of Merger. The Merger Agreement requires that the filing be made no later than two business days after the satisfaction or waiver of the various conditions to the Merger set forth in the Merger Agreement, or at such other time as may be agreed by USHO and HHCA. See "The Proposed Merger and Related Matters--Effective Time of the Merger."

     Conditions to the Merger. The obligations of the parties to the Merger Agreement are subject to the satisfaction of a number of conditions, including the approval of the Merger by the shareholders of USHO and HHCA and compliance with certain other terms and conditions. See "The Proposed Merger and Related Matters--Conditions to the Merger."


________________________________________________________________________________
                                      -4-

________________________________________________________________________________

     Termination. The Merger Agreements may be terminated under certain circumstances at any time prior to the Effective Time, either before or after the approval of the shareholders of USHO and HHCA. See "The Proposed Merger and Related Matters--Termination."

     Expenses. The Merger Agreement generally provides that each party thereto will bear its own expenses, provided that USHO and HHCA will share equally certain expenses related to the preparation and filing of the registration statement relating to the issuance of HHCA Common Stock in the Merger. See "The Proposed Merger and Related Matters--Expenses." However, upon termination of the Merger Agreement under certain circumstances, one party may be required to bear the expenses of the other party. Furthermore, to the extent that Merger related expenses incurred by USHO exceed $1,500,000, then the aggregate number of shares of HHCA Common Stock issuable in the Merger will be reduced. See "The Proposed Merger and Related Matters--Aggregate Number of Shares Issuable in the Merger" and "--Expenses."

     Interests of Certain Persons in the Merger. Certain directors and officers of USHO have certain interests in the Merger that are in addition to their interests solely as shareholders of USHO. See "The Proposed Merger and Related Matters--Interests of Certain Persons in the Merger."

     Certain Federal Income Tax Consequences. The Merger is intended to be a tax-free reorganization so that no gain or loss would be recognized by HHCA or USHO and no gain or loss would be recognized by USHO shareholders with respect to the exchange of their shares of USHO Common Stock or USHO Preferred Stock for shares of HHCA Common Stock, except in respect of cash received for fractional shares. Consummation of the Merger is conditioned upon an opinion of HHCA counsel, dated the Effective Time of the Merger, being delivered to the effect that the Merger will constitute a tax-free reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). See "The Proposed Merger and Related Matters--Certain Federal Income Tax Consequences."

     Regulatory Approvals. USHO and HHCA intend to file pre-merger notification forms with the Federal Trade Commission ("FTC") and the Department of Justice under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended (the "HSR Act"), and the required waiting period will terminate 30 days after the filing date unless terminated at an earlier date pursuant to USHO's and HHCA's request for an early termination of the waiting period. HHCA has also filed an application with the New York State Department of Health for approval of the proposed change of control of USHO's New York home health care operations. No other material federal or state regulatory approvals must be obtained in order to consummate the Merger. See "The Proposed Merger and Related Matters-- Regulatory Approvals."

     Accounting Treatment. The Merger is intended to qualify as a pooling of interests for accounting and financial reporting purposes. Consummation of the Merger is conditioned upon the Merger qualifying as a pooling of interests transaction under generally accepted accounting principles. See "The Proposed Merger and Related Matters--Accounting Treatment" and "--Conditions to the Merger."

     Operations and Management of USHO After the Merger. Following the Effective Time, USHO will be a wholly owned subsidiary of HHCA, and all of USHO's subsidiaries and affiliates will be indirect subsidiaries and affiliates of HHCA. HHCA will continue its operations as prior to the Merger and will continue to be managed by the same board of directors and executive officers. After the Effective Time USHO will be managed by a board of directors and executive officers selected by HHCA. See "The Proposal Merger and Related Matters-- Operations and Management of USHO After the Merger."


________________________________________________________________________________
                                      -5-

________________________________________________________________________________

     Comparative Per Share Data. The following table presents HHCA historical, USHO historical and equivalent pro forma and HHCA and USHO pro forma combined per share data after giving effect to the Merger using the pooling of interests method of accounting, assuming the Merger had been effective during all periods presented. The equivalent pro forma data for USHO is calculated by multiplying the pro forma combined per share data by .1375, the conversion ratio which on the basis of certain assumptions would be utilized to convert at the Effective Time each share of USHO Common Stock into shares of HHCA Common Stock if the HHCA Average Share Price is $10.63 (the last reported sale price of HHCA Common Stock on Nasdaq on November 5, 1997). See "The Proposed Merger and Related Matters--Conversion of USHO Common Stock" and "--Conversion of USHO Preferred Stock." The pro forma data does not purport to be indicative of the results of future operations or the results that would have occurred had the Merger been consummated at the beginning of the periods presented. The information set forth below should be read in conjunction with the financial statements and notes thereto of HHCA and USHO incorporated herein by reference and the Unaudited Pro Forma Consolidated Financial Statements included elsewhere in this Proxy Statement. Neither HHCA nor USHO paid any cash dividends during the periods presented.

                                                                                              USHO
                                                                                  ---------------------------
                                                                         HHCA                      Equivalent   Pro Forma
                                                                      Historical   Historical(1)   Pro Forma    Combined
                                                                      ----------   -------------  -----------  ----------
  Book value (deficit) per share of common stock
  outstanding at June 30, 1997............................               $ 5.83     $ (0.50)        $ 0.60      $ 4.36

  Net income (loss) per share from continuing operations before extraordinary item and cumulative effect of change in accounting principle:

  1997.....................................................                0.32       (0.57)         (0.04)      (0.26)

  1996.....................................................                0.36       (0.32)            --       (0.03)

  1995.....................................................                0.17       (2.22)         (0.52)      (3.78)

_____________

(1) As restated to conform to HHCA's fiscal year which ends on June 30. USHO's historical book deficit per share as of December 31, 1996 was $0.80. USHO's historical net loss per share from continuing operations for the years ended December 31, 1996, 1995 and 1994 was $2.68, $0.22 and $3.25, respectively.


________________________________________________________________________________
                                      -6-

________________________________________________________________________________

     Comparative Market Data. HHCA Common Stock is traded on Nasdaq under the symbol "HHCA." USHO Common Stock is traded on the OTC Bulletin Board under the symbol "USHO." Set forth below are the closing sale price per share of HHCA Common Stock and the average of the bid and asked prices of USHO Common Stock as reported on Nasdaq and on the OTC Bulletin Board, respectively, and the equivalent closing price per share of USHO Common Stock, on September 26, 1997, the last business day preceding public announcement of the Merger, and November 5, 1997.

                         Closing Price Per     Average of Bid and    Equivalent Closing Price
                           Share of HHCA        Asked Prices of         Per Share of USHO
            Date           Common Stock        USHO Common Stock         Common Stock (1)
-----------------------  --------------------  --------------------  -------------------------
September 26, 1997.....        $12.63               $1.52                     $1.74

November 5, 1997.......         10.63                1.13                      1.46

(1) USHO equivalent closing price per share has been calculated by multiplying the market price of HHCA Common Stock by .1375, the conversion ratio which on the basis of certain assumptions would be utilized to convert at the Effective Time each share of USHO Common Stock into shares of HHCA Common Stock if the HHCA Average Share Price is $10.63 (the last reported sale price of HHCA Common Stock on Nasdaq on November 5, 1997). At such HHCA Average Share Price, the conversion ratio which would be utilized to convert each share of USHO Common Stock underlying the USHO Preferred Stock into HHCA Common Stock would be .1513, assuming each share of USHO Preferred Stock is convertible into 21.77 shares of USHO Common Stock. At a conversion ratio of .1513, the equivalent HHCA Closing Price per share of USHO Common Stock on September 26, 1997 would be $1.74 and the equivalent HHCA Closing Price per share on November 5, 1997 would be $1.61. See "The Proposed Merger and Related Matters --Conversion of USHO Common Stock" and "--Conversion of USHO Preferred Stock" and "--Examples of Merger Consideration at Various HHCA Average Share Prices."

     Holders of HHCA shares are advised to obtain current market quotations for HHCA Common Stock and USHO Common Stock. No assurance can be given as to the market price of HHCA Common Stock at the Effective Time or at any other time.

ELECTION OF DIRECTOR

     At the HHCA Annual Meeting shareholders will elect one Class B director to serve for a term of three years and until his successor is elected and qualified. The board of directors has nominated G. Michael Bellenghi to serve as the Class B director. See "Election of Director."


________________________________________________________________________________
                                      -7-

AMENDMENTS TO THE PLAN

     HHCA's board of directors has approved amending the Plan to increase the aggregate number of shares which may be issued under the Plan by 750,000 shares, from 600,000 shares to 1,350,000 shares. The amendment to the Plan is subject to approval by the shareholders of HHCA. The affirmative vote, either in person or by proxy, of a majority of shares cast on the proposal, is required to approve the amendment to the Plan. The Board of Directors of HHCA unanimously recommends that shareholders vote FOR approval of the amendment to the Plan because it believes that the amendment to the Plan will advance the interest of HHCA and its shareholders by strengthening the ability of HHCA and its subsidiary corporations to attract, retain and motivate their respective officers, directors, employees and consultants. See "Approval of Amendments to the Home Health Corporation of America, Inc. 1995 Employee and Consultant Equity Plan."

                            THE HHCA ANNUAL MEETING

GENERAL

     This Proxy Statement is being furnished to the shareholders of HHCA, in connection with the solicitation of proxies by the board of directors of HHCA for use at the HHCA Annual Meeting to be held at [the Adams Mark Hotel, City
Line Avenue and Monument Road, Philadelphia, Pennsylvania,] on [          ], at
[________] a.m., local time, and any adjournments or postponements thereof.

     All information contained in this Proxy Statement with respect to USHO has been supplied by USHO, and all information with respect to HHCA has been supplied by HHCA.

     This Proxy Statement, the attached Notice and the enclosed Proxy are first being mailed to shareholders HHCA on or about[_________].

PROPOSALS TO BE PRESENTED AT HHCA ANNUAL MEETING

     At the HHCA Annual Meeting, shareholders of HHCA will be asked:

     1. To consider and act upon a proposal to approve and adopt the Merger Agreement and to approve the Merger; and

     2. To elect one Class B director to hold office for a term of three years and until his successor is duly elected and qualified; and

     3.   To consider and act upon a proposal to approve amendments to the Plan;
and

     4. To vote on adjournment of the HHCA Annual Meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the HHCA Annual Meeting to constitute a quorum or to approve the Merger; and

     5. To consider and act upon such other business as may properly be brought before the HHCA Annual Meeting or any adjournments or postponements thereof.

VOTING RIGHTS

     Only holders of record of HHCA Common Stock on the Record Date will be entitled to notice of and to vote at the HHCA Annual Meeting.

     Holders of record of HHCA Common Stock on the Record Date are entitled to one vote per share on any matter that may properly come before the HHCA Annual
Meeting.  At the close of business on the Record Date, there were [          ]
shares of HHCA Common Stock outstanding. The presence, either in person or by proxy, of the holders of record of a majority of the shares of HHCA Common Stock outstanding as of the Record Date is necessary to constitute a quorum at the HHCA Annual Meeting. All shares of the HHCA Common Stock present in person or represented by proxy and entitled to vote at the HHCA Annual Meeting, no matter how they are voted or whether they abstain from voting, will be counted in determining the presence of a quorum. If the HHCA Annual Meeting is adjourned because of the absence of a quorum, those HHCA shareholders entitled to vote who attend the adjourned meeting, although constituting less than a quorum as provided herein, shall nevertheless constitute a quorum for the purpose of electing directors. If the HHCA Annual Meeting is adjourned for one or more periods aggregating at least 15 days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened HHCA Annual Meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the Notice of Annual Meeting.

     At the HHCA Annual Meeting, the election of the Class B director will be determined by a plurality vote and the nominee receiving the most "for" votes will be elected. Unless directed otherwise, the persons named in the enclosed Proxy intend to vote such Proxy "for" the election of the listed nominee or, in the event of inability of the nominee to serve for any reason, for the election of such other person as the board of directors may designate to fill the vacancy. The board has no reason to believe that the nominee will not be a candidate or will be unable to serve. Approval of all other matters to be voted on at the HHCA Annual Meeting, including the proposal to approve the Merger Agreement and approve the Merger and the proposal to approve the amendments to the Plan, will require the affirmative vote, either in person or by proxy, of a majority of the shares cast on the proposal. Under the Pennsylvania Business Corporation Law, an abstention, withholding of authority to vote or broker non-vote will not have the same legal effect as an "against" vote and will not be counted in determining whether the proposal has received the required shareholder vote.

     The directors and executive officers of HHCA beneficially own 600,812 shares of HHCA Common Stock (including those shares as to which they have shared voting power) representing an aggregate of approximately 6.5% of the votes which all holders of HHCA Common Stock are entitled to cast at the HHCA Annual Meeting.

PROXIES

     A form of Proxy for use by HHCA shareholders in connection with the HHCA Annual Meeting is enclosed. Each properly executed and returned Proxy will be voted at the HHCA Annual Meeting in accordance with the instructions thereon. If no instructions are given, such Proxy will be voted FOR the proposal to approve and adopt the Merger Agreement and approve the Merger, FOR the election of the nominee for director hereinafter named, FOR the proposal to consider and approve amendments to the Plan, and FOR adjournment of the HHCA Annual Meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the HHCA Annual Meeting to constitute a quorum to approve the Merger.

     The board of directors of HHCA knows of no matters, other than the proposals described in this Proxy Statement, that will be presented for consideration at the HHCA Annual Meeting. However, if other matters properly come before the HHCA Annual Meeting, it is intended that the persons designated as proxies will vote upon such matters in accordance with their best judgment.

     Any shareholder of HHCA giving a Proxy may revoke it at any time before it is exercised by, among other methods, giving written notice of such revocation to the Secretary of HHCA prior to its exercise. The presence at the HHCA Annual Meeting of any shareholder who has given a Proxy will not revoke the Proxy unless the shareholder withdraws the Proxy and votes in person.

SOLICITATION OF PROXIES BY HHCA

     In addition to solicitation by mail, directors, officers and employees of HHCA may solicit proxies from the shareholders of HHCA personally or by telephone, telegraph or facsimile. Upon request, HHCA will pay the reasonable expenses incurred by record holders of the HHCA Common Stock who are brokers, dealers, banks or voting trustees, or their nominees, for mailing proxy material and annual shareholder reports to the beneficial owners of the shares they hold of record. The expense of the proxy solicitation will be borne by HHCA.

                    THE PROPOSED MERGER AND RELATED MATTERS

     The description of the terms and conditions of the Merger and of the Merger Agreement included in this Proxy Statement are qualified in their entirety by reference to the Amended and Restated Agreement and Plan of Merger, a copy of which is attached hereto as Appendix "A" and is incorporated herein by reference. SHAREHOLDERS ARE URGED TO REVIEW CAREFULLY THE MERGER AGREEMENT.

THE MERGER

     Subject to the terms and conditions of the Merger Agreement, at the Effective Time, Subsidiary will be merged with and into USHO in accordance with the relevant provisions of the NYBCL and the DGCL. At such time, the separate existence of Subsidiary will cease, and USHO shall continue as the surviving corporation, which will be a wholly-owned subsidiary of HHCA. The Certificate of Incorporation and Bylaws of USHO, as amended at the Effective Time pursuant to the request of HHCA, will become the Certificate of Incorporation and Bylaws of the surviving corporation from and after the Effective Time and until thereafter amended in accordance with applicable law. At the Effective Time, all properties and assets of every kind held by USHO and Subsidiary will become the properties and assets of the surviving corporation, which will become liable for all of the debts, liabilities, and other obligations of USHO and Subsidiary.

AGGREGATE NUMBER OF SHARES ISSUABLE IN THE MERGER

     Holders of outstanding shares of USHO Common Stock and USHO Preferred Stock will receive in the Merger in exchange for their USHO shares an aggregate maximum of between 2,622,000 shares of HHCA Common Stock if the HHCA Average Share Price is $13.36 or more, and 2,822,000 shares if the HHCA Average Share Price is $9.50 or less. If the HHCA Average Share Price is between $9.50 and $13.36 the aggregate maximum number of shares of HHCA Common Stock issuable in the Merger will increase from 2,622,000 shares to 2,822,000 shares in the same proportion that the HHCA Average Share Price increases from $9.50 to $13.36.
The actual number of shares of HHCA Common Stock issuable in the Merger could be less than the maximum number of such shares to the extent that (i) USHO incurs expenses relating to the Merger in excess of $1,500,000, or (ii) at the Effective Time HHCA assumes the obligations of USHO with respect to outstanding options or warrants which have an exercise price less than the value of the consideration per share of USHO Common Stock to be received in the Merger (to be determined by multiplying the HHCA Average Share Price by the conversion ratio utilized to determine the Merger consideration issuable to holders of USHO Common Stock). The actual number of shares issuable in the Merger and the conversion ratios to be utilized to determine the number of shares of HHCA Common Stock issuable in the Merger in exchange for each share of USHO Common Stock will be determined on the basis of the formulas set forth in Section 2.1 of the Merger Agreement. See "-- Conversion of USHO Common Stock," "-- Expenses" and "-- Treatment of Stock Options and Warrants."

CONVERSION OF USHO COMMON STOCK

     Pursuant to the Merger Agreement, as of the Effective Time, each issued and outstanding share of USHO Common Stock (other than shares held in the treasury of USHO or shares held by shareholders of USHO who have asserted dissenters' rights pursuant to the NYBCL) will be converted into the right to receive a number of shares of HHCA Common Stock to be determined as of the Effective Time by multiplying each share of USHO Common Stock by a conversion ratio to be determined as of the Effective Time by calculation of one of five alternative formulas set forth in Section 2.1 of the Merger Agreement.

     Pursuant to these formulas the actual conversion ratio as of the Effective Time will be dependent upon (a) the HHCA Average Share Price, (b) whether USHO incurs expenses relating to the Merger in excess of $1,500,000, and (c) the capitalization of USHO as of the Effective Time based on the following factors:
(i) the aggregate number of shares of USHO Common Stock issuable upon the exercise of certain outstanding options and warrants and the exercise prices of such options and warrants, (ii) the aggregate number of shares of USHO Common Stock issued and outstanding, and (iii) the aggregate number of shares of USHO Common Stock issuable upon the conversion of all issued and outstanding shares of USHO Preferred Stock.

     Assuming that (i) USHO does not incur merger-related expenses in excess of $1,500,000, (ii) no change occurs between the date of this Proxy Statement and the Effective Time in the capitalization of USHO based on the factors noted above, and (iii) the HHCA Average Share Price is $10.63 (last reported sale price of HHCA Common Stock on Nasdaq on November 5, 1997), each share of USHO Common Stock will be converted in the Merger into .1375 shares of HHCA Common Stock.

CONVERSION OF USHO PREFERRED STOCK

     Pursuant to the Merger Agreement, as of the Effective Time, each issued and outstanding share of USHO Preferred Stock (other than any shares held by shareholders of USHO who have asserted dissenters' rights pursuant to the NYBCL) will be converted into the right to receive the greater of (i) the number of shares of HHCA Common Stock which, based on the HHCA Average Share Price, is equal in value to $35.00, plus any dividends declared or accrued but unpaid on such share of USHO Preferred Stock at the Effective Time, or (ii) the number of shares of HHCA Common Stock that would be issuable in the Merger if such share of USHO Preferred Stock had been converted into USHO Common Stock immediately prior to the Effective Time pursuant to the terms of USHO's Certificate of Incorporation.

     The determination of the actual number of shares of HHCA Common Stock into which each share of USHO Preferred Stock will be converted in the Merger will depend upon the factors described above under "Conversion of USHO Common Stock," and the amount as of the Effective Time of any dividends declared or accrued but unpaid on the USHO Preferred Stock. Based on the assumptions set forth under "Conversion of USHO Common Stock" and assuming there are no declared or accrued but unpaid dividends on the USHO Preferred Stock as of the Effective Time, if the HHCA Average Share Price is $10.63 (the last reported sale price of HHCA Common Stock on Nasdaq on November 5, 1997), each share of USHO Preferred Stock will be converted into 3.29 shares of HHCA Common Stock (based on a conversion ratio of 21.77 shares of USHO Common Stock for each share of USHO Preferred Stock).

EXAMPLES OF MERGER CONSIDERATION AT VARIOUS HHCA AVERAGE SHARE PRICES

     The following table illustrates, on the basis of the assumptions set forth under "--Conversion of USHO Common Stock" and "--Conversion of USHO Preferred Stock" above and at various HHCA Average Share Prices, a range of conversion ratios at which each share of USHO Common Stock and USHO Preferred Stock would be exchanged for HHCA Common Stock and the maximum aggregate shares of HHCA Common Stock that would be issuable in the Merger:

                    CONVERSION        CONVERSION RATIO PER SHARE                           AGGREGATE MAXIMUM
                  RATIO PER SHARE       OF USHO COMMON STOCK        CONVERSION RATIO         SHARES OF HHCA
HHCA AVERAGE         OF USHO          UNDERLYING EACH SHARE OF     PER SHARE OF USHO      COMMON STOCK ISSUABLE
 SHARE PRICE       COMMON STOCK         USHO PREFERRED STOCK         PREFERRED STOCK          IN THE MERGER
------------     ----------------     ------------------------     -------------------    ---------------------
   $9.00               0.1284                  0.1787                    3.8889                 2,822,000

   9.25                0.1308                  0.1738                    3.7838                 2,822,000

   9.50                0.1331                  0.1692                    3.6842                 2,822,000

   9.75                0.1342                  0.1649                    3.5897                 2,809,000

   10.00               0.1353                  0.1608                    3.5000                 2,796,000

   10.25               0.1362                  0.1569                    3.4146                 2,783,000

   10.50               0.1371                  0.1531                    3.3333                 2,770,000

   10.75               0.1378                  0.1496                    3.2558                 2,757,000

   11.00               0.1385                  0.1462                    3.1818                 2,744,000

   11.25               0.1391                  0.1429                    3.1111                 2,731,000

   11.50*              0.1397                  0.1398                    3.0435                 2,718,000

   11.75               0.1389                  0.1389                    3.0232                 2,705,000

   12.00               0.1380                  0.1380                    3.0050                 2,692,000

   12.25               0.1372                  0.1372                    2.9870                 2,679,000

   12.50               0.1364                  0.1364                    2.9692                 2,666,000

   12.75               0.1356                  0.1356                    2.9516                 2,653,000

   13.00               0.1348                  0.1348                    2.9341                 2,640,000

   13.25               0.1340                  0.1340                    2.9166                 2,622,000

   13.35               0.1337                  0.1337                    2.9096                 2,622,000

   13.50               0.1336                  0.1336                    2.9073                 2,622,000

   13.75               0.1334                  0.1334                    2.9034                 2,622,000

   14.00               0.1332                  0.1332                    2.8997                 2,622,000

_____________
     *Based on the assumptions under "--Conversion of USHO Common Stock" and "-- Conversion of USHO Preferred Stock," if the HHCA Average Share Price is less than $11.51, the consideration to be received by the holders of USHO Common Stock on a per share basis will be less than the consideration to be received by the holders of USHO Preferred Stock for each share of USHO Common Stock underlying the USHO Preferred Stock.


     Shareholders are cautioned that the actual conversion ratios at the Effective Time could differ from the conversion ratios illustrated in the above table if the facts as of the Effective Time differ in any respect from the assumptions on which the illustrations in the table are based.

TREATMENT OF STOCK OPTIONS AND WARRANTS

     Pursuant to the Merger Agreement, each option to purchase USHO Common Stock issued to employees and consultants of USHO pursuant to the Option Plan, whether vested or unvested (each an "Employee Stock Option"), and each warrant to purchase USHO Common Stock that is outstanding at the Effective Time will remain outstanding after the Effective Time and will be assumed by HHCA. Each Employee Stock Option and warrant assumed by HHCA will be exercisable upon the same terms and conditions as the option or warrant is exercisable prior to the Effective Time, except that (i) the number of shares of HHCA Common Stock subject to each Employee Stock Option or warrant will be determined by multiplying the number of shares of USHO Common Stock subject to the Employee Stock Option or warrant immediately prior to the Effective Time by the conversion ratio utilized to determine the number of shares of HHCA Common Stock issuable in the Merger in exchange for each share of USHO Common Stock and rounding to the nearest whole share, and (ii) the exercise price of such Employee Stock Option or warrant will be equal to the exercise price of such option or warrant as of the date of the Merger Agreement divided by such Conversion Ratio and rounded up to the nearest whole cent.

BACKGROUND OF THE MERGER

     As part of its strategic plans in the rapidly consolidating home health care market, HHCA has actively pursued growth through acquisitions to supplement internal growth, enter new geographic markets, add product or service lines, and/or accomplish regulatory objectives. Due to the regional and product concentration of USHO's business and its increasing financial and operational difficulties over several years, USHO continually considered opportunities for consolidation as well. Accordingly, both companies have maintained periodic, informal dialogues with other industry participants, including each other. In particular, during the past two years, USHO has had periodic meetings and discussions concerning various purchase, sale and merger possibilities with various companies, including HHCA.

     On August 1, 1996, USHO's financial advisor, Sanders Morris Mundy Inc. ("SMM") received from Hambrecht & Quist ("H&Q"), as advisors to HHCA, an unsolicited written proposal to discuss the acquisition of USHO in a stock-for-stock merger at a valuation substantially below USHO's market capitalization. In mid-August, a representative of SMM conveyed to H&Q, on behalf of USHO, that the valuation was wholly inadequate. No further discussion regarding the proposal took place.

     By September 1996, USHO's board of directors had determined that USHO's cash position, the level of operating expenses and the losses stemming from its infusion therapy operations required immediate action. As a result, the USHO board of directors made two key decisions at its September 19, 1996 meeting.
The first was to discontinue its infusion therapy operations effective September 30, 1996 and to seek a buyer for that business if one could be found. Secondly, they agreed to engage one or more turnaround specialists to assist HHCA in a program to reduce costs, improve operations and achieve positive cash flow and profitability. Shortly thereafter, the USHO board of directors obtained the resignations of its Chief Executive Officer and Chief Financial Officer and asked its Chairman to serve as interim Chief Executive Officer and President. Significant financial improvements were achieved from these initiatives during September, October and November.

     At a USHO board of directors' meeting on December 12, 1996, the directors discussed at length the operations, financial condition and management of HHCA and forces affecting the home health care industry. The USHO board of directors determined that it would be prudent to explore potential strategic combinations in an effort to maximize shareholder value. On December 19, 1996, USHO engaged Dillon

Read to act as its financial advisor to assist USHO in identifying and evaluating potential acquirors, and to manage a process to select and negotiate a transaction with potential acquirors.

     During late December 1996 and January 1997, USHO and SBC Warburg Dillion Read ("Dillon Read") conducted a review process relating to USHO, agreed upon a list of candidates to contact and prepared an informational memorandum on USHO which included unaudited fourth quarter financial results and was distributed once such results were finalized. Before this information could be distributed in the formal process established through Dillon Read, on January 22, 1997, USHO received from H&Q, on behalf of HHCA, a second unsolicited merger proposal.
USHO did not respond to this proposal, considering it to be an effort by HHCA to dissuade USHO from commencing a broad solicitation of interest.

     On January 31, 1997, Dillon Read began contacting a number of potential acquirors, including HHCA, to determine their interest in a business combination with USHO. Information regarding USHO and the proposed structure and basic terms for a transaction was communicated by Dillon Read to several of these companies. Preliminary business and financial due diligence was conducted on USHO by several interested parties, other than HHCA, during the month of March 1997.

     During the week of April 1, 1997, Bruce Feldman, Chairman, President and Chief Executive Officer of HHCA, and Fred Nicholas, Chief Operating Officer of HHCA, as well as advisors from H&Q, met with the representatives from USHO and Dillon Read at USHO's corporate offices. At such meeting, USHO updated HHCA on its operations and financial condition and discussed possible cost savings to be realized by potential acquirors. At such meeting, HHCA did not commit to or indicate any specific level of interest.

     On April 14, 1997, Dillon Read, acting on behalf of USHO, provided HHCA and other interested parties additional materials and requested a "best and final proposal" to acquire USHO. HHCA responded affirmatively to such request and performed further due diligence on USHO.

     During the last half of April 1997, USHO received and evaluated acquisition proposals from certain parties, including a proposal received from HHCA on April 25, 1997. During May 1997, Dillon Read engaged in numerous discussions with these parties in order to confirm and clarify their interest and the terms and conditions on which they would engage in a business combination.

     On May 14, 1997, at a regularly scheduled USHO board of directors' meeting, Dillon Read updated the USHO directors on its efforts to date to identify and solicit interest from third parties and the offers under discussion.

     On May 27, 1997, having performed only preliminary financial due diligence on HHCA and having identified HHCA as a primary candidate, Jay Huffard, Chairman and Interim CEO of USHO, and its financial, legal and other advisors, met with Bruce Feldman, Fred Nicholas and Bruce Colburn, Chief Financial Officer of HHCA, and their financial advisors, to conduct follow-up due diligence on the financial condition and operations of HHCA and the proposed transaction structure. On May 28, 1997, the parties and their financial advisors commenced negotiations, based on the April 14, 1997 HHCA proposal, to agree upon the material terms of a business combination between USHO and HHCA.

     On June 2, 1997, USHO and HHCA entered into (i) a nonbinding letter of intent including a fixed number of shares of HHCA Common Stock to be issued in exchange for all outstanding shares, options and warrants of USHO, and (ii) a "no shop" agreement whereby USHO agreed not to enter into discussions with any third party with respect to a business combination through June 23, 1997.

     On June 3, 1997, HHCA entered into an engagement letter with H&Q relating to the services to be performed by H&Q as HHCA's financial advisor in connection with the proposed transaction and the compensation to be paid by HHCA for such services.

     The parties and their financial and legal advisors entered into extensive negotiations and further due diligence during June 1997 with the intent of executing a merger agreement on or before June 23, 1997 (the expiration of the "no shop" agreement). On June 16, 1997, representatives of USHO and HHCA, and their legal and financial advisors, met at the offices of HHCA's legal counsel in Philadelphia, Pennsylvania to negotiate the terms of the Merger Agreement, including the consideration to be paid, the treatment of outstanding options and warrants, the payment of break-up fees and the payment of USHO's expenses in connection with the transaction. They also discussed at length how to eliminate conditions to consummation of the transaction, such as approval of HHCA's banks, and the time necessary to obtain final New York State regulatory approval.

     Representatives of USHO and HHCA and their financial advisors also met on June 19, 1997 to negotiate further the mechanism for determining the number of shares of HHCA Common Stock to be issued in the Merger.

     The "no shop" provision terminated on June 23, 1997 without an agreement being reached. USHO continued to negotiate with HHCA and commenced discussions with third parties as well. Negotiations with HHCA continued into July 1997, particularly with regard to whether the approval by HHCA's banks and New York regulatory approval would be conditions to closing the Merger. In an effort to minimize "outs" from an agreement once signed, and to avoid potentially extensive delays in closing the transaction resulting from the New York regulatory process, USHO would not agree to either such contingency. HHCA entered into discussions with its banks, both to obtain their approval to the proposed Merger and to obtain an increased line of credit necessary to operate the combined company with adequate capital. HHCA also initiated discussions with the New York State Department of Health regarding the process involved in obtaining its approval for the proposed Merger. During the first half of July, HHCA engaged in preliminary discussions with its banks and regulatory advisors.

     During July 1997, USHO and its advisors proposed a share "collar" to limit the downside risk of the proposed transaction to USHO shareholders if HHCA's stock price should rise.

     On July 17, 1997, at a special meeting of the USHO board of directors, given the delays in the HHCA negotiation and USHO's need to address long-term business issues, the directors ratified management's decision to take appropriate actions to operate USHO on a stand-alone basis, including refinancing USHO's credit lines and the hiring of a new president and chief operating officer. USHO's management informed HHCA of the board's decision to move forward on a stand-alone basis but stated that USHO would entertain a later proposal from HHCA if no bank and New York regulatory contingencies were included.

     On July 18, 1997 USHO and HHCA discussed a share "collar" resulting in a transaction structure in which no more than 2,822,000 shares of HHCA Common Stock and no less than 2,622,000 shares of HHCA Common Stock would be issued as Merger consideration.

     On July 22, 1997, representatives of HHCA and legal advisors to both HHCA and USHO met with representatives of the Bureau of Home Health Care Services of the New York State Department of Health to determine the process for New York approval of the transaction and to determine whether the process, which generally can take nine months to a year or more, could be accelerated. Following that meeting, on July 31, 1997, the New York State Department of Health confirmed in writing to HHCA certain advice regarding the regulatory process in New York and the effects of proceeding with a merger prior to such approval. Based upon this letter and HHCA's prior discussions with the Department of Health, HHCA and USHO determined that the consummation of the proposed Merger need not be conditioned upon the prior receipt of regulatory approval from New York.

     Negotiations accelerated again in early September in anticipation of HHCA's banks' formal approval of the Merger and of an expanded line of credit in mid-September. On September 19, 1997, HHCA's lenders approved the proposed transaction and an increased line of credit, and HHCA informed USHO of this approval. The parties continued to negotiate the terms of the Merger Agreement and complete their due diligence efforts.

     On September 22, 1997, a meeting of the board of directors of HHCA was held to review the proposed Merger Agreement and the transactions contemplated thereby, including the proposed consideration to be paid to USHO shareholders. At that meeting, HHCA's management updated the HHCA board of directors regarding the status of negotiations with USHO and the results of their due diligence investigation. H&Q presented its financial analysis of the proposed Merger and indicated that it expected to be in a position to deliver to HHCA's board of directors its opinion as to the fairness, from a financial point of view, of the consideration to be paid by HHCA in the Merger. After extensive discussion, the HHCA board of directors authorized HHCA's officers to execute the proposed Merger Agreement and to take all necessary actions to consummate the Merger, subject to the receipt of a written opinion from H&Q that the proposed transaction was fair from a financial point of view to the holders of HHCA Common Stock.

     On September 23, 1997, the USHO board of directors held a special meeting to review the proposed Merger Agreement and the transactions contemplated thereby, including the proposed consideration to be paid to USHO shareholders. At that meeting, USHO senior management and representatives of its financial and legal advisors reported on the key elements of the proposed transaction, including the background of, and costs associated with, the transaction; operational, financial, legal and regulatory due diligence conducted by USHO management and its advisors; the proposed consideration to be paid to USHO shareholders; financial and valuation analyses of the transaction; the ramifications of a "pooling of interests" transaction; the tax consequences of the transaction; details of proposed break-up fees; the terms of the proposed Merger Agreement; USHO's strategic alternatives; and the other matters described below under "USHO's Reasons for the Merger; Recommendation of USHO's Board of Directors." The board of directors also discussed the adequacy of HHCA's financial resources to support its expanded operations, including the proposed Merger. Dillon Read indicated that it was in a position to deliver to USHO's board of directors its opinion as to the fairness of the transaction, from a financial point of view, to the holders of USHO Common Stock.

     After extensive discussion, the USHO board of directors authorized USHO's officers to execute the proposed Merger Agreement and to take all necessary actions to consummate the proposed Merger, subject to the receipt of a written opinion from Dillon Read that the proposed transaction was fair, from a financial point of view, to the holders of USHO Common Stock. Dillon Read delivered its opinion on September 23, 1997.

     The Merger Agreement was signed after the close of business on Friday, September 26, 1997, and a press release announcing the Merger was issued prior to the opening of trading on Nasdaq, on Monday, September 29, 1997.

HHCA'S REASONS FOR THE MERGER; HHCA'S RECOMMENDATION OF THE BOARD OF DIRECTORS

     Prior to the HHCA board of directors unanimously reaching its decision to approve the Merger Agreement and the transactions necessary to consummate the Merger, the HHCA board of directors had received information from management of HHCA, its legal counsel, accountants, financial advisors and others regarding various aspects of USHO. Based on this information and a description of the terms of the Merger Agreement the HHCA board of directors determined that the terms of the Merger Agreement and the transactions contemplated thereby are fair to, and in the best interests of, HHCA and its shareholders, approved the Merger Agreement and authorized the taking of all actions necessary, appropriate and advisable in order to consummate the Merger. THE HHCA BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF HHCA VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

     In reaching its conclusion to enter into the Merger Agreement and to recommend that the shareholders of HHCA vote FOR the approval and adoption of the Merger Agreement and the transactions contemplated thereby, the HHCA board of directors considered a number of factors, including, without limitation, the following:

     (i) The consideration to be paid to the shareholders of USHO (including the range of the maximum number of shares of HHCA Common Stock issuable in the Merger).

     (ii) That the Merger would provide shareholders of USHO the opportunity to receive merger consideration that represents a premium over the price at which USHO Common Stock was trading in recent months.

     (iii) The opinion of H&Q to the effect that, as of the date of its opinion and based upon and subject to certain matters stated therein, the Merger was fair to HHCA's Shareholders from a financial point of view.

     (iv) The historical and pro forma information concerning the financial performance and condition, business operations and prospects of each of HHCA and USHO as separate entities and on a pro forma combined basis.

     (v) The changing health care environment and the increasing emphasis on cost containment, including Medicare cost reimbursement reductions.

     (vi)   The return to profitability of USHO's business operations.

     (vii) That the Merger was expected to be treated as a "tax-free reorganization" for federal income tax purposes.

     (viii) The likelihood that the Merger will be consummated.

     (ix) That HHCA shareholders will have the opportunity to vote on whether to approve and adopt the Merger Agreement.

     In view of the wide variety of factors considered the HHCA board of directors in connection with its evaluation of the terms of the Proposed Merger, the HHCA board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in determining to approve the Merger.

OPINION OF HHCA FINANCIAL ADVISOR

     HHCA engaged H&Q to act as its financial advisor in connection with the proposed Merger of Subsidiary with and into USHO and to render an opinion as to the fairness from a financial point of view to HHCA of the consideration to be paid by HHCA in connection with the Merger. H&Q rendered its oral opinion, subsequently confirmed in writing, on September 26, 1997, to HHCA's board of directors that, as of such date, the consideration to be paid by HHCA pursuant to the Merger Agreement is fair to HHCA from a financial point of view. A COPY OF H&Q'S OPINION DATED SEPTEMBER 26, 1997, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED, THE SCOPE AND LIMITATION OF THE REVIEW UNDERTAKEN AND THE PROCEDURES FOLLOWED BY H&Q IS ATTACHED AS APPENDIX "B" TO THE PROXY STATEMENT. HHCA SHAREHOLDERS ARE ADVISED TO READ THE OPINION IN ITS ENTIRETY. Shareholders should note that the opinion was written for the information of the board of directors in connection with their evaluation of the Merger. No limitations were placed on H&Q by the board of directors of HHCA with respect to the investigation made or the procedures followed in preparing and rendering its opinion.

     In its review of the Merger, and in arriving at its opinion, H&Q, among other things: (i) reviewed the publicly available consolidated financial statements of HHCA for recent years and interim periods to date and certain other relevant financial and operating data of HHCA made available to H&Q from published sources and from the internal records of HHCA; (ii) reviewed certain internal financial and operating information, including projections, relating to HHCA provided by the management of HHCA; (iii) discussed with certain members of the management of HHCA the business, financial condition and prospects of HHCA;
(iv) reviewed the publicly available financial statements of USHO for recent years and interim periods to date and certain other relevant financial and operating data of USHO made available to H&Q from published sources and from the internal records of USHO; (v) reviewed certain internal financial and operating information, including certain projections, relating to USHO prepared by the management of USHO; (vi) discussed with certain members of the management of USHO the business, financial condition and prospects of USHO; (vii) reviewed the recent reported prices and trading activity for HHCA's and USHO's Common Stock and compared such information and certain financial information of HHCA and USHO with similar information for certain other companies engaged in businesses H&Q considered comparable to those of HHCA and USHO; (viii) reviewed the financial terms, to the extent publicly available, of certain comparable merger and acquisition transactions; (ix) reviewed the Merger Agreement; (x) discussed the tax and accounting treatment of the Merger with HHCA and HHCA's accountants; and
(xi) performed such other analysis and examinations and considered such other information, financial studies, analysis and investigations and financial, economic and market data H&Q deemed relevant.

     H&Q did not independently verify any of the information concerning HHCA or USHO considered in connection with its review of the Merger and, for purposes of its opinion, H&Q assumed and relied upon the accuracy and completeness of all such information distributed by both parties. In connection with its opinion, H&Q did not prepare or obtain any independent evaluation or appraisal of any of the assets or liabilities of HHCA or USHO, nor did it conduct a physical inspection of the properties and facilities of HHCA or USHO. H&Q also assumed that neither HHCA nor USHO was a party to any pending transactions, including external financings, recapitalizations or merger discussions, other than the Merger, certain potential strategic partnerships disclosed to H&Q and those in the ordinary course of conducting their respective businesses. For purposes of its opinion, H&Q assumed that the Merger will qualify as a tax-free reorganization under the Internal Revenue Code for the shareholders of HHCA and that the Merger will be accounted for as a pooling of interests. H&Q's opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date of the opinion and any subsequent change in such conditions would require a reevaluation of such opinion.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. The summary of the H&Q analysis set forth below does not purport to be a complete description of the presentation by H&Q to HHCA's board of directors. In arriving at its opinion, H&Q did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, H&Q believes that its analysis and the summary set forth below must be considered as a whole and that selecting portions of its analysis, without considering all analysis, or of the following summary, without considering all factors and analysis, could create an incomplete view of the processes underlying the analysis set forth in the H&Q presentation to the HHCA board of directors and its opinion. In performing its analysis, H&Q made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of HHCA and USHO. The analyses performed by H&Q (and summarized below) are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, analysis relating to the values of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be acquired.

     The following is a brief summary of certain financial analysis performed by H&Q in connection with providing its written opinion to HHCA's board of directors on September 26, 1997:

     Contribution Analysis. H&Q analyzed the contribution of HHCA and USHO to certain financial statement categories of the pro forma combined company, including revenue, earnings before interest, taxes, depreciation and amortization ("EBITDA"), and pre-tax income. This contribution analysis was then compared to the pro forma ownership percentage of HHCA and USHO shareholders of the pro forma combined company. H&Q examined the expected contributions to the combined company's pro forma revenues, pro forma EBITDA and pro forma pre-tax income by HHCA for fiscal 1998 (i.e., the four quarters ending June 30, 1998), derived from HHCA's internal projections, as well as published Wall Street estimates, and by USHO for the same period, derived from estimates provided by USHO, USHO's financial advisors and HHCA. H&Q observed that HHCA shareholders are expected to own approximately 77% of the combined company equity at the close of the Merger, and the USHO shareholders are expected to own approximately 23% of the combined company equity at the close of the Merger. In fiscal 1998, it is estimated that HHCA and USHO will contribute approximately 78% and 22%, respectively, of the combined pro forma revenues; approximately 78% and 22%, respectively, of the combined pro forma EBITDA; and approximately 74% and 26%, respectively, of the combined pro forma pre-tax income.

     Pro Forma Analysis. H&Q analyzed the pro forma impact of the proposed merger on HHCA's earnings per share ("EPS"), using published Wall Street estimates and internal estimates of EPS for HHCA in fiscal 1998. The analysis indicated that EPS of the pro forma combined company in fiscal 1998 would be higher than for HHCA as a stand-alone company in both cases. The actual results and savings achieved by the combined company resulting from the Merger may vary from the projected results and such variations may be material.

     Premium Analysis. H&Q compared the implied price per share of the offer based on a signing and an assumed announcement of September 26, 1997 to the last sale price of USHO Common Stock on both September 25, 1997 and August 28, 1997 (the twentieth trading day preceding the announcement of the proposed merger) to similar premiums for certain home healthcare transactions announced since January 1, 1995. H&Q analyzed five such public company to public company home healthcare transactions. H&Q observed that the average one-day premium and the twenty trading day premium paid in the selected five public company to public company home healthcare transactions was 24% and 37%, respectively. This compared with the proposed merger in which the one-day premium offered was 21% and the twenty trading day premium offered was 50%.

     Analysis of Publicly Traded Comparable Companies. H&Q compared selected historical and projected financial information of USHO to publicly traded companies H&Q deemed to be comparable to USHO. Such data and ratios included market value, market value to historical net income and price per share to projected EPS. H&Q also examined the ratio of enterprise value (market value plus debt less cash) to revenue, earnings before interest and taxes ("EBIT") and EBITDA. All multiples were based on closing stock prices on September 25, 1997. All forecasted data for such comparable companies were based on publicly available, independent estimates by selected investment banking firms. Companies used as comparables included selected home healthcare companies such as American HomePatient Inc., Apria Healthcare Group Inc., Healthcor Holdings Inc., Housecall Medical Resources Inc., Integrated Health Services Inc., Subsidiary Services Inc., Lincare Holdings Inc., Olsten Corp., Pediatric Services of America Inc., Staff Builders Inc. and Transworld Home Healthcare Inc. The foregoing multiples, including the multiples of HHCA and USHO were applied to annualized historical financial results of USHO for the six-month period ended June 30, 1997, as well as to projected financial results of USHO derived from projections provided by USHO and its financial advisors. H&Q determined that the average multiple of the last-twelve-months revenues for these companies (excluding high and low) was 1.1x. H&Q determined that, for the expected results for calendar year 1997, the average multiple of earnings for these companies (excluding high and low) was 15.0x. Based on the analysis of publicly traded comparable companies, USHO's implied equity value ranged from approximately $49 million to approximately $92 million. This compared with an implied equity value of $31 million of USHO in the Merger, based on the average ten day closing price of HHCA Common Stock three days before the signing of the Merger Agreement and the assumption of approximately $14 million in debt.

     Analysis of Selected Merger and Acquisition Transactions. H&Q compared the proposed merger with selected comparable merger and acquisition transactions. This analysis included 11 comparable home healthcare transactions. In examining these transactions, H&Q analyzed certain income statement and balance sheet parameters of USHO relative to the consideration offered. Multiples analyzed included consideration offered to historical revenue, to historical cash flow from operations, to historical earnings before depreciation, interest and taxes, to historical earnings before interest and taxes, to historical net cash flow from operations, to historical income and to historical book value. Selected transactions analyzed include RoTech Medical Corp./Integrated Health Services Inc. (Pending), Allied Medicare Ltd./Transworld Healthcare Inc., Omnicare PLC/Transworld Healthcare Inc., Healthfirst Inc./Housecall Medical Resources Inc., Health Management Inc./Counsel Corp., Quantum Health Resources Inc./Olsten Corp., First American Healthcare of Georgia Inc./Integrated Health Services Inc., Premier Medical Services Inc./ Pediatric Services of America Inc., In Home Health Inc./Manor Care Inc., ConPharma Home Healthcare Inc./American HomePatient Inc., and Abbey Healthcare Group Inc./Homedco Group Inc. The consideration offered in the foregoing transactions was an average multiple (excluding high and low) of 1.4 times revenue, 9.8 times EBITDA, 16.7 times earnings before interest and taxes and 32.6 times net income. Based on the analysis of selected merger and acquisition transactions, USHO's implied equity value ranged from approximately $59 million to $113 million. This compared with an implied equity value of $31 million of USHO in the Merger, based on the average ten day closing price of HHCA Common Stock three days before the signing of the Merger Agreement and the assumption of approximately $14 million in debt.

     No company or transaction used in the above analysis is identical to HHCA or USHO or the Merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values of the companies or company to which they are compared.

     The foregoing description of H&Q's opinion is qualified in its entirety by reference to the full text of such opinion which is attached as Appendix "B" to this Proxy Statement.

     H&Q, as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, strategic alliances, negotiated underwriting, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. H&Q is familiar with HHCA, having acted as managing underwriter of its initial public offering in November 1995. In the ordinary course of business, H&Q acts as a market maker and broker in the publicly traded securities of HHCA and receives customary compensation in connection therewith, and also provides research coverage for HHCA. In the ordinary course of business, H&Q actively trades in the equity securities of HHCA for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

     Pursuant to an engagement letter dated June 3, 1997, HHCA has agreed to pay H&Q a fee in connection with its services as financial advisor to the board of directors and the rendering of a fairness opinion. The fee in the amount of $250,000 with respect to the delivery of a fairness opinion is owed upon the delivery of such opinion, and will be netted against, and thus will reduce, any further fees payable by HHCA to H&Q under the engagement letter. The fee in the amount of $750,000 with respect to financial advisory services is owed upon the closing of the Merger and is not dependent upon the value of the transaction. HHCA also has agreed to reimburse H&Q for its reasonable out-of-pocket expenses and to indemnify H&Q against certain liabilities, including liabilities under the federal securities laws or relating to or arising out of H&Q's engagement as financial advisor.

EFFECTIVE TIME OF THE MERGER

     The Merger will become effective upon the filing of a Certificate of Merger as required under the NYBCL and the DGCL, or at such later time as is agreed by the parties and specified in the Certificate of Merger. The Merger Agreement requires the filing of the Certificate of Merger to be made no later than two business days after the satisfaction or waiver of the various conditions to the Merger set forth in the Merger Agreement or at such other time as may be agreed by USHO and HHCA. There can be, however, no assurance as to whether or when the Merger will occur. See "--Conditions to the Merger" and "-- Regulatory Approvals."

     The Merger Agreement provides that, if the Merger is not consummated on or before February 28, 1998, the Merger Agreement may be terminated by either party (provided such party is not in breach). See "-- Termination" and "-- Modification."

EXCHANGE PROCEDURE

     USHO and HHCA have designated [__________________] to act as Exchange Agent. Promptly after the Effective Time, each record holder of USHO Common Stock and USHO Preferred Stock will receive a letter of transmittal and instructions for use in effecting the surrender of such certificates for exchange. Upon surrender to the Exchange Agent of such certificates, based upon the procedures set forth in the Merger Agreement, the Exchange Agent will exchange such certificates for shares of HHCA Common Stock and pay to any record holder receiving HHCA Common Stock any payment due for a fractional share of HHCA Common Stock. No interest will be paid or accrued on the amounts payable upon surrender of stock certificates.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains various customary representations and warranties relating to, among other things, each of HHCA's and USHO's: (i) organization and similar corporate matters; (ii) authorization, execution, delivery, performance and enforceability of the Merger Agreement; (iii) capital structure and the ownership of their respective subsidiaries; (iv) other material investment interests; (v) conflicts under certificates of incorporation or bylaws or comparable organizational documents, required consents and approvals, and breaches of material contracts; (vi) compliance with material laws and regulations; (vii) documents filed by each of HHCA and USHO with the Commission and the accuracy of information contained therein; (viii) absence of certain material changes; (ix) litigation; (x) payment of taxes; (xi) employee benefit plans; (xii) absence of actions preventing the accounting for the Merger as a pooling of interests; (xiv) the use of brokers in arranging the Merger; and
(xv) third-party payment contracts.

CONDITIONS TO THE MERGER

     In addition to the approval and adoption of the Merger Agreement by the shareholders of HHCA and USHO, the obligations of HHCA, Subsidiary and USHO are subject to the satisfaction or, where permitted, waiver of certain conditions, including among others: (a) the effectiveness with the Commission of the registration statement covering the HHCA Common Stock to be issued in the Merger and no proceeding for a stop order suspending the effectiveness of such registration having been initiated by the Commission; (b) no statute, rule, order, decree or regulation shall have been enacted or promulgated by any governmental entity which prohibits the consummation of the Merger; (c) no order or injunction shall be in effect which precludes or restrains the consummation of the Merger; (d) any applicable waiting period under the HSR Act shall have expired or been terminated; (e) HHCA, Subsidiary and USHO shall have received a written opinion of counsel to HHCA dated as of the closing date to the effect that (i) the Merger will qualify as a reorganization under Section 368(a) of the Code and HHCA, Subsidiary and USHO will constitute parties to such reorganization and Merger Agreement, and (ii) the receipt of HHCA Common Stock by the shareholders of USHO in accordance with the Merger Agreement shall be nontaxable to such shareholders; (f) the transactions contemplated by the Merger Agreement shall be accounted for in the consolidated financial statements of HHCA and its subsidiaries as a pooling of interests; and (g) HHCA shall have listed with Nasdaq the HHCA Common Stock to be issued in connection with the Merger.

     The obligation of USHO to consummate the Merger are also subject to certain additional conditions, including among others that: (a) the representations and warranties of HHCA and Subsidiary contained in the Merger Agreement are correct in all material respects at and as of the closing date; (b) HHCA and Subsidiary have performed or complied in all material respects with all agreements, conditions and covenants required by the Merger Agreement to be performed or complied with by them on or before the Effective Time; (c) HHCA has satisfied USHO that, immediately prior to the Effective Time, HHCA will contribute sufficient funds to USHO for USHO to repay in full certain of its obligations;
(d) USHO has received an opinion, dated the closing date, from counsel to HHCA with respect to certain matters; (e) no action, suit or proceeding against USHO, HHCA or Subsidiary, relating to any transaction contemplated by the Merger Agreement has been threatened or instituted or is continuing which individually or in the aggregate would reasonably be expected to have a material adverse effect on USHO or HHCA; (f) no material adverse change has occurred in the condition (financial or otherwise), results of operations, business, properties, prospects, assets or liabilities of HHCA and its subsidiaries taken as a whole.

     The obligations of HHCA and Subsidiary to consummate the Merger are also subject to certain additional conditions, including among others that: (a) the representations and warranties of USHO and Subsidiary contained in the Merger Agreement are true and correct in all material respects on and as of the closing date; (b) USHO has performed or complied in all material respects with all agreements, conditions and covenants required by the Merger Agreement to be performed or complied by it on or before the closing date; (c) no material adverse change has occurred in the condition (financial or otherwise), results of operations, business, properties, prospects, assets or liabilities of USHO and its subsidiaries taken as a whole; (d) the aggregate number of shares of USHO Common Stock and USHO Preferred Stock held by USHO shareholders who assert dissenters and appraisal rights pursuant to the NYBCL does not equal or exceed five percent (5%) of the number of shares of USHO Common Stock outstanding on a fully diluted basis immediately prior to the Effective Time; (e) no action, suit or proceeding against USHO, HHCA or Subsidiary relating to any transactions contemplated by the Merger Agreement has been threatened or instituted or is continuing which individually or in the aggregate could reasonably be expected to have a material adverse effect on HHCA or USHO; (f) HHCA has received an opinion, dated as of the closing date, from counsel to USHO with respect to certain matters; and (g) all necessary regulatory approvals, licenses and permits required to consummate the Merger have been obtained and all statutory waiting periods in respect thereof have expired.

COVENANTS

     USHO has agreed that, among other things, prior to the Effective Time, except as agreed in writing by HHCA or as otherwise contemplated by the Merger Agreement, it will continue to conduct its business and that of its subsidiaries in the usual and ordinary course consistent with past practices and will use its reasonable commercial efforts to preserve intact its business organization and will maintain its existing relationships with customers and others having business relations with USHO. USHO further has agreed that until the Effective Time, except as agreed in writing by HHCA or as otherwise contemplated by the Merger Agreement, it will not do any of the following, among other things: (a) amend its or any subsidiary's Certificate of Incorporation or Bylaws; (b) declare, set aside or pay any dividend or other distribution with respect to USHO's capital stock or that of its subsidiaries, except for dividends payable in USHO Common Stock on outstanding shares of USHO Preferred Stock; (c) acquire any of USHO's capital stock (or rights of any kind to acquire any share of capital stock) or that of its subsidiaries; (d) issue or dispose of or encumber any of its or its subsidiaries' equity securities, other than shares of USHO Common Stock issued upon the exercise of certain options and warrants outstanding on the date of the Merger Agreement and other than shares of USHO Common Stock issued to directors pursuant to the Director Stock Fee Program of the Option Plan provided that any such shares are issued on or before the closing date; (e) split, combine or reclassify the outstanding capital stock of USHO or of its subsidiaries; or (f) amend or otherwise modify the terms of any rights, warrants or options with respect to USHO's or its subsidiaries' capital stock.

     In addition, USHO has agreed, among other things, that prior to the Effective Time, unless HHCA agrees in writing or otherwise is required or permitted by the Merger Agreement, neither it or any of its subsidiaries will:
(i) acquire or dispose of any assets, either by purchase, merger, consolidation, sale of shares in any of its subsidiaries or otherwise, except in the ordinary course of business; (ii) transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any assets, except in the ordinary course of business;
(iii) increase any compensation payable or to become payable by USHO or any of its subsidiaries to any of its officers, directors, key employees or consultants; (iv) adopt any new, or except as contemplated by the Merger Agreement, amend or otherwise increase, or accelerate the payment or vesting of the amounts payable or to become payable under any existing employee benefit plan, agreement or arrangement; (v) enter into or amend any employment or severance or consulting agreement with or, except in accordance with the existing policies of USHO or as required by applicable law, grant any severance or termination pay to any officer, director or employee of USHO or any of its subsidiaries; (vi) enter into any collective bargaining agreement; (vii) modify or terminate any of its material contracts or waive, release or assign any material rights or claims; (viii) incur or assume or modify any indebtedness; (ix) guarantee the obligations of any other person, other than immaterial amounts in the ordinary course of business consistent with past practice and other than for any subsidiary; (x) make any loans, advances or capital contributions to, or investments in (unless required by law) any other person (other than to wholly-owned subsidiaries of USHO); (xi) enter into any material commitment or transaction; (xii) change any of the accounting methods, practices or policies used by it unless required by generally accepted accounting principles; (xiii) make any new capital expenditures in excess of $50,000 in the aggregate; or (xiv) make any tax election (unless required by law) or settle any income tax liability.

     HHCA and USHO each have agreed to use all reasonable efforts to cause the Merger to qualify, and to not take, and to use all reasonable efforts to prevent any affiliate from taking, any actions which could prevent the Merger from qualifying as a reorganization within the provisions of Section 368(a) of the Code.

     Both HHCA and USHO have agreed (i) to cooperate in the prompt preparation and filing of certain documents under federal and state securities laws and with applicable government entities (ii) to use all reasonable efforts to obtain and deliver to each other certain letters from "affiliates," as such term is defined under Rule 145 of the Securities Act and (iii) to indemnify each other in certain circumstances.

     HHCA has agreed to file after the closing date a registration statement on Form S-8 covering the HHCA Common Stock issuable pursuant to Employee Stock Options assumed by HHCA and to list the HHCA Common Stock to be issued in the Merger on Nasdaq.

     Nonsolicitation. USHO has agreed that as of September 26, 1997 it and its representatives shall cease any ongoing negotiations with third parties who desire to acquire a substantial amount of assets of USHO or any of its subsidiaries or over 20% of any class of equity securities of USHO or its subsidiaries (a "Takeover Proposal"). Furthermore, USHO has agreed not to permit its officers, directors, employees or other representatives to solicit or encourage or furnish information in connection with a Takeover Proposal or participate in any discussions regarding a Takeover Proposal. However, if at any time prior to the Effective Time, the board of directors of USHO determines in good faith, after receiving advice from outside legal counsel, that failure to solicit or negotiate any Takeover Proposal would reasonably be expected to cause the USHO board of directors to violate its fiduciary duties to USHO's shareholders under applicable law, USHO may, in response to an unsolicited Takeover Proposal, furnish information with respect to USHO to any person pursuant to a confidentiality agreement and participate in negotiations regarding such Takeover Proposal.

     USHO has further agreed that its board of directors will not withdraw or modify, in a manner adverse to HHCA, its approval of the Merger Agreement or the Merger, approve or recommend any Takeover Proposal, or cause USHO to enter into any agreement with respect to any Takeover Proposal. Notwithstanding the foregoing, if prior to the Effective Time the board of directors of USHO determines in good faith, after receiving advice from outside legal counsel, that failure to do so would reasonably be expected to cause the board of directors to violate its fiduciary duties, the board of directors may withdraw or modify its approval or recommendation of the Merger Agreement and the Merger, approve or recommend any bona fide Takeover Proposal to acquire more than 50% of USHO Common Stock or all or substantially all the assets of HHCA and its subsidiaries taken as a whole on terms which the board of directors of USHO determines to be more favorable to USHO's shareholders than the Merger (a "Superior Proposal") or cause USHO to enter into an agreement with respect to a Superior Proposal, but only after written notice to HHCA.


TERMINATION

     The Merger Agreement provides that the Merger Agreement may be terminated and the Merger abandoned (either before or after approvals or authorizations by the shareholders of USHO) at any time prior to the Effective Time: (a) by mutual written consent of the boards of directors of both HHCA and USHO; (b) by either HHCA or USHO if any governmental entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting consummation of the Merger and such order, decree or ruling or other action shall have become final and nonappealable; (c) by either HHCA or USHO if the Merger shall not have been consummated by February 28, 1998 and such party's failure to perform any of its obligations under this Agreement has not been the cause of, or resulted in, the failure of the Merger to occur on or before such date; (d) by HHCA or Subsidiary if USHO breaches any representation, warranty, covenant or other agreement contained in the Merger Agreement, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice to USHO and which, individually or in the aggregate, has had or could reasonably be expected to have, a material adverse effect on USHO; (e) by USHO if Subsidiary or HHCA breaches any representation, warranty, covenant or other agreement contained in the Merger Agreement, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice to HHCA or Subsidiary, as applicable, and which individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect on HHCA; (f) by HHCA or Subsidiary if USHO's board of directors shall have withdrawn, modified or amended in any respect its recommendation of the Merger or shall have approved or recommended a Superior Proposal, or shall have entered into an agreement with a third party with respect to any Takeover Proposal or Superior Proposal, or the board of directors of USHO or any committee thereof shall have resolved to take any of the foregoing actions; or (g) by USHO in connection with entering into an agreement for a Superior Proposal.

EXPENSES

     The Merger Agreement provides that, except as provided below, if the Merger is not consummated, for any reason whatsoever, each party is required to pay its own expenses, except that certain printing costs would be shared equally by HHCA and USHO. If the Merger Agreement is terminated by HHCA or Subsidiary because USHO's board of directors has modified its recommendation of the Merger, approved a Superior Proposal, or entered into an agreement relating to a Takeover Proposal or a Superior Proposal, or if prior to such termination USHO breaches the covenants against solicitation contained in the Merger Agreement, then USHO is required to pay to HHCA $1,000,000 on the date which is the earlier to occur of (i) the date on which USHO consummates a transaction which is the subject of a Superior Proposal or a Takeover Proposal, or (ii) the date which is six months after the Merger Agreement is terminated. If the Merger Agreement is terminated or the Merger is not consummated as a result of the failure by USHO to obtain its shareholders' approval, then USHO is required to pay to HHCA an amount equal to HHCA's expenses. If the Merger Agreement is terminated or the Merger is not consummated as a result of the failure of Deloitte & Touche to deliver the opinion required by the Merger Agreement or a determination by the Commission that the Merger does not qualify to be accounted for in the consolidated financial statements of HHCA and its subsidiaries as a pooling transaction and such failure or determination is attributable to matters relating to USHO, then USHO is required to pay to HHCA an amount equal to HHCA's expenses. If the Merger Agreement is terminated or the Merger is not consummated as a result of the failure by HHCA to obtain its shareholders' approval, then HHCA is required to pay to USHO an amount equal to USHO's expenses. If the Merger Agreement is terminated or the Merger is not consummated as a result of the failure of Coopers & Lybrand to deliver the opinion required by the Merger Agreement or a determination by the Commission that the Merger does not qualify to be accounted for in the consolidated financial statements of HHCA and its subsidiaries as a pooling transaction and such failure or determination is attributable to matters relating to HHCA, then HHCA is required to pay to USHO an amount equal to USHO's expenses. If expenses incurred by USHO in connection with the Merger, including the aggregate premium cost to maintain USHO's existing officers' and directors' liability insurance ("D&O Insurance") for three years after the Effective Time, exceed $1,500,000, the aggregate number of shares of HHCA Common Stock issuable in the Merger will be reduced. See "-- Aggregate Number of Shares Issuable in the Merger."

MODIFICATION

     The Merger Agreement may be amended by HHCA, Subsidiary and USHO (including, without limitation, any extension of the February 28, 1998 outside date for completion of the Merger, or amendments with respect to the structure of the Merger), by action taken by or on behalf of their respective boards of directors, at any time before or after approval of the Merger Agreement by the shareholders of USHO, provided, however, that after approval by USHO's shareholders no amendment may be made that reduces the amount or changes the form of the consideration to be delivered to such party's shareholders as contemplated by the Merger Agreement.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain directors and officers of USHO have interests in the Merger in addition to their interests solely as shareholders of USHO, as described below.

     Indemnification. Under the Merger Agreement, HHCA has agreed that all rights to indemnification existing in favor of directors, officers or employees of USHO as provided in the USHO Certificate of Incorporation or USHO Bylaws, with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of three years from the Effective Time. For a period of three years after the Effective Time, to the fullest extent permitted by law, HHCA guarantees USHO's performance of its obligations described in the prior sentence. If HHCA or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, in such case, proper provision shall be made so that the successors and assigns of HHCA assume the obligations set forth above.

     In addition, the Merger Agreement provides that HHCA shall maintain directors' and officers' liability insurance ("D&O Insurance") equivalent to USHO's current D&O Insurance for a period of three years after the Effective Time; provided, that HHCA may substitute policies of substantially equivalent coverage and amounts containing terms no less favorable to such former directors or officers. In the event the existing D&O Insurance expires, is terminated or canceled during such period, HHCA will use all reasonable efforts to obtain substantially similar D&O Insurance; but in no event will HHCA be required to pay aggregate premiums for insurance in excess of the amount included in Expenses.

     Employment Arrangements. Pursuant to the terms of a letter agreement entered into by USHO and Clifford G. Johnson, Chief Financial Officer of USHO, in the event USHO terminates Mr. Johnson's services for any reason other than "just cause" within 18 months following a transaction in which a majority of the outstanding shares of USHO Common Stock are exchanged for securities of another entity, Mr. Johnson is entitled to receive, as severance, an amount equal to 50% of his then annual salary, paid bi-weekly in equal installments over six months.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Consummation of the Merger is conditioned upon there being delivered an opinion of Blank Rome Comisky & McCauley, counsel to HHCA, that for federal income tax purposes, under current law, assuming that the Merger and related transactions will take place as described in the Merger Agreement, among other things, the Merger will constitute a reorganization within the meaning of
Section 368(a) of the Code, and HHCA and USHO will each be a party to the reorganization within the meaning of Section 368(b) of the Code. In that case, in the opinion of Blank Rome Comisky & McCauley, no gain or loss will be recognized by HHCA or USHO in the Merger.

     The above discussion is based on currently existing provisions of the Code, Treasury Regulations thereunder, administrative rulings and court decisions.
All of the foregoing are subject to change and any such change can affect the continuing validity of this discussion.

REGULATORY APPROVALS

     Under the HSR Act and the rules promulgated thereunder by the FTC, the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and Antitrust Division of the Department of Justice (the "Antitrust Division"), and specified waiting period requirements have been satisfied. USHO and HHCA intend to file premerger notification forms with the FTC and the Antitrust Division.

     The waiting period under the HSR Act for USHO and HHCA will terminate 30 days after the filing date unless the period is terminated at an earlier date pursuant to USHO's and HHCA's request for early termination of the waiting period. If USHO or HHCA receives a request for additional information from the FTC or the Antitrust Division prior to the expiration of the waiting period, the period will terminate 20 days after USHO and HHCA have substantially complied with the request.

     At any time before or after the Effective Time, the Department of Justice, the FTC or a private person or entity could seek under the antitrust laws, among other things, to enjoin the Merger or to cause USHO to divest itself, in whole or in part, of its businesses. There can be no assurance that a challenge to the Merger will not be made or that, if such a challenge is made, USHO will prevail. The obligations of USHO and HHCA to consummate the Merger are subject to the condition that there be no temporary restraining order, preliminary or permanent injunction or other order by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger. Each party has agreed to use reasonable efforts to have any such injunction or order lifted. See "-- Conditions to the Merger" and "-- Termination."

     Under the health care laws and regulations of the State of New York, HHCA must obtain the approval of the Public Health Council of the State of New York (the "Public Health Council") in connection with the proposed Merger and the related change in control of the home health agencies operated by USHO in New York. On September 30, 1997, HHCA filed an application with the Public Health Council seeking such approval. It is not anticipated, however, that the review process will be completed and such approval obtained prior to the consummation of the Merger. The failure to obtain the required approval from the Public Health Council could have a material adverse effect on HHCA's business, financial condition or results of operations.

RESALES OF HHCA COMMON STOCK

     HHCA Common Stock to be issued in the Merger has been registered under the Securities Act, and will be freely transferable, except for shares thereof issued to persons, including directors and executive officers of USHO, who may be deemed to be "Affiliates" of USHO, as such term is defined in Rule 145 under the Securities Act. "Affiliates" are generally defined as persons who control, are controlled by, or are under common control with USHO at the time of the Merger (generally, directors, certain executive officers and major shareholders). Affiliates of USHO may not sell their shares of HHCA Common Stock acquired in connection with the Merger, except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 or another applicable exemption from the registration requirements of Securities Act. In general, under Rule 145, for one year following the Effective Time, an Affiliate (together with certain related persons) would be entitled to sell shares of HHCA Common Stock acquired in connection with the Merger only through unsolicited "brokers' transactions" or in transactions directly with a "market maker," as such terms are defined in Rule 144 under the Securities Act. Additionally, during such one-year period the number of shares to be sold by an Affiliate (together with certain related persons and certain persons acting in concert) within any three-month period for purposes of Rule 145 may not exceed the greater of (i) 1% of the outstanding shares of HHCA Common Stock or (ii) the average weekly trading volume of HHCA Common Stock during the four calendar weeks preceding such sale. The resale provisions of Rule 145 will remain available to Affiliates only if HHCA remains current with its information filings with the Commission under the Exchange Act. One year after the Effective Time, an Affiliate will be able to sell such HHCA Common Stock without such manner of sale and volume limitations if HHCA is current with its Exchange Act information filings and such Affiliate is not then an Affiliate of HHCA. Two years after the Effective Time, an Affiliate of USHO who is not then an Affiliate of HHCA will be able to sell such shares of HHCA Common Stock without any restrictions so long as such Affiliate has not been an Affiliate of HHCA for at least three months prior thereto.

     It is a condition to the consummation of the Merger that HHCA shall have obtained from Affiliates of USHO a written undertaking to the effect (i) that no sale, transfer or other disposition of HHCA Common Stock will be made of any shares of HHCA Common Stock received in the Merger except in compliance with the provisions of Rule 145 under the Securities Act and (ii) that no sale, transfer or other disposition of HHCA Common Stock will be made within 30 days prior to the Effective Time or thereafter until publication of financial results that include at least 30 days of post-merger combined operations of USHO and HHCA. See "-- Covenants" and "-- Accounting Treatment." This Proxy Statement does not cover resales of HHCA Common Stock received by any person who may be deemed an Affiliate of USHO.

ACCOUNTING TREATMENT

     The Merger is intended to qualify as a pooling of interests for accounting and financial reporting purposes. Consummation of the Merger is conditioned upon the Merger qualifying as a pooling of interests transaction under generally accepted accounting principles. See "-- Covenants." Under the pooling of interests accounting method, (i) the recorded historical cost basis of the assets and liabilities of USHO will be carried forward to the operations of HHCA after the Effective Time of the Merger, generally at their recorded amounts and
(ii) financial statements of HHCA issued subsequent to the consummation of the Merger will be restated to include the combined financial position, results of operations and cash flows for USHO and HHCA for all periods presented therein. Under guidelines published by the Commission, the sale or other disposition of USHO Common Stock by an Affiliate of USHO within 30 days prior to the Effective Time or the sale or other disposition of USHO Common Stock thereafter prior to the publication of financial results that include at least 30 days of post-merger combined operations of USHO and HHCA could preclude pooling of interests accounting treatment of the Merger. See "--Accounting Treatment" and "--Resale of HHCA's Common Stock."

OPERATIONS AND MANAGEMENT OF USHO AFTER THE MERGER.

     Following the Effective Time, USHO will be a wholly-owned subsidiary of HHCA, and all of USHO's subsidiaries and affiliates will be indirect subsidiaries and affiliates of HHCA. HHCA will continue its operations as prior to the Merger and will continue to be managed by the same board of directors and executive officers. After the Effective Time USHO will be managed by a board of directors and executive officers selected by HHCA.

                        SELECTED FINANCIAL INFORMATION

USHO

     The following selected consolidated financial information has been derived from the historical consolidated financial statements of USHO. This information should be read in conjunction with USHO's consolidated financial statements and notes thereto, and other financial information incorporated by reference into this Proxy Statement.


                                                                                                          SIX MONTHS
                                                                                                            ENDED
                                                                    YEAR ENDED DECEMBER 31,                JUNE 30,
                                                  -----------------------------------------------------  ----------
                                                   1992     1993       1994       1995        1996          1997
                                                  -------  -------- -------- ---------- ---------------  ----------
                                                           (in thousands, except per share data)         (unaudited)
CONSOLIDATED STATEMENT OF OPERATIONS DATA: (1)
Net revenues...................................... $58,992  $62,637  $ 56,351   $56,450   $ 56,483         $ 27,730
Operating costs and expenses......................
   Patient care................................... 34,203    42,016    38,295    37,605     39,213           16,715
   General and administrative..................... 16,099    25,436    27,382    18,607     19,016            7,827
   Depreciation and amortization..................  1,688     5,166     4,875     2,208      1,943              729
   Interest.......................................      -     1,398     1,423       870      1,092              468
   Restructuring and other nonrecurring charges...      -         -     7,650         -      3,619                -
   Provision for litigation settlement (2)........      -         -     2,000         -          -                -
                                                   ------   -------  --------   -------    -------        ---------
Total operating costs and expenses................ 51,990    74,016    81,625    59,290     64,883           25,739
                                                   ------   -------  --------   -------    -------        ---------
Income (loss) from continuing operations before
  income taxes....................................  7,002   (11,379)  (25,274)   (2,840)    (8,400)           1,991
   Provision (benefit) for income taxes...........  3,170    (3,606)     (219)      154        150               75
                                                   ------   -------  --------   -------    -------        ---------
Income (loss) from continuing operations..........  3,832    (7,773)  (25,055)   (2,994)    (8,550)           1,916
Discontinued operations, net of tax:
 Income (loss) from IV therapy business...........    268       637    (1,710)    1,196     (1,464)               -
 Loss on disposal of IV therapy business..........      -         -         -         -    (13,779)               -
                                                   ------   -------  --------   -------    -------        ---------
Net income (loss)................................. $4,100   $(7,136) $(26,765)  $(1,798)  $(23,793)        $  1,916
                                                   ======   =======  ========   =======   ========        =========
Net income (loss) per common and common
   equivalent share from continuing operations(3).   0.48    $(0.94)   $(3.04)   $(0.37)    $(0.96)          $ 0.17
                                                   ======   =======  ========   =======   ========        =========
Net income (loss) per common and common
   equivalent share (3)...........................  $0.51    $(0.87)   $(3.25)   $(0.22)    $(2.68)           $0.17
                                                   ======   =======  ========   =======   ========        =========
Weighted average common and common
 equivalent shares outstanding (3)................  8,020     8,244     8,247     8,180      8,868           11,409
                                                   ======   =======  ========   =======   ========        =========

                                                                     DECEMBER 31,                          JUNE 30,
                                                  ------------------------------------------------       ----------
                                                  1992      1993       1994      1995     1996                1997
                                                  -------- -------   ---------  --------  --------       ----------
                                                                             (in thousands)              (unaudited)
CONSOLIDATED BALANCE SHEET DATA:
Working capital (deficit) (4).....................$25,145  $19,338   $ (6,547)  $ 8,186   $ (3,511)      $ (7,628)
Total assets...................................... 67,710   64,662     43,681    38,441     15,545         12,698
Long-term debt and capital lease obligations, less
  current portion (4)............................. 11,495   17,561      9,282    12,524      7,983              -
Total shareholders' equity (deficit).............. 40,544   33,408      8,593    15,915     (7,055)        (4,760)

___________________
(1) On October 31, 1996 (effective October 1, 1996), USHO completed the sale of certain assets (not including accounts receivable) of its infusion therapy ("IV") business. For all periods reported, the IV therapy business has been treated as a discontinued operation. Additionally, the manner of presentation of certain other amounts in USHO's consolidated statement of operations has been reformatted for all periods presented to HHCA's basis of presentation for comparative purposes.

(2) Represents the portion of the settlement of a class action suit paid by USHO.

(3) Net income (loss) per common and common equivalent share and weighted average common and common equivalent shares outstanding for 1992 through 1996 were calculated without respect to common stock equivalents for these periods as the effect of their inclusion in the calculation of net loss per common and common equivalent share is anti-dilutive or the results were identical. The fully diluted net income per common and common equivalent share and weighted average common and common equivalent shares outstanding for the six months ended June 30, 1997 were $0.10 and 18,692 shares, respectively, after giving effect to common stock equivalents.

(4) As of June 30, 1997, approximately $7.9 million of long-term debt due January 2, 1998 was classified as currently payable. Such amount is expected to be refinanced on a long-term basis by HHCA in connection with the Merger. See "Unaudited Pro Forma Consolidated Financial Statements."

HHCA

     The following selected consolidated financial information has been derived from the historical consolidated financial statements of HHCA. This information should be read in conjunction with HHCA's consolidated financial statements and notes thereto, and other financial information incorporated by reference into this Proxy Statement. The selected pro forma consolidated financial information presents the combined results of operations and balance sheets of HHCA and USHO as of and for the fiscal year ended June 30, 1997. This pro forma information should be read in conjunction with the Unaudited Pro Forma Consolidated Financial Statements and notes thereto included elsewhere in this Proxy Statement.


                                                           YEAR ENDED JUNE 30,
                                                  -----------------------------------------------------
                                                                                                        PRO FORMA
                                                                                                          YEAR
                                                                                                          ENDED
                                                                                                         JUNE 30,
                                                   1993       1994       1995        1996       1997     1997 (1)
                                                  -------    -------   --------    -------    --------  ----------
                                                          (in thousands, except per share data)         (unaudited)
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Net revenues..................................   $42,177    $46,706    $64,149    $95,878     $150,232   $204,767
Operating costs and expenses:
   Patient care...............................    18,205     21,761     32,378     46,212       71,818    107,760
   General and administrative.................    19,732     21,272     26,245     36,100       54,254     70,085
   Provision for doubtful accounts.............    1,268      1,316      1,727      3,464        8,431      9,136
   Depreciation...............................       491        450        553        899        1,524      2,323
   Amortization...............................       286        148        244      1,021        2,346      3,192
   Interest, net..............................       471        802      1,451      1,579        3,849      5,824
   Merger, restructuring and
     other nonrecurring charges...............         -          -          -        913        3,009      6,628
                                                 -------  ---------  ---------  ---------  -----------  -----------
Total operating costs and expenses............    40,453     45,749     62,598     90,188      145,231    204,948
                                                 -------  ---------  ---------  ---------  -----------  -----------
Income (loss) from operations.................     1,724        957      1,551      5,690        5,001       (181)
   Provision for income taxes.................       830        646        793      2,396        2,187      2,355
                                                 -------  ---------  ---------  ---------  -----------  -----------
Income (loss) before extraordinary item
 and change in accounting.....................       894        311        758      3,294        2,814     (2,536)
   Extraordinary item.........................         -          -          -      1,161            -          -
                                                 -------  ---------  ---------  ---------  -----------  -----------
Income (loss) before change in accounting.....       894        311        758      2,133        2,814     (2,536)
   Change in accounting.......................         -        244          -          -            -          -
                                                 -------  ---------  ---------  ---------  -----------  -----------
Net income (loss)                                  $ 894      $ 555      $ 758    $ 2,133     $  2,814   $ (2,536)
                                                 =======  =========  =========  =========  ===========  ===========
Net income (loss) available to common and
 common equivalent shareholders (2)...........     $ 766      $ 456      $ 635    $ 1,229    $  2,808    $ (2,542)
                                                 =======  =========  =========  =========  ===========  ===========
Net income (loss) per common and common
 equivalent share.............................     $0.22      $0.13      $0.17     $ 0.18      $ 0.32      ($0.26)
                                                 =======  =========  =========  =========  ===========  =========
Weighted average common and common
 equivalent shares outstanding................     3,550      3,572      3,676      6,653       8,673       9,926
                                                 =======  =========  =========  =========  ===========  =========

                                                                        JUNE 30,                  PRO FORMA
                                                  ----------------------------------------------  ---------
                                                                                                   JUNE 30,
                                                  1993      1994      1995      1996     1997      1997(3)
                                                  ------  -------  --------  --------  --------  ----------
                                                                      (in thousands)             (unaudited)
CONSOLIDATED BALANCE SHEET DATA:
Working capital.................................  $ 9,491 $11,201  $12,059  $20,346   $ 43,204    $ 30,576
Total assets....................................   17,731  20,745   34,572   69,975    153,263     165,961
Long-term debt and capital lease
 obligations, less current portion............      2,921   7,664   14,264   16,287     78,793      78,793
Redeemable stock................................    2,931   2,991    3,555    1,744          -           -
Total shareholders' equity......................  $ 2,740 $ 3,275  $ 4,938  $37,648   $ 50,572    $ 33,812

_____________________
(1) Gives effect to the Merger as if it occurred as of July 1, 1996. See "Unaudited Pro Forma Consolidated Financial Statements."

(2) Net income available to common and common equivalent shareholders is reduced by dividends on preferred stock for all fiscal years presented and the write-off of a discount on preferred stock of approximately $787,000 in fiscal 1996 in connection with bridge financing related to an acquisition.

(3) Gives effect to the Merger as if it occurred on June 30, 1997. See "Unaudited Pro Forma Consolidated Financial Statements."

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     The following unaudited pro forma consolidated financial statements are presented assuming the Merger has been consummated and accounted for as a pooling of interests. The pro forma consolidated data is based on the separate historical consolidated financial statements of HHCA and USHO giving effect to the transactions on the basis of the assumptions and adjustments outlined in the accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.

     The Unaudited Pro Forma Consolidated Statements of Operations for the years ended June 30, 1995, 1996 and 1997 reflect the consolidated operations of HHCA and USHO as if the Merger had occurred as of July 1, 1994. The Unaudited Pro Forma Consolidated Balance Sheets at June 30, 1997 reflect the accounts of HHCA and USHO as if the Merger had occurred on June 30, 1997.

     The Unaudited Pro Forma Consolidated Financial Statements do not purport to represent what the actual results of operations or financial condition of HHCA would have been had the Merger occurred as of such dates, or to project HHCA's results of operations or financial condition for any period or date, nor does it give effect to any matters other than those described in the notes thereto. The Unaudited Pro Forma Consolidated Financial Statements and notes thereto should be read in conjunction with the separate audited consolidated financial statements of HHCA and USHO incorporated by reference in this Proxy Statement.

           HOME HEALTH CORPORATION OF AMERICA, INC. AND SUBSIDIARIES
                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS
                              AS OF JUNE 30, 1997
                                (IN THOUSANDS)

                                                           HHCA (1)   USHO (2)        ADJUSTMENTS        COMBINED
                                                          ---------- ---------       -------------      ----------
                    ASSETS
Current assets:
   Cash and cash equivalents.............................  $    464   $    317        $         -        $    781
   Accounts receivable, net..............................    56,410      7,103                  -          63,513
   Inventories, net......................................     3,262          -                  -           3,262
   Prepaid expenses and other............................     2,018      1,324                  -           3,342
   Income taxes receivable...............................       593          -                  -             593
   Deferred income taxes.................................     1,973          -                  -           1,973
                                                          ---------- ---------       -------------      ----------
        Total current assets.............................    64,720      8,744                  -          73,464
Property and equipment, net..............................    18,261        992                  -          19,253
Goodwill, net............................................    68,202      1,539                  -          69,741
Other assets, net........................................     2,080      1,423                  -           3,503
                                                          ---------- ---------       -------------      ----------
        Total assets.....................................  $153,263   $ 12,698        $         -        $165,961
                                                          ========== =========       =============      ==========

LIABILITIES

Current liabilities:
   Current maturities of long-term debt..................  $  6,263   $  7,864 (3)    $         -        $ 14,127
   Accounts payable......................................     5,705      2,571                  -           8,276
   Accrued salaries......................................     4,788      1,788                  -           6,576
   Other accrued expenses................................     4,760      2,162                  -           6,922
   Reserve for restructuring and other
    nonrecurring charges.................................         -      1,987              2,500 (4)       4,487
                                                          ---------- ---------       -------------      ----------
        Total current liabilities........................    21,516     16,372              2,500          40,388
Long-term debt, net......................................    78,793          -                  -          78,793
Other non-current liabilities                                 1,109      1,086                  -           2,195
Deferred income taxes....................................     1,273          -                  -           1,273
                                                          ---------- ---------       -------------      ----------
        Total liabilities................................   102,691     17,458              2,500         122,649

STOCKHOLDER'S EQUITY  (DEFICIT)
Common Stock, $0.01 par value............................         -        100               (100) (5)          -
Common stock, no par value...............................    43,927          -             45,724  (5)     89,651
Preferred stock..........................................         -        328               (328) (5)          -
Additional paid-in capital...............................         -     45,296            (45,296) (5)          -
Retained earnings (deficit)..............................     6,645    (50,484)            (2,500) (4)    (46,339)
                                                          ---------- ---------       -------------      ----------
        Total shareholders' equity (deficit).............    50,572     (4,760)            (2,500)         43,312
                                                          ---------- ---------       -------------      ----------
        Total liabilities and shareholders'
        equity  (deficit)................................  $153,263   $ 12,698        $         -        $165,961
                                                          ========== =========       =============      ==========

      See notes to Unaudited Pro Forma Consolidated Financial Statements.

           HOME HEALTH CORPORATION OF AMERICA, INC. AND SUBSIDIARIES

           Unaudited Pro Forma Consolidated Statements of Operations
                       for the year ended June 30, 1997
                     (in thousands, except per share data)

                                                              HHCA      USHO(6)    Adjustments       Combined
                                                             --------   -------    -----------       --------
Net revenues...............................................  $150,232   $54,535     $       -        $204,767

Operating costs and expenses:

   Patient care............................................    71,818    35,942             -         107,760
   General and administrative..............................    54,254    16,809          (978)  (7)    70,085
   Provision for doubtful accounts.........................     8,431       705             -           9,136
   Depreciation............................................     1,524       799             -           2,323
   Amortization............................................     2,346       846             -           3,192
   Interest, net...........................................     3,849       997           978   (7)     5,824
Merger, restructuring and other  nonrecurring charges......     3,009     3,619             -   (8)     6,628
                                                             --------   -------    -----------       --------
   Total operating costs  and expenses.....................   145,231    59,717             -         204,948
                                                             --------   -------    -----------       --------
Income (loss) before income taxes..........................     5,001    (5,182)            -            (181)
Provision for income taxes.................................     2,187       168             -           2,355
                                                             --------   -------    -----------       --------
Income (loss) from continuing operations...................  $  2,814   $(5,350)    $       -        $ (2,536)
                                                             ========   =======    ===========       ========
Per share data:

Income (loss) from continuing operations available to
   common shareholders.....................................  $  2,808                                $ (2,542)
                                                             ========                                ========
Earnings (loss) per share from continuing operations.......     $0.32                                  $(0.26)
                                                             ========                                ========
Weighted average common and common equivalent
   shares outstanding......................................     8,673                                   9.926  (9)
                                                             ========                                ========

      See notes to Unaudited Pro Forma Consolidated Financial Statements.

           HOME HEALTH CORPORATION OF AMERICA, INC. AND SUBSIDIARIES

           Unaudited Pro Forma Consolidated Statements of Operations
                       for the year ended June 30, 1996
                     (in thousands, except per share data)

                                                                HHCA   USHO (7)   ADJUSTMENTS        COMBINED
                                                              -------  --------   -----------        --------
Net revenues...............................................   $95,878  $ 55,607   $         -        $151,485

Operating costs and expenses:

   Patient care............................................    46,212    36,144             -          82,356
   General and administrative..............................    36,100    17,499        (1,235)  (7)    52,364
   Provision for doubtful accounts.........................     3,464     1,146             -           4,610
   Depreciation............................................       899       957             -           1,856
   Amortization............................................     1,021     1,114             -           2,135
   Interest, net...........................................     1,579     1,163         1,235   (7)     3,977
   Bridge financing........................................       913         -             -             913
                                                              -------  --------   -----------        --------
     Total operating costs and expenses....................    90,188    58,023             -         148,211
                                                              -------  --------   -----------        --------
Income (loss) before income taxes..........................     5,690    (2,416)            -           3,274
Provision for income taxes.................................     2,396       211             -           2,607
                                                              -------  --------   -----------        --------
Income (loss) from continuing operations...................   $ 3,294   ($2,627)  $         -        $    667
                                                              =======  ========   ===========        ========

Per share data:

Income (loss) from continuing operations available
   to common shareholders..................................    $2,390                                  $ (237)
                                                              =======                                ========
Earnings (loss) per share from continuing operations.......     $0.36                                  $(0.03)
                                                              =======                                ========
Weighted average common  and common equivalent
   shares outstanding......................................     6,653                                   7,786  (9)
                                                              =======                                ========

      See notes to Unaudited Pro Forma Consolidated Financial Statements.

           HOME HEALTH CORPORATION OF AMERICA, INC. AND SUBSIDIARIES

           Unaudited Pro Forma Consolidated Statements of Operations
                       for the year ended June 30, 1995
                     (in thousands, except per share data)

                                                             HHCA         USHO (6)      Adjustments         Combined
                                                            --------      --------      -----------         --------
Net revenues.............................................    $64,149      $ 54,585      $         -         $118,734

Operating costs and expenses:

   Patient care..........................................     32,378        36,139                -           68,517
   General and administrative............................     26,245        23,823           (1,260)  (7)     48,808
   Provision for doubtful accounts.......................      1,727         1,229                -            2,956
   Depreciation..........................................        553         1,238                -            1,791
   Amortization..........................................        244         1,181                -            1,425
   Interest, net.........................................      1,451         1,338            1,260   (7)      4,049
   Restructuring charges.................................          -         7,650                -            7,650
                                                            --------      --------      -----------         --------
        Total operating costs and expenses...............     62,598        72,598                -          135,196
                                                            --------      --------      -----------         --------
Income (loss) before income taxes........................      1,551       (18,013)               -          (16,462)
Provision for income taxes...............................        793           171                -              964
                                                            --------      --------      -----------         --------
Income (loss) from continuing operations.................    $   758      $(18,184)     $         -         $(17,426)
                                                            ========      ========      ===========         ========

Per share data:

Income (loss) from continuing operations available
   to common shareholders................................     $  635                                        $(17,549)
                                                            ========                                        ========

Earnings (loss) per share from  continuing
   operations............................................      $0.17                                        $  (3.78)
                                                            ========                                        ========

Weighted average common and common
   equivalent shares  outstanding........................      3,676                                           4,645  (9)
                                                            ========                                        ========

      See notes to unaudited pro forma consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

PRO FORMA CONSOLIDATED BALANCE SHEETS

(1)  Represents HHCA's consolidated  balance sheet at June 30, 1997.

(2) Represents the unaudited consolidated balance sheet of USHO at June 30, 1997.

(3) In connection with the Merger, HHCA is required to refinance USHO's bank debt outstanding on the Effective Time. Such debt is expected to be refinanced on a long-term basis by HHCA; however, it is classified as a current liability in the pro forma balance sheet as it is due on January 2, 1998.

(4) Represents estimated Merger costs resulting from the proposed transaction, net of income tax.

(5) Reflects the assumed conversion of USHO Preferred Stock and USHO Common Stock into shares of HHCA Common Stock.

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(6) Represents the unaudited consolidated results of operations of USHO, grouped for comparative purposes to a twelve month fiscal period ended June 30 for all periods presented. The proposed Merger was accounted for as a pooling of interests in the pro forma consolidated statements of operations.

(7) To conform accounting presentation, service fees recorded by USHO associated with certain financing activities were reclassified to interest expense.

(8) Estimated transaction costs resulting from this proposed Merger of approximately $2.5 million, net of income tax, have not been reflected.

(9) Reflects 1.4 million, 1.3 million and 1.2 million shares of HHCA Common Stock assumed issued in fiscal 1997, 1996 and 1995, respectively, in connection with the conversion of USHO Common Stock into shares of HHCA Common Stock, assuming a conversion ratio of .1375 based upon an assumed HHCA share price of $10.63, as if the Merger occurred as of July 1, 1994. Additional shares of HHCA Common Stock issuable upon conversion of USHO Preferred Stock would have been 1.0 million for each of the periods presented, assuming a $10.63 HHCA share price. These shares, as well as shares issuable upon exercise of common stock equivalents (aggregating approximately 288,000 for fiscal 1997 assuming a conversion ratio of .1375) are not included in the calculation of pro forma loss per share as they are antidilutive. The conversion ratio is subject to many variables and will change. See "The Proposed Merger and Related Matters-- Conversion of USHO Common Stock" and "--Conversion of USHO Preferred Stock."

                              DESCRIPTION OF USHO

          USHO is a regional provider of paraprofessional and professional home health care services, including nursing care, personal care and other specialized therapies. USHO is headquartered in Hartford, Connecticut and has operations in New York (Westchester County, metropolitan New York City, Long Island and upstate New York) as well as Connecticut and Pennsylvania. USHO works with physicians, social service agencies, health care institutions, and patients to identify home care services that are appropriate for the patient's diagnosis and required to implement the physician's plan of treatment. USHO addresses the needs of its patients by coordinating therapies, products, equipment and support services with the appropriate nursing care. To further its emphasis on a diagnosis-centered approach, USHO has designed specialized programs for patients with particular diseases such as cancer, AIDS and Alzheimer's disease, and for particular classes of patients such as the developmentally disabled and hospice patients.

          At June 30, 1997, USHO had consolidated assets of approximately $12.7 million and consolidated shareholders' deficit of approximately $4.8 million and employed approximately 3,200 persons.

          USHO's offices are located at Two Hartford Square West, Hartford, Connecticut 06106, and its telephone number at that address is (860) 278-7242.

          Additional information concerning USHO is included in documents previously filed by USHO with the Commission and which are incorporated by reference in this Proxy Statement. See "Available Information and Incorporation of Documents by Reference."

                              DESCRIPTION OF HHCA

          HHCA is a leading provider of comprehensive home health care services and products, delivering nursing and related patient services, respiratory therapy, infusion therapy and durable medical equipment. HHCA currently operates 61 branch locations in Florida, Pennsylvania, Delaware, New Jersey,
Maryland, Massachusetts, New Hampshire, Texas, Illinois and Maine.   HHCA
provides a "one-stop-shop" of cost effective, comprehensive home health care services and products. HHCA operates regional "Coordinated Care Centers" which serve as focal points for managed care organizations, hospitals, physicians, discharge planners and other health care providers to efficiently arrange HHCA services and products.

          At June 30, 1997, HHCA had consolidated assets of approximately $153.5 million and consolidated shareholders' equity of approximately $50.6 million and employed approximately 3,100 full- and part-time persons.

          HHCA's offices are located at 2200 Renaissance Boulevard, Suite 300, King of Prussia, Pennsylvania 19406, and its telephone number at that address is
(610) 272-1717.

          Additional information concerning HHCA is included in documents previously filed by HHCA with the Commission and which are incorporated by reference in this Proxy Statement. See "Available Information and Incorporation of Documents by Reference."

                           DESCRIPTION OF SUBSIDIARY

          Subsidiary is a direct, wholly-owned subsidiary of HHCA and has not engaged in any business activity unrelated to the Merger. The principal executive offices of the Subsidiary are located at 2200 Renaissance Boulevard, Suite 300, King of Prussia, Pennsylvania, 19406, and its telephone number at that address is (610) 272-1717.

                              ELECTION OF DIRECTOR

          HHCA's Bylaws provide that the board of directors shall consist of not fewer than three nor more than nine directors, with the exact number to be fixed by the board of directors. The board of directors has fixed the number of directors at four. Pursuant to the Bylaws of HHCA, the directors are divided into three classes, which is required to be as nearly equal in number as possible. One class of directors is to be elected annually for a term of three years. The board of directors is currently comprised of two classes (Class A and Class B) of one director each and one class (Class C) of two directors.

          At the HHCA Annual Meeting shareholders will elect one Class B director to serve for a term of three years and until his successor is elected and qualified. Unless directed otherwise, the persons named in the enclosed Proxy intend to vote such Proxy "for" the election of the listed nominee or, in the event of inability of the nominee to serve for any reason, for the election of such other person as the board of directors may designate to fill the vacancy. The board has no reason to believe that the nominee will not be a candidate or will be unable to serve.

          The board of directors has nominated G. Michael Bellenghi to serve as the Class B director. Mr. Bellenghi currently serves as a director. The nominee has consented to being named in the Proxy Statement and to serve if elected. The following table sets forth information, as of the Record Date, concerning HHCA's directors and nominee for election to the board of directors:

                                                                                    DIRECTOR       TERM
        NAME                          AGE              POSITION                       SINCE       EXPIRES
---------------------               -------   --------------------------            ---------    --------
Bruce J. Feldman /(1)/                48      Chairman of the Board, President         1982        1998
                                              and Chief Executive Officer
G. Michael Bellenghi /(1)/(2)/(3)/    49      Director                                 1994        1997
Harvey Machaver /(1)/(2)/             72      Director                                 1985        1998
Joseph F. Trustey /(2)/               35      Director                                 1995        1999

__________________________

(1)  Member of the Audit Committee.
(2)  Member of the Compensation Committee.
(3)  Nominee for Director.

          The following information about HHCA's directors and nominee for director is based, in part, upon information supplied by such persons.

          Bruce J. Feldman, the founder of HHCA, has served as President, Chief Executive Officer and Chairman of HHCA since it was founded in December 1982. Prior to founding HHCA, Mr. Feldman owned a Medicare-certified home health agency, which became a subsidiary of HHCA in 1982.

          G. Michael Bellenghi has been a director of HHCA since October 1994. Since 1990, he has been the Chief Executive Officer of Paragon Management Group, Inc., a health care consulting company located in Malvern, Pennsylvania. He is also the Chairman and Chief Executive Officer of Recordex Services, Inc., a medical records retrieval company located in Malvern, Pennsylvania. Mr. Bellenghi also serves as a director of F.Y.I. Incorporated, the parent company of Recordex Services, Inc., a company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934.

          Harvey Machaver has been a director of HHCA since December 1985.
Since 1990, Mr. Machaver has been President of Scopus Evaluation Services, a health care consulting firm located in New York, New York. Mr. Machaver is a fellow of the American College of Health Care Executives and a fellow of the New York Academy of Medicine.

          Joseph F. Trustey has been a director of HHCA since April 1995. From 1992 to the present, Mr. Trustey has been employed by Summit Partners, L.P., a venture capital firm, and currently serves as a general partner of that firm. From 1990 to 1992, Mr. Trustey was employed as a strategy consultant with the consulting firm of Bain & Company, Inc. Mr. Trustey is a director of Suburban Ostomy Supply Co., Inc., a company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934.

SHAREHOLDER NOMINATIONS

          Pursuant to HHCA's Bylaws, no shareholder is permitted to nominate a candidate for election as a director unless the shareholder is present in person at the annual meeting and provides, in writing, to the Secretary of HHCA (a) information about the candidate that is equivalent to the information concerning the candidates nominated by the board of directors that was contained in HHCA's proxy statement for the immediately preceding meeting at which directors were elected if HHCA distributed a proxy statement to its shareholders in connection with such election of directors, or (b) if HHCA did not distribute a proxy statement, the following information about such candidate: (i) name, age, business and residence address of such candidate; (ii) any position, office or arrangement held with HHCA by such candidate and a description thereof; (iii) a description of any arrangement between the candidate and any other person(s) (naming such person(s)) pursuant to which he was nominated as a director; (iv) the candidate's principal occupation for the five years prior to the election;
(v) the number of shares of HHCA's stock beneficially owned by the candidate;
(vi) a description of any commercial transaction or series of transactions involving the candidate in which HHCA (or any of its affiliates) has a direct or indirect material interest in the transaction, including the amount of the transaction and the amount of the candidate's interest in the transaction; and
(vii) evidence of the consent of such candidate to serve as a director if elected. The Bylaws also require that the nominating shareholder provide HHCA with the following information: (a) the name and address as they appear on HHCA's stock transfer books of such nominating shareholder and of the beneficial owners (if any) of HHCA's capital stock registered in such shareholder's name and name and address of other shareholders known by the nominating shareholder to be supporting such candidate; (b) the class and number of shares of HHCA's capital stock which are held of record, beneficially owned or represented by proxy by such nominating shareholder and any other shareholders known to such nominating shareholder to be supporting such candidate as of the record date for the annual meeting in question (if such the shareholders of HHCA have then been given notice of such date) and as of the date of the nominating shareholder's notice. This information is required to be provided in writing at least four
(4) months prior to the annual meeting of shareholders.

          If the board of directors or a designated committee thereof determines that any shareholder nomination was not timely made in accordance with the terms of the Bylaws or that the information provided by the nominating shareholder does not satisfy the informational requirements of the Bylaws in any material respect, then such nomination will not be considered at the annual meeting in question. If neither the board of directors nor such committee makes such a determination as to the nominating shareholder's compliance with the Bylaws, the judge(s) of election for the annual meeting, or if same have not been appointed pursuant in accordance with the Bylaws, the Chairman will so declare at the annual meeting and ballots will be provided for use at the meeting with respect to such candidate.

BOARD OF DIRECTORS, COMMITTEES AND ATTENDANCE AT MEETINGS

          The board of directors of HHCA held four meetings during fiscal 1997. Each director attended 75% or more of the meetings of the board and committees of he was a member during fiscal 1997.

          The board of directors of HHCA has appointed a Compensation Committee to review and make recommendations to the board of directors regarding the salaries, bonuses and other forms of compensation for executive officers of HHCA and to administer various compensation and benefit plans. During fiscal 1997, the Compensation Committee held two meetings.

          The board of directors also has appointed an Audit Committee to, among other things, review HHCA's accounting practices, internal accounting controls and financial results and to oversee the engagement of HHCA's independent auditors. The Audit Committee held one meeting during fiscal 1997.

          The board of directors has not appointed a standing Nominating Committee.

DIRECTOR COMPENSATION

          Directors' Fees. Each director of HHCA who is not also an officer or employee of HHCA receives a fee of $1,000 for each meeting of the board of directors or any committee of the board of directors attended.

          Consulting Arrangements. HHCA has a consulting arrangement with Scopus Evaluation Services, of which Mr. Machaver is the principal stockholder. In fiscal 1996, 1995 and 1994, HHCA paid consulting fees of approximately $44,000, $40,000 and $40,000, respectively, to Scopus Evaluation Services.

          Stock Options. Under the Plan, each non-employee director was granted on November 13, 1995 an option to purchase 10,000 shares of Common Stock at an exercise price of $7.50 (the "Directors' Options"). The Directors Options are currently exercisable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth, as of October 1, 1997, certain information with respect to the beneficial ownership of the Common Stock (i) by each person who is known by HHCA to be the beneficial owner of more than 5% of the Common Stock, (ii) by each director of HHCA, (iii) by each executive officer of HHCA named in the Summary Compensation Table and (iv) by all directors and executive officers of HHCA as a group. Except as otherwise indicated, all information is as of the Record Date and the beneficial owners of the Common Stock listed below have sole investment and voting power with respect to such shares.

                                                                      SHARES BENEFICIALLY OWNED /(2)/
                                                                      -------------------------------
     NAME AND ADDRESS OF BENEFICIAL OWNER/(1)/                          NUMBER              PERCENT
----------------------------------------------------                  ----------         ------------
Bruce J. Feldman /(3)/..............................................  1,015,853              11.0%

Fred J. Nicholas/(4)/...............................................    109,333               1.2%

Bruce J. Colburn/(5)/...............................................     18,166                *

Joseph Sterensis....................................................     40,000                *

Joseph Grilli/(6)/..................................................     18,333                *

Joseph J. Trustey/(7)/..............................................     10,000                *

G. Michael Bellenghi/(7)/...........................................     10,000                *

Harvey Machaver/(8)/................................................     36,591                *

Wasatch Advisors, Inc./(9)/.........................................    868,975               9.4%

RCM Capital Management, L.L.C. /(10)/...............................    920,000               9.9%

Wellington Management Co., L.L.P. /(11)/............................    800,800               8.7%

All Directors and Executive
   Officers as a group (15 persons)/(12)/...........................  1,272,298              13.8%

_____________________

     Denotes less than 1.0%

(1) Except as otherwise shown, the address of each person listed above is in care of HHCA, 2200 Renaissance Boulevard, Suite 300, King of Prussia, PA 19406.
(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission") and includes voting or investment power with respect to the shares. Shares of HHCA Common Stock subject to securities exercisable within 60 days following October 1, 1997, are deemed outstanding for computing the share ownership and percentage ownership of the person holding such securities, but are not deemed outstanding for computing the percentage of any other person.
(3) Includes 95,238 shares of HHCA Common Stock held by HHCA's Profit Sharing Plan, of which Mr. Feldman is sole voting trustee, 381,250 shares of HHCA Common Stock which may be acquired upon the exercise of stock options, and 5,000 shares of HHCA Common Stock which may be acquired upon the exercise of warrants.
(4) Includes 108,333 shares of HHCA Common Stock which may be acquired upon the exercise of options.

(5) Includes 16,666 shares of HHCA Common Stock which may be acquired upon the exercise of options.
(6) Includes 8,333 shares of HHCA Common Stock which may be acquired upon the exercise of options.
(7) Represents shares of HHCA Common Stock which may be acquired upon the exercise of options.
(8) Consists of 20,000 shares of HHCA Common Stock which may be acquired upon the exercise of warrants, 10,000 shares of HHCA Common Stock which may be acquired upon the exercise of options and 6,591 shares held jointly with Mr. Machaver's spouse.
(9) The shares of HHCA Common Stock are owned by a variety of investment advisory clients of Wasatch Advisors, Inc. ("Wasatch"), which clients receive dividends with respect to and proceeds from the sale of such shares. No such client is known to beneficially own more than 5% of the HHCA Common Stock. Wasatch has sole dispositive and voting power with respect to all 868,975 of the shares of HHCA Common Stock. The information set forth herein with respect to the beneficial ownership of the HHCA Common Stock is as of December 31, 1996 and is derived from a Schedule 13-G, dated August 25, 1997, filed by Wasatch with the Commission. The address of such beneficial owner is 68 S. Main Street, Suite 400, Salt Lake City, UT 84101.
(10) The shares of HHCA Common Stock are owned by a variety of investment advisory clients of RCM Capital Management, L.L.C. ("RCM"), which clients receive dividends with respect to and proceeds from the sale of such shares. No such client is known to beneficially own more than 5% of the HHCA Common Stock. RCM has sole dispositive power with respect to all 920,000 of the shares of HHCA Common Stock and sole voting power with respect to 820,000 of the shares of HHCA Common Stock. The information set forth herein with respect to the beneficial ownership of the HHCA Common Stock is as of October 1, 1997 and is derived from a information supplied to HHCA by RCM. The address of such beneficial owner is 4 Embaracadero Center, Suite 3000, San Francisco, CA 94111.
(11) The shares of HHCA Common Stock are owned by a variety of investment advisory clients of Wellington Management Company ("Wellington"), which clients receive dividends with respect to and proceeds from the sale of such shares. No such client is known to beneficially own more than 5% of the HHCA Common Stock. Wellington has shared dispositive power with respect to all 800,800 of the shares of HHCA Common Stock and shared voting power with respect to 335,000 of the shares of HHCA Common Stock. The information set forth herein with respect to the beneficial ownership of the HHCA Common Stock is as of June 30, 1997 and is derived from information supplied to HHCA by Wellington. The address of such beneficial owner is 75 State Street, Boston, MA 02109.
(12) Includes 25,000 shares of HHCA Common Stock which may be acquired upon the exercise of warrants and 551,248 shares of HHCA Common Stock which may be acquired upon the exercise of options.

EXECUTIVE COMPENSATION

          Compensation Committee Report

          The Compensation Committee of HHCA's board of directors establishes HHCA's general compensation policies, compensation plans and specific compensation levels of HHCA's most highly compensated executive officers, and reviews the design, administration and effectiveness of compensation programs for other key executives. The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation, integrate pay with HHCA's annual and long-term performance goals, reward above-average corporate performance, recognize individual initiative and achievements, and assist HHCA in attracting and retaining qualified executives.

          HHCA's executive officer compensation program is comprised of base salary, annual cash incentive compensation, long term incentive compensation in the form of stock options and various benefits generally available to full-time employees of HHCA, including participating in group medical and life insurance plans. HHCA seeks to be competitive with Compensation programs offered by companies of a similar size within the health care industry based on formal and informal surveys conducted by HHCA.

          Decisions with respect to the compensation of Bruce Feldman, the Chairman, President and Chief Executive Officer of HHCA, Fred Nicholas, Chief Operating Officer of HHCA and Bruce J. Colburn, Chief Financial Officer of HHCA for fiscal 1997 were made by the Compensation Committee. Decisions with respect to the compensation of all other executive officers of HHCA are made by Mr. Bruce Feldman within the guidelines established by the Compensation Committee.

          Base Salary. Prior to the beginning of each fiscal year, financial and other goals are established for HHCA. Each executive officer is responsible for accomplishing the goals pertaining to his area of responsibility. At the end of each fiscal year, a performance review takes place with each executive officer to measure performance against those objectives. Base salary decisions are made based on the results of the performance review as well as other considerations such as the executive officer's level of responsibility, years of service with HHCA and professional background.

          Annual Incentive Compensation. For fiscal 1997 HHCA established a performance based bonus plan which awarded to executive officers bonus compensation up to 10% of base salary if certain financial goals were achieved. Information concerning bonus compensation paid to certain executive officers with respect to fiscal 1997 is set forth in the Summary Compensation Table.

          Stock Options. HHCA uses its Plan as a long-term incentive plan for executive officers and lay employees. The objectives of the Plan with respect to executive officers are to align the long-term interests of executive officers and shareholders by creating a direct link between executive compensation and shareholder return and to enable executives to develop and maintain a significant long-term equity interest in HHCA. The Plan authorizes the Compensation Committee to award stock options to officers and key employees. Stock options granted to executive officers are based upon the level and degree of responsibility of the positions they hold. In general under the Plan, options are granted with an exercise price equal to the fair market value of the HHCA Common Stock on the date of grant and are exercisable according to a vesting schedule determined by the Compensation Committee at the time of grant. In fiscal 1997, the Compensation Committee granted options to purchase an aggregate of 348,833 shares of HHCA Common Stock under the Plan. Information concerning the option grants to certain executive officers is set forth in the Summary Compensation Table.

          Determination of Compensation of Chief Executive Officer. The Compensation Committee based Mr. Feldman's compensation for fiscal 1997 in part on a survey of compensation paid to the chief executive officers of companies comparable to HHCA. The Compensation Committee also considered Mr. Feldman's role in developing acquisition opportunities for HHCA, the achievement by HHCA of certain financial goals and the performance of the HHCA Common Stock.

          Policy with Respect to Section 162(m) of the Internal Revenue Code. Generally, Section 162(m) of the Internal Revenue Code of 1986, and the regulations promulgated thereunder (collectively, "Section 162(m)"), denies a deduction to any publicly held corporation, such as HHCA, for certain compensation exceeding $1,000,000 paid during a taxable year to the chief executive officer and the four other highest paid executive officers, excluding, among other things, certain performance-based compensation. Where appropriate, the Compensation Committee has taken action to reduce the impact of this provision. For example, the Compensation Committee intends that the Employee and Consultant Equity Plan qualify for the performance-based exclusion. The Compensation Committee continually evaluates to what extent Section 162(m) will apply to its other compensation programs.

                          THE COMPENSATION COMMITTEE

                           Harvey Machaver, Chairman
                             G. Michael Bellenghi
                               Joseph F. Trustey

     SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding the compensation paid to the Chief Executive Officer and each of the four other most highly compensated executive officers of HHCA for services rendered in all capacities to HHCA for fiscal 1997, 1996 and 1995 (collectively the "named executive officers"):

                                                        Annual               Long Term
                                                    Compensation/(1)/       Compensation
                                                   -----------------       --------------
                                                                             Securities
         Name and                  Fiscal                                    Underlying         All Other
      Principal Position            Year        Salary         Bonus          Options          Compensation
-----------------------------      ------     ----------     ----------    --------------     --------------
Bruce J. Feldman,                   1997       $300,000       $      -           100,000         33,792/(2)/
 President and Chief                1996        254,000         43,600            75,000         33,792/(2)/
 Executive Officer                  1995        244,869         25,000                 -         58,573/(3)/

Fred J. Nicholas                    1997        165,000              -            50,000              -
 Chief Operating Officer,           1996        155,000         15,500            50,000              -
 Corporate                          1995        127,728         14,000             5,000         14,000/(4)/

Bruce J. Colburn                    1997        150,000              -           150,000              -
 Chief Financial Officer (5)        1996         30,850              -                 -              -

Joseph Sterensis                    1997        140,000              -            20,000              -
 Area Vice President,               1996         92,035         33,333                 -              -
 Florida Region (6)

Joseph J. Grilli                    1997        125,000              -            15,000              -
 Area Vice President,               1996        110,000         11,000            10,000              -
 Northeast Region                   1995        108,769         10,500             5,000         10,500/(4)/

__________________

(1) Does not include the value of perquisites provided to certain executive officers which in the aggregate did not exceed the lesser of $50,000 or 10% of such officer's salary and bonus.

(2) Consists of $15,460 of premiums on a split-dollar life insurance policy and $18,324 relating to indebtedness to HHCA that was forgiven upon the attainment of certain operating results.

(3) Consists of $25,000 contributed to HHCA's pension and profit sharing plan, $15,000 of premiums on a split-dollar life insurance policy and $18,573 relating to indebtedness to HHCA that was forgiven upon the attainment of certain operating results.

(4) Represents contributions to HHCA's pension and profit sharing plan.

(5) Mr. Colburn became Chief Financial Officer in April 1996.

(6) Mr. Sterensis started with HHCA in October 1995 as the Director of Operations for HHCA's product locations in the Tampa, Florida area. He became Area Vice President, Florida Region, in April 1997.

     OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information concerning stock options granted during fiscal 1997 to the named executive officers. The following table also sets forth the potential realizable value over the term of the options (the period from grant date to the expiration date), based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts do not represent HHCA's estimate of future stock price. Actual realizable values, if any, of stock options will depend on the future performance of HHCA's common stock.

                                                                                                       POTENTIAL REALIZABLE
                                                                                                        VALUE AT ASSUMED
                                                                                                            ANNUAL
                                                                                                       RATES OF STOCK PRICE
                                                                                                         APPRECIATION FOR
                                               INDIVIDUAL GRANTS                                          OPTION TERM (1)
                            --------------------------------------------------------------    ----------------------------------
                             NUMBER OF         PERCENT OF
                             SECURITIES       TOTAL OPTIONS
                             UNDERLYING        GRANTED TO
                              OPTIONS         EMPLOYEES IN      EXERCISE       EXPIRATION
      NAME                    GRANTED          FISCAL YEAR        PRICE           DATE             5%              10%
-------------------------  -------------    ---------------    ------------   ------------    -------------    -----------------
Bruce J. Feldman......         100,000              28.7%          $11.00         7/15/06        $691,784          $1,753,117

Fred S. Nicholas......          50,000              14.3%           10.00         7/15/06         314,447             796,871

Bruce Colburn.........         150,000              43.0%            9.00          4/8/06         849,008           2,151,552

Joseph Sterensis......          20,000               5.7%            8.94          5/1/07         112,446             284,961

Joseph J. Grilli......          15,000               4.3%           10.00         7/15/06          94,334             239,061

____________________________

(1) Represents the difference between the market value of HHCA's common stock for which the option may be exercised, assuming that the market value of the common stock appreciates in value from the date of grant to the end of the option term at annualized rates of 5% and 10%, respectively, and the exercise price of the option. The rates of appreciation used in this table are prescribed by regulations of the Securities and Exchange Commission and are not intended to forecast future appreciation of the market value of the common stock.

     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth certain information concerning the exercise of stock options during fiscal 1997 and the number and value of unexercised options held at the end of fiscal 1997 by the named executive officers.

                                                                    Number of Securities               Value of Unexercised
                                                                   Underlying Unexercised             In-the-Money Option at
                                                                    Option at Year-end                        Year-End/(2)/
                                                               --------------------------------     --------------------------------

                              Shares
                             Acquired on         Value
        Name                  Exercise        Realized/(1)/      Exercisable      Unexercisable       Exercisable      Unexercisable
-----------------------     -------------    --------------    -------------    ---------------     -------------    ---------------

Bruce J. Feldman........                -                            156,250             18,750          $112,500            $37,500

Fred J. Nicholas........            8,333          $93,746            77,083             24,584            41,667             35,003

Bruce Colburn...........                -                -            16,666            133,334             8,333              6,667

Joseph Sterensis........                -                -                 -             20,000                 -             11,200

Joseph J. Grilli........            5,000           56,250             6,666             23,334            34,997             27,504


_____________________

(1) Calculated by determining the difference between the last reported sales price of the common stock underlying the exercised Options on the date of exercise and the exercise price.

(2) Calculated by determining the difference between the last reported sales price of the common stock underlying the Options on June 30, 1997 and the exercise price for those Options where the exercise price of the Options exceeded the last reported sales price of the common stock.

     EMPLOYMENT AGREEMENTS

     Bruce J. Feldman. On September 1, 1995, HHCA entered into an employment agreement with Bruce J. Feldman, President and Chief Executive Officer of HHCA, for an initial term of three years, subject to automatic annual extensions of one year on August 31, 1996 and each anniversary thereafter. Pursuant to the terms of Mr. Feldman's employment agreement, Mr. Feldman is entitled to receive
(i) an annual base salary of $284,000, or such higher amount as the Compensation Committee may determine (the "Base Salary"), (ii) an annual cash bonus based on HHCA's achievement of specified levels of net income as determined by the Compensation Committee and (iii) a deferred annuity program of $15,000 per year and other benefits at least equivalent to those provided to HHCA's other executive officers. The Base Salary will be reviewed by the Compensation Committee on not less than an annual basis. Pursuant to the employment agreement, Mr. Feldman is also entitled to receive a car allowance of $9,000 per year and received a non-qualified stock option grant to purchase 100,000 shares of HHCA Common Stock at a per share exercise price of $11.00. Of the shares subject to this option, 50% vested immediately upon grant and the remaining 50% vested on June 30, 1997, upon achievement by Mr. Feldman of specified criteria contained in the option grant.

     Mr. Feldman=s employment agreement may be terminated by HHCA with or without cause, which is defined to include, among other things, the material breach of the employment agreement by Mr. Feldman, gross negligence in the performance of his duties, conviction of a felony or commission of a material act of dishonesty or breach of trust with respect to HHCA. The employment agreement may also be terminated by Mr. Feldman for good reason, which includes, among other things, the demotion or removal of Mr. Feldman, a material diminishment of his responsibilities, a reduction in his Base Salary, failure to be re-elected to the Board or upon a change in control of HHCA. In the event of termination for good reason (including HHCA's failure to renew the term of the employment agreement) by Mr. Feldman, or without cause by HHCA, Mr. Feldman will be entitled to receive, among other things, regular payments of his Base Salary for three years and have any unvested stock options and awards accelerate and become fully exercisable. In the event of termination by HHCA for cause or for any other reason, Mr. Feldman will be entitled to receive any unpaid salary and benefits through the date of termination. Under the employment agreement, Mr. Feldman is prohibited from disclosing confidential information during and after the term of the agreement. In addition, Mr. Feldman is prohibited from soliciting employees or customers of HHCA or engaging or participating in any business which competes with HHCA within a 100-mile radius of any of HHCA's branch offices while he is employed by HHCA and for one year thereafter or, in the event of termination by Mr. Feldman for good reason (including HHCA's failure to renew the term of the employment agreement) or by HHCA without cause, for three years thereafter.

     Fred J. Nicholas. HHCA entered into an employment agreement, dated as of January 1, 1995, with Fred J. Nicholas, Chief Operating Officer of HHCA, for a term of three and one-half years. Pursuant to the terms of Mr. Nicholas=s employment agreement, Mr. Nicholas is entitled to receive (i) a base salary of at least $140,000 per year, (ii) incentive compensation as determined by the Compensation Committee and (iii) other benefits similar to those provided to HHCA's other officers. Mr. Nicholas=s employment agreement may be terminated with or without cause by either party. In the event of termination by HHCA without cause, Mr. Nicholas will be entitled, under certain circumstances, to continue to receive regular payments of his base salary for a period of six months after the date of his termination. In all other cases, in the event that Mr. Nicholas=s employment agreement is terminated, he is entitled to receive unpaid salary and benefits earned up to the date of termination. In the event that Mr. Nicholas=s employment is terminated for any reason other than without cause by HHCA, he is prohibited from competing with HHCA for a period of two years after such termination.

     Bruce J. Colburn. On May 1, 1997, HHCA entered into an employment agreement with Bruce J. Colburn, Chief Financial Officer of HHCA, for a term of three years. Pursuant to the terms of Mr. Colburn=s employment agreement, Mr. Colburn is entitled to receive (i) a current annual base salary of $175,000, subject to an increase to $200,000 upon HHCA's achievement of annual net revenues, as defined, of $300 million (the "Base Salary"), (ii) an annual cash bonus based on HHCA's achievement of specified goals as determined by the Compensation Committee and (iii) other benefits similar to those provided to HHCA's other officers. The Base Salary will be reviewed by the Compensation Committee on not less than an annual basis. Pursuant to the employment agreement, Mr. Colburn received a non-qualified stock option grant to purchase 150,000 shares of HHCA Common Stock at a per share exercise price of $9.00. The shares subject to this option vest over a five-year period beginning April 8, 1996, and fully vest upon the occurrence of certain events including a change of control, as defined.

     Mr. Colburn=s employment agreement may be terminated by HHCA with or without cause, as defined by the agreement. The employment agreement may also be terminated by Mr. Colburn upon HHCA's uncured failure to comply with material provisions of the employment agreement ("Compliance Failure"). In the event of termination without cause or for Compliance Failure, Mr. Colburn is entitled to receive regular payments of his Base Salary for a period of twelve months. In the event of termination in connection with a change in control, Mr. Colburn is entitled to receive regular payments of his Base Salary through the greater of the end of his contract period or twelve months. In the event of termination by HHCA for any other reason, Mr. Colburn will be entitled to receive any unpaid Base Salary and benefits through the date of termination. Under the employment agreement, Mr. Colburn is prohibited from disclosing confidential information during and after the term of the agreement and for one year thereafter is prohibited from soliciting employees or customers of HHCA or engaging or participating in any business which materially competes with HHCA within any geographical area in which HHCA engages in business.

     Joseph J. Grilli. HHCA entered into an employment agreement, dated as of July 1, 1996, with Joseph J. Grilli, Vice President, Mid-Atlantic Region, for a term of three years. Pursuant to the terms of Mr. Grilli=s employment agreement, Mr. Grilli is entitled to receive (i) a base salary of $125,000 per year, (ii) incentive compensation as determined by the Board of Directors, and
(iii) other benefits similar to those provided to HHCA's other officers. Mr. Grilli=s employment agreement may be terminated with or without cause by either party. In the event of termination by HHCA without cause, Mr. Grilli will be entitled, under certain circumstances, to continue to receive regular payments of his base salary for a period of 12 months after the date of his termination. In all other cases, in the event that Mr. Grilli's employment agreement is terminated, he is entitled to receive unpaid salary and benefits earned up to the date of termination. In the event Mr. Grilli's employment is terminated for any reason other than without cause by HHCA, he is prohibited from competing with HHCA for a period of one year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On June 30, 1992, HHCA loaned the principal sum of approximately $95,000 to Bruce J. Feldman, its President and Chief Executive Officer. The loan matured on June 30, 1997 and was payable annually with interest at the rate of 8% per annum until paid in full. This note was forgiven in its entirety over a five-year period through June 30, 1997 as a result of HHCA achieving certain annual performance criteria.

STOCK PERFORMANCE GRAPH

     The graph which follows shows the cumulative total return on HHCA Common Stock since November 8, 1995, the date the HHCA Common Stock began trading on the Nasdaq National Market, compared with the cumulative total return of companies on the Nasdaq National Market (U.S. Companies) and shares of all healthcare institutions tracked by Standard and Poors ("S&P Health Care"). Cumulative total return on the HHCA Common Stock or the index equals the total increase in value since November 8, 1995, assuming reinvestment of all HHCA Common Stock. The graph assumes that $100 was invested on November 8, 1995 in HHCA Common Stock and in each of the indexes.

                          --------------------------
                            STOCK PRICE PERFORMANCE
                          --------------------------

                             [GRAPH APPEARS HERE]

                                November 8, 1995   June 30, 1996   June 30, 1997
                                ----------------   -------------   -------------
HHCA                                 $100              $181             $127
Nasdaq National Market (U.S.)         100               114              139
S&P Health Care                       100               119              182

                         APPROVAL OF AMENDMENTS TO THE
                   HOME HEALTH CORPORATION OF AMERICA, INC.
                   1995 EMPLOYEE AND CONSULTANT EQUITY PLAN

BACKGROUND

     In September 1995, HHCA's shareholders approved the Plan, which replaced the amended and restated 1985 Incentive Compensation Plan. The Plan provides for the granting of options, among other awards, to purchase shares of HHCA's Common Stock to officers, directors, employees and consultants of HHCA or its subsidiaries. Options may be issued under the Plan which qualify as "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as well as options that do not qualify as incentive stock options (Anon-qualified options"). The Plan provides that up to 600,000 shares of HHCA's Common Stock may be issued under the Plan. HHCA has granted options exercisable for all of the shares available for issuance under the Plan.

     HHCA's board of directors has approved amending the Plan to increase the aggregate number of shares which may be issued under the Plan by 750,000 shares, from 600,000 shares to 1,350,000 shares. The amendment to the Plan is subject to approval by the shareholders of HHCA. The affirmative vote, either in person or by proxy, of a majority of shares cast on the proposal is required to approve the amendment to the Plan. The Board of Directors of HHCA unanimously recommends that shareholders vote FOR approval of the amendment to the Plan because it believes that the amendment to the Plan will advance the interest of HHCA and its shareholders by strengthening the ability of HHCA and its subsidiary corporations to attract, retain and motivate their respective officers, directors, employees and consultants.

     Set forth below is a summary of the provisions of the Plan as amended by the Board of Directors. This summary is qualified in its entirety by the detailed provisions of the Plan, as amended, set forth as Appendix "C" to this Proxy Statement.

PURPOSE OF THE PLAN

     The purpose of the Plan is to promote the long term success of HHCA and its subsidiaries by encouraging employees and consultants to focus on critical long range objectives, attracting and retaining employees and consultants with exceptional qualifications, and linking employees and consultants directly to stockholder interests through the granting of awards under the Plan. The Board of Directors believes that stock options are an important aid in attracting, retaining and compensating, officers, directors, employees and consultants of the respective Boards of HHCA and its subsidiary corporations.

AWARDS

     The following types of awards or any combination of the following types of awards may be granted under the Plan: (i) "Options" (both incentive stock options and non-qualified options) to acquire HHCA Common Stock; (ii) "Stock Appreciation Rights" which entitle the grantee to receive an amount in cash, HHCA Common Stock, or a combination of cash and HHCA Common Stock, determined in whole or in part by reference to appreciation in HHCA Common Stock value; (iii) "Restricted Stock Awards," which entitle the grantee to acquire shares of HHCA Common Stock which generally may not be transferred; (iv) "Unrestricted Stock Awards," which entitle the grantee to acquire shares of HHCA Common Stock for a purchase price; (v) "Deferred Stock Awards" which award HHCA Common Stock to be delivered in the future; (vi) "Performance Awards," which entitle the grantee to receive, without payment, an award following the attainment of performance goals established by the committee administering the Plan; (vii) "Loans" either in connection with the purchase of HHCA Common Stock pursuant to an award under the Plan or the payment of any federal, state or local income tax with respect to income recognized as a result of an award under the Plan; and (viii) "Supplemental Grants," which are cash awards in connection with an award under the Plan.

     The following table sets forth the number of options granted pursuant to the Plan to each of the persons and groups of persons set forth in the table:

                                                                                    NUMBER OF
                                                                              OPTIONS GRANTED UNDER
                     NAME AND POSITION                                              THE PLAN
---------------------------------------------------------------------------   ---------------------
Bruce J. Feldman, President and Chief Executive Officer and
   Chairman of the Board...................................................          175,000
Fred S. Nicholas, Chief Operating Officer..................................          101,667
Bruce J. Colburn, Chief Financial Officer..................................          150,000
Joseph Sterensis, Area Vice President, Florida Region......................           20,000
Joseph J. Grilli, Area Vice President, Northeast Region....................           25,000
All Executive Officers.....................................................          546,667
All Directors who are not executive officers...............................           30,000
Nominee for reelection as Director.........................................           10,000
All employees, including officers who are not executive officers...........           35,000
---------------------------------------------------------------------------   --------------------

ELIGIBILITY AND ADMINISTRATION

     Employees of HHCA or any of its subsidiaries and all persons performing advisory or other services for HHCA or any of its subsidiaries ("Consultants") are eligible to receive awards under the Plan. Members of the Board of Directors of HHCA who are not employees of HHCA or any of its subsidiaries are eligible to receive awards of non-qualified stock options only. As of June 30, 1997, HHCA and its subsidiaries had approximately 3,100 employees.

     The Plan is administered by a committee (the "Committee") consisting of two or more directors of HHCA, each of whom is a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee has the full authority to, among other things: (1) select the participants to whom awards under the Plan may be granted, (2) determine the type, number, vesting requirements and other terms and conditions of awards under the Plan, (3) waive compliance by a participant with any obligation, (4) prescribe the form of instrument evidencing each award under the Plan, (5) amend or cancel any award under the Plan (except, without the consent of a holder or if authorized by the award under the Plan, such amendment or cancellation as would adversely effect the rights of a holder), (6) interpret and construe the Plan, (7) implement and amend rules and regulations to administer the Plan, and (8) make all other determinations necessary or advisable for the administration of the Plan. The Committee may delegate to HHCA's Chief Executive Officer the authority to grant awards under the Plan to participants who are not officers or directors of HHCA. Members of the Committee and the HHCA Board of Directors are entitled to indemnification for costs, liabilities or expenses incurred in connection with their actions or the failure to take action under the Plan.

     The granting of an award under the Plan is entirely within the discretion of the Committee and no employee or consultant has any implied right to participate in the Plan. In determining whether to make an award under the Plan, the Committee considers the positions and responsibilities of the employee or consultant, their past performance and contribution to HHCA's growth and expansion, the value of their services to HHCA, the difficulty of finding qualified replacements, and such other factors as the Committee deems pertinent.

AGGREGATE NUMBER OF SHARES AND ADJUSTMENT

     The aggregate number of shares of HHCA Common Stock for which awards may be granted under the Plan is 1,350,000. Among other things, the aggregate number of shares issuable under the Plan, the number of shares issuable under each outstanding award under the Plan and the exercise price under each outstanding award under the Plan are subject to adjustment as deemed appropriate by the Committee to reflect a subdivision of the outstanding shares of HHCA Common Stock declaration of a stock dividend, declaration of a dividend payable in a form other than the HHCA Common Stock in an amount that has a material effect upon the price of the HHCA Common Stock, a combination of the outstanding HHCA Common Stock, a recapitalization, spinoff, stock split or other similar occurrence. The number of shares and the exercise price under the outstanding awards under the Plan may also be adjusted for material changes in accounting practices or principles, mergers, consolidations, acquisitions or dispositions of stock or any other event determined by the Committee as it deems appropriate to avoid distortion in the operation of the Plan, except that no such adjustment may be made with respect to any Incentive Option if it would constitute a modification, extension or renewal of the Incentive Option within Section 425(h) of the Code. In the event of a merger or other reorganization, outstanding awards under the Plan will be subject to the terms of the agreement of merger or reorganization which may provide for assumption thereof by the surviving corporation or its parent. No fractional shares will be issued under the Plan.

NO SHAREHOLDER RIGHTS REGARDING AWARDS

     Except for certain rights associated with Restricted Stock (see "Restricted Stock" below), no award under the Plan confers on any participant any of the rights of a shareholder of HHCA unless and until shares of HHCA Common Stock are duly issued or transferred to the participant in accordance with the terms of the award under the Plan.

TERMINATION OF SERVICE; DEATH

     Upon termination of employment or the consulting, service or other relationship of a participant by reason of death or permanent disability (as determined by the Committee) (a "Status Change"), all Options and Stock Appreciation Rights held by the participant, to the extent then exercisable, will continue to be exercisable by the participant's heirs, executor, administrator or other legal representative for a period of one year (but in no event later than the expiration date) after which time the Option or Stock Appreciation Rights will terminate. All Options and Stock Appreciation Rights held by a participant at the time of a Status Change by reason of death or permanent disability which are not exercisable will terminate. All Restricted Stock held by a participant at the time of termination of employment or the consulting, service or other relationship by reason of death or disability will become free of all restrictions and conditions. Payments or benefits pursuant to a Deferred Stock Award, Performance Award or Supplemental Grant to which a participant was not irrevocably entitled at such time will be forfeited and such award will be canceled.

     Upon termination of employment or the consulting, service or other relationship of a participant by reason other than death or permanent disability, all Options and Stock Appreciation Rights held by a participant at such time, to the extent exercisable, will continue to be exercisable for a period of three months (but in no event later than the expiration date). Thereafter, all such Options and Stock Appreciation Rights will terminate. All Options and Stock Appreciation Rights held by a participant at the time of a Status Change by reason other than death or permanent disability which are not exercisable will terminate. All Restricted Stock held by a participant at the time of a Status Change or by reason other than death or permanent disability will become free of restrictions and conditions unless such termination was for Cause (as defined in the Plan), in which event such Restricted Stock will be transferred to HHCA. Payments or benefits under a Deferred Stock Award, Performance Award or Supplemental Grant to which a participant was not irrevocably entitled at the time of such termination of employment will be forfeited.

TRANSFER RESTRICTIONS UNDER THE PLAN; CONDITIONS OF ISSUANCE

     No right or interest of a participant in any award under the Plan or under the Plan may be assigned or transferred by a participant otherwise than by will or pursuant to the laws of descent and distribution.

EXERCISE OF AWARDS

     Awards under the Plan are not exercisable until at least six months after the date of grant.

REGULATORY REQUIREMENTS

     HHCA is not required to deliver any shares until, in the opinion of Company counsel, all applicable federal, state and foreign laws and regulations have been complied with, including registration under the Securities Act of 1933.

PAYMENT OF SHARES

     Except for Incentive Options, with respect to which payment may be made only as provided in the Stock Option Agreement, the exercise price of shares issued upon exercise of an award under the Plan may be made in cash, certified check, bank draft or money order, or, at the discretion of the Committee, HHCA Common Stock which has been owned by the participant for more than six months (which will be valued at their fair market value on the date of purchase), full-recourse promissory note, delivery of an irrevocable direction to a broker to sell HHCA Common Stock and deliver the proceeds to HHCA, pledge of stock or other means approved by the Committee.

     Under the terms of the Plan, the Board of Directors could interpret the provision of the Plan which allows payment of the option price in shares of HHCA Common Stock to permit the "pyramiding" of shares in successive, simultaneous exercises. As a result, a participant could initially exercise an award under the Plan in part, acquiring a small number of shares of Common Stock and immediately thereafter effect further exercises of the award, using the shares of HHCA Common Stock acquired upon earlier exercises to pay for an increasingly greater number of shares received on each successive exercise. This procedure could permit participant to pay the exercise price by using a single share of HHCA Common Stock or a small number of shares of HHCA Common Stock and to acquire a number of shares of HHCA Common Stock having an aggregate fair market value equal to the excess of (a) the fair market value of all shares to which the award relates over (b) the aggregate exercise price under the award.

DETERMINATION OF FAIR MARKET VALUE

     For purposes of determining the fair market value of HHCA Common Stock under the Plan, the fair market value of HHCA Common Stock on any particular day means the closing price of a share of HHCA's Common Stock on a stock exchange on which such shares are then traded, or the last transaction price quoted on the Nasdaq National Market System, or, if the common stock is traded on the over-the-counter but is not classified as a national market issue, then the closing bid price as quoted on the Nasdaq System, or, if none of the foregoing is applicable, a price determined by the Committee.

OPTIONS

     The Committee is authorized to grant to participants awards consisting of Options evidenced by a Stock Option Agreement exercisable for such number of shares of HHCA Common Stock as the Committee shall determine. Each Stock Option Agreement shall specify, among other things: (i) whether the option is an Incentive Option or Non-Qualified Option; (ii) the number of shares subject to the option (subject to adjustment as described above); (iii) the exercise price per share (provided, however, that the exercise price of Incentive Options shall not be less than the fair market value of a share of HHCA Common Stock on the date of grant of such Incentive Option or 110% in the case of an employee who at the time of grant is deemed to own stock possessing more than ten percent (10%) of the total combined voting power of all classes of HHCA Common Stock (a "Ten Percent Shareholder"); (iv) the date when all or part of the Option becomes exercisable; (v) the term of each Option (provided, however, that the term of each Incentive Option shall not exceed a period of ten years from the date of grant or five years in the case of a Ten Percent Shareholder); (vi) and the method by which the exercise price may be paid.

     No Option granted under the Plan is transferable other than by will or by the laws of descent and distribution. No Option may be assigned, pledged, or hypothecated.

     Except as described above, an Option may be exercised during the lifetime of an optionee only by such person or his legal guardian or representative in the event of mental incapacity.

     Within the limitations of the Plan, the Committee may modify, extend, grant replacement options, waive compliance with obligations or waive conditions or provisions of an Option. Notwithstanding the foregoing, no modification may materially adversely affect an optionee's rights, and certain limitations exist with respect to modification of Incentive Options.

OUTSIDE DIRECTOR'S OPTIONS

     Upon the consummation of HHCA's initial public offering in November 1995, members of the Board of Directors who were not employees of HHCA ("Outside Directors") received a one-time grant of a Non-Qualified Option to purchase 10,000 shares of HHCA Common Stock at an exercise price of $7.50. Thereafter, when an Outside Director first becomes a member of HHCA's Board of Directors, such Outside Director automatically receives a one-time grant of a Non-Qualified Option to purchase 10,000 shares of Common Stock with an exercise price equal to the fair market value of the HHCA Common Stock on the date of grant. Non-Qualified Options granted to Directors become exercisable six months after the grant date and are 50% vested as of the grant date, 75% vested one year after the date of grant and 100% vested two years after the date of grant. All Non-Qualified Options granted to Outside Directors under the Plan become exercisable in full in the event of termination of such Outside Directors' service because of death, total and permanent disability or voluntary retirement at or after age 65. Non-Qualified Options granted to Outside Directors terminate on the earlier of (i) the fifth anniversary of the date of grant; (ii) three months after termination of service for reason other than death or total and permanent disability or (iii) six months after termination of service because of death or total and permanent disability.

STOCK APPRECIATION RIGHTS

     The Committee is authorized to grant awards consisting of Stock Appreciation Rights to participants on the following terms and conditions.

     Each Stock Appreciation Right, in general, entitles a participant to receive, with respect to each share of HHCA Common Stock as to which the right is exercised, the excess of (i) the shares' fair market value on the date of exercise, over (ii) the fair market value on the date of the grant. The Committee determines (A) the time or times at which a Stock Appreciation Right may be exercised in whole or in part; (B) the method of exercise, settlement, and form of consideration payable in settlement; (C) the method by which HHCA Common Stock will be delivered or deemed to be delivered; and (D) whether or not a Stock Appreciation Right shall be in tandem with any other award.

     The Committee may provide at the time of grant for adjustments in the amount to be received upon exercise of the Stock Appreciation Right based upon rules established by the Committee to take into account the relative performance of HHCA Common Stock. The Committee may also grant Stock Appreciation Rights which entitle the holder to receive upon a Change in Control (as defined in the Plan) an amount equal to the difference in value of the HHCA Common Stock during a period preceding the Change in Control and the fair market value of the HHCA Common Stock on the date of grant.

     Stock Appreciation Rights may be granted either alone or in tandem with Options granted under the Plan. A Stock Appreciation Right granted in tandem with a Non-Qualified Option may be granted either at or after the time the Option is granted, whereas a Stock Appreciation Right granted in tandem with Incentive Options may be granted only at the time the Option is granted.

     Stock Appreciation Rights granted in tandem with Options are exercisable only at such time and to the extent that the related Option is exercisable and in accordance with procedures for exercise of the related Option. Stock Appreciation Rights granted in tandem with Options terminate upon the termination or exercise of the related Option (unless the Stock Appreciation Right is for less than the full number of shares subject to the Option), are transferable only with the related Option and, with respect to Stock Appreciation Rights granted in tandem with an Incentive Option, may be exercised only when the market price of the HHCA Common Stock exceeds the exercise price of such Option. Options with respect to which a Stock Appreciation Right has been granted in tandem terminate upon exercise of the Stock Appreciation Right.

     Stock Appreciation Rights not granted in tandem with an Option become exercisable at such times and upon such terms and conditions as specified by the Committee. Exercise of such Stock Appreciation Right's must be in writing delivered to HHCA.

RESTRICTED STOCK

     The Committee is authorized to grant awards consisting of Restricted Stock, which are subject to restrictions the Committee may impose. A participant who is granted a Restricted Stock Award has no rights with respect to such award unless the participant accepts the award by written instrument delivered to HHCA accompanied by payment in full of the purchase price, if any. Except to the extent restricted under the terms of the Plan, a participant granted Restricted Stock has all of the rights of a shareholder including, without limitation, the right to vote Restricted Stock or the right to receive dividends thereon. Unless the Committee determines otherwise, certificates representing shares of Restricted Stock remain in the possession of HHCA until the restrictions have lapsed. Except as otherwise provided, if a participant's employment or relationship as a consultant terminates for any reason, such Restricted Stock must be offered to HHCA for purchase for the amount paid (or forfeited if no cash was paid). Restrictions lapse at such time and upon such conditions as determined by the Committee.

UNRESTRICTED STOCK

     The Committee may approve the sale of shares of HHCA Common Stock without restrictions for any price not less than par value.

DEFERRED STOCK

     The Committee is authorized to grant awards consisting of Deferred Stock which generally confer upon the participant the right to receive delivery of the shares at such time, and on such terms and conditions specified by the Committee.

PERFORMANCE AWARDS

     The Committee is authorized to grant to participants Performance Awards based upon attainment of goals set by the Committee.

LOANS AND SUPPLEMENTAL GRANTS

     In connection with any award under the Plan, the Committee may, in its sole discretion, make Loans and Supplemental Grants and determine their terms and conditions. Supplemental Grants may not exceed the amount of any federal, state or local income tax for which a participant may be liable with respect to an award, plus an additional amount intended to make the participant whole on an after-tax basis.

APPLICABILITY OF ERISA

     The Plan is not qualified under Section 401(a) of the Code, and is not subject to the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA").

TAX WITHHOLDING

     The recipient of an award is required to make arrangements satisfactory to HHCA for the satisfaction of any tax withholding obligations that arise by reason of receipt or vesting of payment or property. HHCA is not required to issue any HHCA Common Stock or make any cash payment until such obligation is satisfied. The Committee may permit a recipient to satisfy withholding obligations by having HHCA withhold shares or surrendering a portion of HHCA Common Stock previously issued, which will be valued at fair market value on the date when taxes would otherwise be withheld in cash, subject to such restrictions as HHCA may determine including restrictions under the Exchange Act

AMENDMENT OR TERMINATION

     Under the Plan, the Board of Directors of HHCA may, at any time and for any reason, amend or terminate the Plan, except that the provisions relating to Outside Directors may not be amended more than once in any six month period. An amendment of the Plan is subject to approval of HHCA's shareholders only to the extent required by applicable law. The termination or amendment of the Plan will not affect any awards previously granted.

FEDERAL INCOME TAX CONSEQUENCES

     The following information is not intended to be a complete discussion of the federal income tax consequences of participation in the Plans and is qualified in its entirety by references to the Code, and the regulations adopted pursuant thereto. The provisions of the Code described in this section include current tax law only and do not reflect any proposals to revise current tax law. Each participant who acquires shares of HHCA Common Stock under the Plan should consult his or her own tax advisor with respect to his or her individual tax position and the effect of any legislative revisions on such position.

     The federal income tax consequences applicable to officers, directors, and other persons subject to potential liability under Section 16(b) of the Exchange Act may be different than the federal income tax consequences applicable to persons who are not subject to Section 16(b). The federal income tax consequences to such persons are described below with respect to awards made if and after shareholder approval is obtained, as set forth hereunder. However, such description is not intended to be complete and persons subject to Section 16(b) should consult their own tax advisors for more specific information, and particularly as it relates to awards made prior to the date of such shareholder approval.

     Incentive Stock Options. Generally, under the Code, an optionee will not realize taxable income by reason of the grant or exercise of an Incentive Stock Option (see, however, discussion of alternative minimum tax below) granted pursuant to the Plan. If an optionee exercises an Incentive Stock Option and does not dispose of the shares until the later of (i) two years from the date the option was granted and (ii) one year from the date of exercise, the entire gain, if any, realized upon disposition of such shares will be taxable to the optionee as long-term capital gain, and HHCA will not be entitled to any deduction. The reduced rate of tax (20%) on certain net capital gains added to the Code by the Taxpayer Relief Act of 1997 requires a holding period of more than 18 months. If an optionee disposes of the shares within the period of two years from the date of grant or one year from the date of exercise (a "disqualifying disposition"), the optionee generally will realize ordinary income in the year of disposition and HHCA will receive a corresponding deduction, in an amount equal to the excess of (i) the lesser of (a) the amount, if any, realized on the disposition and (b) the fair market value of the shares on the date the option was exercised over (ii) the option price. Any additional gain realized on the disposition will be long-term or short-term capital gain and any loss will be long-term or short-term capital loss. The optionee will be considered to have disposed of a share if he sells, exchanges, makes a gift of or transfers legal title to the share (except transfers, among others, by pledge, on death or to a spouse). If the disposition is by sale or exchange, the optionee's tax basis will equal the amount paid for the share plus any ordinary income realized as a result of the disqualifying disposition.

     The exercise of an Incentive Stock Option may subject the optionee to the alternative minimum tax. The amount by which the fair market value of the shares purchased at the time of the exercise exceeds the option exercise price is an adjustment for purposes of computing the so-called alternative minimum tax. In the event of a disqualifying disposition of the shares in the same taxable year as exercise of the Incentive Stock Option, no adjustment is then required for purposes of the alternative minimum tax, but regular income tax, as described above, may result from such disqualifying disposition. Effective January 1, 1994, the

Revenue Reconciliation Act of 1994 replaced the 24% alternative minimum tax rate on individuals with a two-tier alternative minimum tax rate having an initial rate of 26% and a second-tier rate of 28% on alternative minimum taxable income over $175,000.

     An optionee who surrenders shares as payment of the exercise price of his Incentive Stock Option generally will not recognize gain or loss on his surrender of such shares. The surrender of shares previously acquired upon exercise of an Incentive Stock Option in payment of the exercise price of another Incentive Stock Option, is, however, a "disposition" of such stock. If the incentive stock option holding period requirements described above have not been satisfied with respect to such stock, such disposition will be a disqualifying disposition that may cause the optionee to recognize ordinary income as discussed above.

     Under the Code, all of the shares received by an optionee upon exercise of an Incentive Stock Option by surrendering shares will be subject to the incentive stock option holding period requirements. Of those shares, a number of shares (the "exchange Shares") equal to the number of shares surrendered by the optionee will have the same tax basis for capital gains purposes (increased by any ordinary income recognized as a result of a disqualifying disposition of the surrendered shares if they were incentive stock option shares) and the same capital gains holding period as the shares surrendered. For purposes of determining ordinary income upon a subsequent disqualifying disposition of the Exchange Shares, the amount paid for such shares will be deemed to be the fair market value of the shares surrendered. The balance of the shares received by the optionee will have a tax basis (and a deemed purchase price) of zero and a capital gains holding period beginning on the date of exercise. The Incentive Stock Option holding period for all shares will be the same as if the option had been exercised for cash.

     Non-Qualified Stock Options. Generally, there will be no federal income tax consequences to either the optionee or HHCA on the grant of Non-Qualified Stock Options pursuant to the Plan. On the exercise of a Non-Qualified Stock Option, the optionee has taxable ordinary income equal to the excess of the fair market value of the shares acquired on the exercise date over the option price of the shares. HHCA will be entitled to a federal income tax deduction (subject to the limitations contained in Section 162(m)) in an amount equal to such excess, provided that HHCA complies with applicable reporting rules.

     Upon the sale of stock acquired by exercise of a Non-Qualified Stock Option, optionees will realize long-term or short-term capital gain or loss depending upon their holding period for such stock. Under current law, net capital gains (net long term capital gain less net short term capital loss) is subject to a maximum rate of 28%. The reduced rate of tax on certain net capital gains added to the Code by the Taxpayer Relief Act of 1997 requires a holding period of more than 18 months. Capital losses are deductible only to the extent of capital gains for the year plus $3,000 for individuals.

     An optionee who surrenders shares in payment of the exercise price of a Non-Qualified Stock Option will not recognize gain or loss with respect to the shares so delivered unless such shares were acquired pursuant to the exercise of an Incentive Stock Option and the delivery of such shares is a disqualifying disposition. See "Incentive Stock Options." The optionee will recognize ordinary income on the exercise of the Non-Qualified Stock Option as described above. Of the shares received in such an exchange, that number of shares equal to the number of shares surrendered have the same tax basis and capital gains holding period as the shares surrendered. The balance of shares received will have a tax basis equal to their fair market value on the date of exercise and the capital gains holding period will begin on the date of exercise.

     Stock Appreciation Rights ("SARs"). A participant who is awarded a SAR will not have taxable income upon the grant of such SAR and HHCA will not be entitled to a tax deduction by reason of such grant. Upon the exercise of a SAR, a participant will recognize fully taxable ordinary income equal to the amount of cash and the fair market value of any shares received. HHCA may generally claim a deduction at that time equal to the amount recognized as ordinary income by the participant.

     Restricted Stock. Unless an election is made as described below, a participant who is awarded Restricted Stock will not recognize any taxable income as of the date such award is granted. At such time or times as shares of Restricted Stock become transferable or not subject to a substantial risk of forfeiture, a participant will recognize ordinary income in an amount equal to the fair market value of such shares of Common Stock, without regard to any applicable restrictions on resale. To the extent dividends are paid on shares of Restricted Stock prior to their becoming transferable or not subject to a substantial risk of forfeiture, such dividend payments will be treated as additional compensation and not as dividend income.

     Within thirty (30) days after receipt of an award of Restricted Stock, a participant may elect to include in taxable income an amount equal to the fair market value of the shares subject to the award at the time of receipt determined without regard to any applicable restrictions on resale. In such event, any subsequent appreciation in the value of such shares will not be taxable as compensation to a participant upon the vesting of shares subject to the award. However, if shares subject to the award are forfeited subsequent to such an election, a participant will not be entitled to a tax deduction. An election may not be revoked without the consent of the Internal Revenue Service. Compensation income received in respect of a Restricted Stock Award will constitute ordinary income. For purposes of determining the amount of taxable gain or loss upon a subsequent distribution of shares issued pursuant to such an award, the amount recognized as compensation income to a participant will be treated as the cost basis for such shares. Shares must be held for more than one year after vesting (or in the event of an election as described above, after receipt of Restricted Stock) to qualify generally for long-term capital gain treatment, and more than eighteen (18) months) to be eligible for the reduced rate of tax (20%) adopted by the Taxpayer Relief Act of 1997 for certain long-term capital gains. HHCA will be entitled to a deduction in the year of vesting (or if a participant makes the election described above, in the year in which the award is granted) in an amount equal to the compensation income recognized by a participant.

     Deferred Stock. On such dates shares are delivered to participants upon the expiration of the deferral period specified for Deferred Stock under the applicable award, a participant will recognize taxable compensation income in an amount equal to the fair market value of shares delivered as of such date. HHCA will be entitled to a deduction in the year during which shares are delivered pursuant to a Deferred Stock Award in an amount equal to the compensation income recognized by a participant.

     Limitation on HHCA's Deduction. In general, HHCA is entitled to a deduction in such amount and at such time as ordinary income is recognized by a participant under the Plans. Section 162(m) of the Code will generally limit to $1,000,000 HHCA's federal income tax deduction for compensation paid in any year to each of its Chief Executive Officer and its four highest paid executive officers, to the extent that such compensation is not performance based. Compensation under the Plan will not qualify as performance based compensation and therefore may be subject to the $1,000,000 limitation on deduction.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires HHCA's directors and executive officers, and persons who beneficially own more than ten percent of HHCA's common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of HHCA. Officers, directors and greater than ten-percent shareholders are required by regulation of the Securities and Exchange Commission to furnish HHCA with copies of all Section 16(a) forms they file.

     To HHCA's knowledge, based solely on a review of the copies of such reports furnished to HHCA during or with respect to HHCA's most recent fiscal year and written representations that no other reports were required, all Section 16(a) filing requirements applicable to HHCA's officers, directors and greater than ten-percent beneficial owners were complied with during fiscal 1997, except that during fiscal 1997, Bruce J. Colburn failed to timely file one report of a change in ownership of equity securities of HHCA with respect to one transaction.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals for the 1998 Annual Meeting of Shareholders must be
submitted to HHCA by [         ] to receive consideration for inclusion in
HHCA's Proxy Statement.

                            APPOINTMENT OF AUDITORS

     The board of directors has appointed Coopers & Lybrand L.L.P., independent accountants, to serve as HHCA's independent auditors for the year ending June 30, 1998. A representative of Coopers & Lybrand, L.L.P. is expected to be present at the HHCA Annual Meeting and to be available to respond to appropriate questions. The representative will have the opportunity to make a statement if they so desire.

                                 OTHER MATTERS

     HHCA is not presently aware of any matters (other than procedural matters) which will be brought before the HHCA Annual Meeting which are not reflected in the attached Notice of the Meeting. The enclosed Proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the HHCA Annual Meeting: (i) matters which HHCA does not know, a reasonable time before the proxy solicitation, are to be presented at the HHCA Annual Meeting; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not amount to ratification of the action taken at the meeting; (iii) the election of any person to any office for which a bona fide nominee named in this Proxy Statement is unable to serve or for good cause will not serve; (iv) any proposal omitted from this Proxy Statement and the form of proxy pursuant to Rules 14a-8 or 14a-9 under the Securities Exchange Act of 1934; and (v) matters incident to the conduct of the HHCA Annual Meeting. In connection with such matters, the persons named in the enclosed Proxy will vote in accordance with their best judgment.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     This Proxy Statement incorporates documents by reference which are not presented herein or delivered herewith. Copies of such reports, proxy statements and other information filed by HHCA, other than exhibits to such documents unless such exhibits are specifically incorporated herein by reference, are available without charge, upon written or oral request, from the secretary of HHCA, 2200 Renaissance Boulevard, Suite 300, King of Prussia, Pennsylvania, 19406, Telephone (610) 272-1717. Copies of such reports, proxy statements and other information filed by USHO, other than exhibits to such documents unless such exhibits are specifically incorporated herein by reference, are available without charge, upon written or oral request, from the secretary of USHO, Two Hartford Square West, Hartford, Connecticut 06106, Telephone (860) 278-7242.

     In order to ensure timely delivery of the documents, any request should be made at least five days prior to the HHCA Annual Meeting.

     The following documents filed by HHCA (Commission File No. 0-26938) are incorporated by reference in this Proxy Statement:

     4. HHCA's Annual Report on Form 10-K/A for the fiscal year ended June 30, 1997.

     5. HHCA's Current Report on Form 8-K filed October 7, 1997 (relating to the proposed Merger).

     6. The description of HHCA's capital stock contained in HHCA's Registration Statement on Form 8-A filed dated October 5, 1995.

     The following documents filed by USHO (Commission File No. 0-19240) are incorporated by reference in this Proxy Statement:

     1.   USHO's Annual Report on Form 10-K for the year ended December 31,
          1996;

     2. USHO's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997; and

     3. USHO's Current Report on Form 8-K filed October 7, 1997 (relating to the proposed Merger).

     This Proxy Statement is accompanied by a copy of USHO's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and a copy of USHO's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997.

     All documents filed by HHCA pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the HHCA Annual Meeting, or any adjournment thereof, shall be deemed to be incorporated by reference into this Proxy Statement and to be made a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for the purpose hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

     All information contained in this Proxy Statement or incorporated herein by reference with respect to HHCA was supplied by HHCA, and all information contained in this Proxy Statement or incorporated herein by reference with respect to USHO was supplied by USHO. Although neither HHCA nor USHO has actual knowledge that would indicate that any statements or information (including financial statements) relating to the other party contained or incorporated by reference herein are inaccurate or incomplete, neither

HHCA nor USHO warrants the accuracy or completeness of such statements or information as they relate to the other party.

                  ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K

     This Proxy Statement is accompanied by HHCA's Annual Report to Shareholders for fiscal 1997.

     EACH PERSON SOLICITED HEREUNDER CAN OBTAIN A COPY OF HHCA'S ANNUAL REPORT ON FORM 10-K FOR FISCAL 1997 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT CHARGE EXCEPT FOR EXHIBITS TO THE REPORT, BY SENDING A WRITTEN REQUEST TO:

                    HOME HEALTH CORPORATION OF AMERICA, INC.
                    2200 Renaissance Boulevard
                    Suite 300
                    King of Prussia, PA 19406
                    Attention: Tina Labant

                              By Order of the Board of Directors


                              Bruce J. Colburn
                              Chief Financial Officer and Secretary

King of Prussia, Pennsylvania
[                           ]

                                                                      Appendix A

               Amended and Restated Agreement and Plan of Merger

                                      among

                    Home Health Corporation of America, Inc.

                       HHCA Acquisition Corporation, Inc.

                                       and

                            U.S. HomeCare Corporation



                               September 26, 1997

                                TABLE OF CONTENTS

                                                                                         Page
                                                                                         ----
ARTICLE I

     THE MERGER..............................................................................2
     Section 1.1  The Merger.................................................................2
     Section 1.2  Closing and Effective Time.  ..............................................2
     Section 1.3  Directors and Officers of the Surviving Corporation........................3
     Section 1.4  Certificate of Incorporation...............................................3
     Section 1.5  Bylaws.....................................................................3
     Section 1.6  Effect of the Merger.......................................................3

ARTICLE II

     CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES......................................3
     Section 2.1  Merger Consideration; Conversion and Cancellation of Securities............3
     Section 2.2  Payment for Company Common Stock and Company Preferred
                  Stock; Surrender of Certificates...........................................7
     Section 2.3  Stock Transfer Books. ....................................................10
     Section 2.4  Dissenting Company Common Stock and Company Preferred Stock...............10
     Section 2.5  Option Plans..............................................................10
     Section 2.6  Warrants..................................................................11

ARTICLE III

     REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................................12
     Section 3.1  Organization..............................................................12
     Section 3.2  Capitalization............................................................13
     Section 3.3  Authorization; Validity of Agreement; Necessary Action....................14
     Section 3.4  Consents and Approvals; No Violations.....................................15
     Section 3.5  SEC Reports and Financial Statements......................................15
     Section 3.6  Absence of Certain Changes................................................16
     Section 3.7  No Undisclosed Liabilities................................................17
     Section 3.8  Litigation................................................................18
     Section 3.9  No Default; Compliance with Applicable Laws...............................18
     Section 3.10 Intellectual Property.....................................................19
     Section 3.11 Taxes.....................................................................19
     Section 3.12 Tax Matters; Pooling......................................................22
     Section 3.13 Affiliates................................................................23
     Section 3.14 Certificate of Incorporation and Bylaws...................................23

     Section 3.15 Properties................................................................23
     Section 3.16 Employee Benefit Plans....................................................24
     Section 3.17 Labor Matters.............................................................25
     Section 3.18 Brokers...................................................................26
     Section 3.19 Environmental Matters.....................................................26
     Section 3.20 Insurance.................................................................30
     Section 3.21 State Takeover Statutes...................................................30
     Section 3.22 Contracts and Commitments.................................................30
     Section 3.23 Interests of Officers and Directors.......................................32
     Section 3.24 Questionable Payments.....................................................32
     Section 3.25 Opinion of Financial Advisor..............................................32
     Section 3.26 Information Supplied......................................................33
     Section 3.27 Vote Required.............................................................33
     Section 3.28 Third-Party Payment Contracts.............................................33
     Section 3.29 Third-Party Payment Filings...............................................34

ARTICLE IV

     REPRESENTATIONS AND WARRANTIES OF
     ACQUIROR AND ACQUISITION SUBSIDIARY....................................................34
     Section 4.1  Organization..............................................................34
     Section 4.2  Capitalization............................................................35
     Section 4.3  Authorization; Validity of Agreement; Necessary Action....................36
     Section 4.4  Consents and Approvals; No Violations.....................................37
     Section 4.5  SEC Reports and Financial Statements......................................37
     Section 4.6  Absence of Certain Changes................................................38
     Section 4.7  No Undisclosed Liabilities................................................39
     Section 4.8  Litigation................................................................39
     Section 4.9  No Default; Compliance with Applicable Laws...............................39
     Section 4.10 Taxes.....................................................................40
     Section 4.11 Tax Matters; Pooling......................................................42
     Section 4.12 Affiliates................................................................42
     Section 4.13 Certificate of Incorporation and Bylaws...................................42
     Section 4.14 Brokers...................................................................43
     Section 4.15 Opinion of Financial Advisor..............................................43
     Section 4.16 Information Supplied......................................................43
     Section 4.17 Employee Benefit Plans....................................................43
     Section 4.18 Questionable Payments.....................................................45
     Section 4.19 Third-Party Payment Contracts.............................................45
     Section 4.20 Third-Party Payment Filings...............................................46

ARTICLE V
     COVENANTS..............................................................................46
     Section 5.1  Interim Operations of the Company.........................................46
     Section 5.2  Access; Confidentiality...................................................48
     Section 5.3  Additional Agreements.....................................................49
     Section 5.4  Consents and Approvals; HSR Act...........................................49
     Section 5.5  Meeting of Shareholders...................................................50
     Section 5.6  Registration Statement; Proxy Statements..................................50
     Section 5.7  No Solicitation...........................................................52
     Section 5.8  Affiliates; Pooling; Tax Treatment........................................53
     Section 5.9  Publicity.................................................................54
     Section 5.10 Notification of Certain Matters...........................................54
     Section 5.11 Comfort Letter............................................................55
     Section 5.12 Pooling Opinion...........................................................56
     Section 5.13 Form S-8..................................................................56
     Section 5.14 Listing of Additional Shares..............................................56
     Section 5.15 Reservation of Acquiror Common Stock......................................56
     Section 5.16 Indemnification...........................................................56
     Section 5.17 Payment of Company Obligations............................................57
     Section 5.18 Delivery of Expenses Information..........................................57

ARTICLE VI

     CONDITIONS.............................................................................57
     Section 6.1  Conditions to Each Party's Obligation to Effect the Merger................57
     Section 6.2  Additional Conditions to Obligations of the Company.......................58
     Section 6.3  Additional Conditions to Obligations of Acquiror and
                  Acquisition Subsidiary....................................................60

ARTICLE VII

     TERMINATION AND AMENDMENT..............................................................61
     Section 7.1  Termination...............................................................61
     Section 7.2  Effect of Termination.....................................................62

ARTICLE VIII

     MISCELLANEOUS..........................................................................62
     Section 8.1  Fees and Expenses.........................................................62
     Section 8.2  Amendment and Modification................................................64
     Section 8.3  Nonsurvival of Representations and Warranties.............................64
     Section 8.4  Notices...................................................................64

     Section 8.5  Interpretation............................................................65
     Section 8.6  Counterparts..............................................................65
     Section 8.7  Entire Agreement; No Third Party Beneficiaries; Rights of
                  Ownership.................................................................66
     Section 8.8  Severability..............................................................66
     Section 8.9  Governing Law.............................................................66
     Section 8.10 Assignment................................................................66
     Section 8.11 Definition................................................................66

               AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER


         AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of September 26, 1997, by and among Home Health Corporation of America, Inc., a Pennsylvania corporation (the "Acquiror"), HHCA Acquisition Corporation, Inc. a Delaware corporation and a wholly-owned subsidiary of Acquiror ("Acquisition Subsidiary"), and U.S. HomeCare Corporation, a New York corporation (the "Company").


                                    RECITALS:

         WHEREAS, Acquiror, Company and Acquisition Subsidiary entered into a certain Agreement and Plan of Merger dated as of September 26, 1997;

         WHEREAS, Acquiror, Company and Acquisition Subsidiary desire to amend and restate as of September 26, 1997 the Agreement and Plan of Merger in its entirety to more accurately reflect their intents as of Such time with respect to certain provisions of the Agreement and Plan of Merger;

         WHEREAS, upon and subject to the terms and conditions of this Agreement, Acquisition Subsidiary will merge with and into the Company (the "Merger") and the Company will become a wholly-owned subsidiary of Acquiror;

         WHEREAS, the Board of Directors of the Company has determined that the Merger and the other transactions contemplated by this Agreement are fair to and in the best interests of the Company and its shareholders and has approved and adopted this Agreement and the transactions contemplated hereby, and recommended approval and adoption of this Agreement by the shareholders of the Company;

         WHEREAS, the Board of Directors of Acquiror has determined that the Merger and the other transactions contemplated by this Agreement are consistent with and in furtherance of the long-term business strategy of Acquiror and is fair to and in the best interests of Acquiror and its shareholders and has approved and adopted this Agreement and the transactions contemplated hereby, and recommended approval and adoption of this Agreement by the shareholders of Acquiror;

         WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, the Merger is intended to be treated as a "pooling of interests" pursuant to APB Opinion No. 16 for financial accounting purposes;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Acquiror and Acquisition Subsidiary hereby amend and restate the Agreement and Plan of Merger in its entirety and agree as follows:

                                   ARTICLE I

                                  THE MERGER

         Section 1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2), the Company and Acquisition Subsidiary shall consummate a merger pursuant to which Acquisition Subsidiary shall be merged with and into the Company in accordance with the relevant provisions of the New York Business Corporation Law ("NYBCL") and the Delaware General Corporation Law ("DGCL"), the separate corporate existence of Acquisition Subsidiary (except as may be continued by operation of law) shall cease, and the Company shall continue as the surviving corporation in the Merger (the Company is sometimes referred to as the "Surviving Corporation"). Notwithstanding the foregoing, at the election of Acquiror, Acquiror may substitute for Acquisition Subsidiary any direct or indirect wholly-owned subsidiary of Acquiror as a party to the Merger. To the extent that Acquiror exercises its election to substitute a direct or indirect wholly-owned subsidiary of Acquiror as a party to the Merger then the parties hereto shall promptly enter into an amendment to this Agreement necessary or desirable to implement such election, without any need for approval, authorization or adoption by the Board of Directors or shareholders of the Company.

         Section 1.2 Closing and Effective Time. The closing of the Merger (the "Closing") shall take place (i) at 10:00 a.m., local time, on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or, if permissible, waiver of all of the conditions set forth in Article VI hereof, at the offices of Blank Rome Comisky & McCauley, One Logan Square, Philadelphia, Pennsylvania, or (ii) at such other time and place as Acquiror and the Company shall agree (the "Closing Date"). Immediately after completion of the Closing, the parties shall cause the Merger to be consummated by filing a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the NYBCL and the DGCL and shall make all other filings or recordings required under the NYBCL and the DGCL. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Delaware Secretary of State and by the Department of State of the State of New York, or such time as is agreed upon by the parties and specified in the Certificate of Merger, and such time is hereinafter referred to as the "Effective Time."

         Section 1.3 Directors and Officers of the Surviving Corporation. The directors and officers of Acquisition Subsidiary at the Effective Time shall be the initial directors and officers, respectively, of the Surviving Corporation.

         Section 1.4 Certificate of Incorporation. On and after the Effective Time, the Certificate of Incorporation of Company in effect immediately prior to the Effective Time, with such changes as may be desired by Acquiror, shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with applicable law.

         Section 1.5 Bylaws. On and after the Effective Time, the bylaws of the Company in effect immediately prior to the Effective Time, with such changes as may be desired by Acquiror, shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

         Section 1.6 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the NYBCL and DGCL, including, without limitation, Section 906 of the NYBCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Acquisition Subsidiary shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquisition Subsidiary shall become the debts, liabilities and duties of the Surviving Corporation.

                                  ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

         Section 2.1 Merger Consideration; Conversion and Cancellation of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of the Acquiror, the Acquisition Subsidiary, the Company or the holders of any of the Company's securities:

         (a) Conversion of Company Common Stock. Each issued and outstanding share of common stock, par value $.01 per share, of the Company ("Company Common Stock") (other than Company Common Stock to be canceled in accordance with
Section 2.1(c) and any shares of Company Common Stock which are held by shareholders who shall have duly asserted appraisal or dissenters rights pursuant to the NYBCL ("Dissenting Shareholders")) shall by virtue of the Merger and without any action on the part of the holder thereof, be automatically converted into the right to receive, upon surrender of the certificate formerly representing such share of Company Common Stock in the manner provided in
Section 2.2 (the "Common Stock Certificate"), such number of shares of common stock, no par value, of the Acquiror ("Acquiror Common Stock") determined by multiplying such share of Company Common Stock by the conversion ratio CR\\1\\ determined by calculation of the following formula (with each variable in such formula and as otherwise used in this Agreement having the meanings set forth below).

    CR\\1\\ = ASP * X - PPE + (.15AL + DO + EO + CP\\1\\ * W\\1\\ + CP\\2\\ * W\\2\\ + CP\\3\\ * W\\3\\)
              ------------------------------------------------------------------------------------------
                           ASP(CS + PSC + AL + DO + EO + W\\1\\ + W\\2\\ + W\\3\\)

provided, however, if the result of CR1 multiplied by ASP is less than CP\\3\\, each share of Company Common Stock shall not be converted on the basis of the foregoing, but, rather, each share of

Company Common Stock shall, by virtue of the Merger and without any action on the part of the holder thereof, be automatically converted into the right to receive, upon surrender of the Common Stock Certificate, such number of shares of Acquiror Common Stock determined by multiplying such share of Company Common Stock by the conversion ratio CR\\2\\, determined by calculation of the following formula (with each variable in such formula and as otherwise used in this Agreement having the meanings set forth below):

         CR\\2\\ = ASP * X - PPE + (.15AL + DO + EO + CP\\1\\ * W\\1\\ + CP\\2\\ * W\\2\\)
                   -----------------------------------------------------------------------
                            ASP(CS + PSC + AL + DO + EO + W\\1\\ + W\\2\\)

provided, however, if the result of CR\\2\\ (as determined above) multiplied by ASP is less than CP\\1\\, each share of Company Common Stock shall not be converted on the basis of the foregoing, but, rather, each share of Company Common Stock shall, by virtue of the Merger and without any action on the part of the holder thereof, be automatically converted into the right to receive, upon surrender of the Common Stock Certificate, such number of shares of Acquiror Common Stock determined by multiplying such share of Company Common Stock by the conversion ratio CR\\3\\ determined by calculation of the following formula (with each variable in such formula and as otherwise used in this Agreement having the meanings set forth below):

         CR\\3\\ = ASP * X - PPE + (.15AL + DO + EO + CP\\2\\ * W\\2\\ - PSV)
                   ----------------------------------------------------------
                            ASP(CS + AL + DO + EO + W\\2\\)

provided, however, if the result of CR\\3\\ (as determined above) multiplied by ASP is less than CP\\2\\, each share of Company Common Stock shall not be converted on the basis of the foregoing, but, rather each share of the Company Common Stock shall, by virtue of the Merger and without any action on the part of the holder thereof, be automatically converted into the right to receive, upon surrender of the Common Stock Certificate, such number of shares of Acquiror Common Stock determined by multiplying such share of Company Common Stock by the conversion ratio CR\\4\\, determined by calculation of the following formula (with each variable in such formula and as otherwise used in this Agreement having the meanings set forth below):

         CR\\4\\ = ASP * X - PPE + (.15AL + DO + EO - PSV)
                   ---------------------------------------
                           ASP(CS + AL + DO + EO)

provided, however, further, if the result of CR\\4\\ (as determined above) multiplied by ASP is less than $1.00, each share of Company Common Stock shall not be converted on the basis of the foregoing, but, rather, each share of Company Common Stock shall, by virtue of the Merger and without any action on the part of the holder thereof, be automatically converted into the right to receive, upon surrender of the Common Stock Certificate, such number of shares of Acquiror Common Stock determined by multiplying such share of Company Common Stock by the conversion ratio CR\\5\\ determined by calculation of the following formula (with each variable in such formula and as otherwise used in this Agreement having the meanings set forth below):

         CR\\5\\ = ASP * X - PPE + (.15AL - PSV)
                   -----------------------------
                           ASP(CS + AL)

The variables used in the foregoing formulas and otherwise in this Agreement shall have the following meanings:

"PSC" shall mean the aggregate number of shares of Company Common Stock that Company would be required to issue in accordance with the terms of the Company's Certificate of Incorporation upon the conversion to Company Common Stock of the Company Preferred Stock issued and outstanding immediately prior to the Effective Time.

"PSV" shall mean $35.00 multiplied by the number of shares of Company Preferred Stock issued and outstanding immediately prior to the Effective Time.

"X" shall equal 2,822,000 if ASP is less than or equal to P\\LC\\, or 2,622,000 if ASP is greater than or equal to P\\UC\\. Otherwise, "X" shall mean:


         (ASP - P\\LC\\) * (2,722,000 - 2,822,000) + 2,822,000
                           -----------------------
                                SP - P\\LC\\

"PPE" shall mean the amount, if any, obtained by subtracting $1,500,000 from the Expenses (as defined in Section 8.1(h) and reflected in the statement delivered pursuant to Section 5.18) and subtracting from the result so obtained the lesser of (i) $175,000, or (ii) one-half of the amount, if any, of such Expenses which exceed $1,500,000.

"ASP" shall mean the average of the last reported sale prices of a share of Acquiror Common Stock as reported by the Nasdaq Stock Market for the ten business days ending three business days before the Company Shareholders Meeting (as defined in Section 5.5(a)).

"SP" shall mean $11.43.

"CP\\1\\" shall mean the Exercise Price (as defined in the Stock Purchase Warrants issued by the Company to Sanders Morris Mundy Inc. on February 1, 1995 and February 8, 1995) in effect immediately prior to the Effective Time.

"CP\\2\\" shall mean the Exercise Price (as defined in the Stock Purchase Warrants issued by the Company on March 25, 1997) in effect immediately prior to the Effective Time.

"CP\\3\\" shall mean $1.75.

"CS" shall mean the aggregate number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time.

"AL" shall mean the aggregate number of options to purchase Company Common Stock outstanding as of the Closing Date which were granted by the Company pursuant to the terms of Consulting Agreements dated October 2, 1996.

"DO" shall mean the aggregate number of shares of Common Stock issuable upon exercise of the Director Stock Options (as defined in Section 2.5(b)) which have an exercise price of $1.00.

"EO" shall mean the aggregate number of shares of Common Stock issuable upon exercise of the Employee Stock Options (as defined in Section 2.5(a)) which have an exercise price of $1.00.

"W\\1\\" shall mean the aggregate number of shares of Common Stock issuable upon exercise of the warrants listed under the heading "1995 Other Warrants" on
Schedule 2.6.

"W\\2\\" shall mean the aggregate number of shares of Common Stock issuable upon exercise of warrants listed under the heading "1997 Warrants" on Schedule 2.6.

"W\\3\\" shall mean the aggregate number of shares of Common Stock issuable upon the exercise of the warrants listed under the heading "1995 Preferred Warrants" on Schedule 2.6.

"P\\LC\\" shall mean $9.50.

"P\\UC\\" shall mean SP + (SP - P\\LC\\).

"CR" shall mean CR\\1\\, CR\\2\\, CR\\3\\, CR\\4\\ or CR\\5\\, whichever is the result utilized at the Effective Time pursuant to Section 2.1 to calculate the number of shares of Acquiror Common Stock to be distributed to the holders of Company Common Stock.

All such shares of Company Common Stock and Company Preferred Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a Common Stock Certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the shares of Acquiror Common Stock therefor upon the surrender of such Common Stock Certificate in accordance with Section 2.2, or, in the case of Dissenting Shareholders, the right, if any, to receive payment from the Surviving Corporation of the fair value of such shares of Company Common Stock, as applicable, as determined in accordance with the NYBCL. No fractional shares of Acquiror Common Stock shall be issued and, in lieu thereof, a cash payment shall be made pursuant to Section 2.2(e) of this Agreement.

         (b) Conversion of Company Preferred Stock. Each issued and outstanding share of Company Preferred Stock (other than any shares of Company Preferred Stock which are held by shareholders who shall have duly asserted appraisal or dissenters rights pursuant to the NYBCL

("Dissenting Shareholders")) shall by virtue of the Merger and without any action on the part of the holder thereof, be automatically converted into the right to receive, upon surrender of the certificate formerly representing such share of Company Preferred Stock in the manner provided in Section 2.2 (the "Preferred Stock Certificate"), the greater of (i) the number of shares of Company Common Stock which, based on the ASP, is equal in value to $35.00, plus any dividends declared or accrued but unpaid on such share of Company Preferred Stock, or (ii) the number of shares of HHCA Common Stock that would be issuable in the Merger if such shares of Company Preferred Stock had been converted into Company Common Stock immediately prior to the Effective Time pursuant to the terms of the Certificate of Amendment of the Certificate of Incorporation of the Company dated January 31, 1995. All such shares of Company Preferred Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a Preferred Stock Certificate representing any such shares of Company Preferred Stock shall cease to have any rights with respect thereto, except the right to receive the Liquidation Preference to which such shares are entitled upon the surrender of such Preferred Stock Certificate in accordance with Section 2.2, or, in the case of Dissenting Shareholders, the right, if any, to receive payment from the Surviving Corporation of the fair value of such shares of Company Preferred Stock, as applicable, as determined in accordance with the NYBCL. No fractional shares of Acquiror Common Stock shall be issued and, in lieu thereof, a cash payment shall be made pursuant to Section 2.2(e) of this Agreement.

         (c) Cancellation of Treasury Stock. All shares of Company Common Stock that are owned by the Company or any subsidiary of the Company shall be canceled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

         (d) Acquisition Subsidiary Capital Stock. Each issued and outstanding share of capital stock of Acquisition Subsidiary shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

         Section 2.2 Payment for Company Common Stock and Company Preferred Stock; Surrender of Certificates.

         (a) Exchange Fund. Promptly after the Effective Time, Acquiror shall deposit, or cause to be deposited, with a bank or trust company mutually agreeable to the parties to this Agreement (the "Exchange Agent"), for the benefit of the former holders of Company Common Stock and Company Preferred Stock, for exchange in accordance with this Article II, through the Exchange Agent, (i) certificates evidencing the number of shares of Acquiror Common Stock issuable pursuant to Section 2.1(a) and 2.1(b), and (ii) cash in an amount equal to the aggregate amount required to be paid in lieu of fractional interests of Acquiror Common Stock pursuant to Section 2.2(e). The certificates and cash deposited with the Exchange Agent in accordance with this subsection 2.2(a) are hereinafter referred to as the "Exchange Fund." The Exchange Agent shall, pursuant to irrevocable instructions, deliver Acquiror Common Stock and/or cash, as described above, in exchange for surrendered certificates evidencing Company Common Stock and Company Preferred Stock pursuant to the terms of this Agreement out of the Exchange Fund.

         (b) Letter of Transmittal. As soon as practicable after the Effective Time, Acquiror will send to each record holder of Company Common Stock and Company Preferred Stock at the Effective Time a letter of transmittal and other appropriate materials for use in surrendering Common Stock Certificates and Preferred Stock Certificates to the Exchange Agent.

         (c) Payment Procedures. Promptly after the Effective Time, the Exchange Agent shall distribute to each former holder of Company Common Stock and Company Preferred Stock, upon surrender to the Exchange Agent of one or more Common Stock Certificates and Preferred Stock Certificates for cancellation together with a duly executed and properly completed letter of transmittal, the shares of Acquiror Common Stock in accordance with the provisions of Section 2.1(a) and 2.1(b). If payment is to be made to a person other than the person in whose name a Common Stock Certificate or Preferred Stock Certificate surrendered is registered, it shall be a condition of payment that such Common Stock Certificate or Preferred Stock Certificate so surrendered shall be properly endorsed, with signatures guaranteed, or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Common Stock Certificate or Preferred Stock Certificate surrendered, or such person shall establish to the satisfaction of Acquiror that such tax has been paid or is not applicable. No interest shall be paid on any consideration payable in the Merger to former holders of Company Common Stock or Company Preferred Stock.

         (d) Distributions with Respect to Unexchanged Shares of Acquiror Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to Acquiror Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Common Stock Certificate or Preferred Stock Certificate with respect to the shares of Acquiror Common Stock evidenced thereby and no consideration shall be paid to any such holder, until the holder of such Common Stock Certificate or Preferred Stock Certificate shall surrender such Common Stock Certificate or Preferred Stock Certificate. If any holder of Company Common Stock and Company Preferred Stock shall be unable to surrender such holder's Common Stock Certificate or Preferred Stock Certificate because such Common Stock Certificate or Preferred Stock Certificate has been lost or destroyed, such holder may deliver in lieu thereof an affidavit and indemnity bond in form and substance and with surety reasonably satisfactory to Acquiror.

         (e) No Fractional Shares.

             (i) No fractional shares of the Acquiror Common Stock shall be issued as a result of the Merger. In lieu of the issuance of fractional shares, cash adjustments will be paid to the former holder of Company Common Stock and Company Preferred Stock in respect of any fraction of a share of Acquiror Common Stock which would otherwise be issuable under this Agreement. Such cash adjustment shall be equal to an amount determined by multiplying such fraction by the ASP.

             (ii) As soon as practicable after the determination of the amount of cash, if any, to be paid to former holders of Company Common Stock and Company Preferred Stock with respect to any fractional share interests of Acquiror Common Stock, the Exchange Agent shall promptly pay such amounts to such former holders of Company Common Stock and Company Preferred Stock subject to and in accordance with the terms of this Section
                   2.2. Acquiror will make available to the Exchange Agent the cash necessary for this purpose.

         (f) Termination of Exchange Fund. Any portion of the Exchange Fund that remains unclaimed by the former holders of the Company Common Stock and Company Preferred Stock for six months after the Effective Time shall be delivered to Acquiror, upon demand, and any former holders of Company Common Stock and Company Preferred Stock who have not theretofore complied with this Article II shall thereafter look only to Acquiror for the consideration to which they are entitled, without any interest thereon.

         (g) Withholding. Acquiror (or any affiliate thereof) shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of Company Common Stock and Company Preferred Stock such amounts as Acquiror (or any affiliate thereof) is required to deduct and withhold with respect to the making of such payment under the Code, or any other provisions of federal, state, local or foreign tax law. To the extent that amounts are so withheld by Acquiror, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of the Company Common Stock and Company Preferred Stock in respect of which such deduction and withholding was made by Acquiror.

         (h) Effect of Escheat Laws. Neither the Exchange Agent, Acquiror, Surviving Corporation nor the Company shall be liable to any holder of shares of Company Common Stock or Company Preferred Stock for any consideration delivered to a public official pursuant to any applicable abandoned property escheat or similar law.

         Section 2.3 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock or Company Preferred Stock thereafter on the records of the Company.

         Section 2.4 Dissenting Company Common Stock and Company Preferred Stock. Notwithstanding any other provision of this Agreement to the contrary, shares of Company Common Stock or Company Preferred Stock held by a holder who has not voted such Company Common Stock or Company Preferred Stock in favor of the authorization, approval and adoption of this Agreement and the Merger or consented thereto in writing and with respect to which dissenters' rights shall have been demanded and perfected in accordance with Sections 623 and 910 of the NYBCL (the "Dissenting Company Stock") and as of the Effective Time not withdrawn shall not be converted into the right to receive the consideration payable pursuant to Section 2.1(a) or 2.1(b) at or after the Effective Time, but such Company Common Stock and Company Preferred Stock shall become the right to receive such consideration as may be determined to be due to holders of Dissenting Company Stock pursuant to the laws of the State of New York unless and until the holder of such Dissenting Company Stock withdraws his or her demand for such appraisal or becomes ineligible for such appraisal. If a holder of Dissenting Company Stock shall withdraw his or her demand for such appraisal or shall become ineligible for such appraisal (through failure to perfect or otherwise), then, as of the Effective Time or the occurrence of such event, whichever last occurs, such holder's Dissenting Company Stock shall automatically be converted into and represent the right to receive the consideration payable pursuant to Section 2.1(a) or 2.1(b), without interest, as provided in Section 2.1(a) and 2.1(b). The Company shall give Acquiror (i) prompt notice of any demands for appraisal of Company Common Stock or Company Preferred Stock received by the Acquiror and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of Acquiror, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

         Section 2.5 Option Plans.

         (a) Each outstanding option to purchase Company Common Stock issued to employees and consultants of the Company pursuant to the Company's 1995 Stock Option/Stock Issuance Plan (as amended February 15, 1996) (the "Option Plan") (and not including options granted to certain consultants under certain Consulting Agreements dated October 2, 1996, as amended, which were not granted under the Option Plan), whether vested or unvested (each an "Employee Stock Option"), which is not exercised on or before the Closing Date shall remain outstanding after the Effective Time and shall be assumed by Acquiror. The parties intend that Acquiror's assumption of the Employee Stock Options shall be treated as "assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of Section 424 of the Code and this subsection (a) shall be interpreted and applied consistent with such intent. Each Employee Stock Option assumed by Acquiror shall be exercisable upon the same terms and conditions as under the Option Plan and applicable option agreement issued thereunder, except that (i) such Employee Stock Option shall be exercisable for that number of shares of Acquiror's Common Stock equal to CR (as defined in Section 2.1) multiplied by the number of shares of Company Common Stock for which such Employee Stock Option was exercisable and rounded to the nearest whole share with fractions of 0.5 or greater rounded up and fractions of less than 0.5 rounded down, and (ii) the exercise price of such Employee Stock Option shall be equal to the exercise price of such option as of the date hereof divided by CR and rounded up to the nearest whole cent. No fractional shares of Company Common Stock shall be issued upon exercise of any Employee Stock Option, and any and all fractional shares shall be canceled.

         (b) Except for such options which by their terms terminate at the Effective Time, each outstanding option to purchase Company Common Stock issued to a non-employee director pursuant to the Option Plan (a "Director Stock Option"), whether vested or unvested, which is not exercised on or before the Closing Date, shall remain outstanding after the Effective Time and shall be assumed by Acquiror. Each Director Stock Option assumed by Acquiror shall be exercisable upon the same terms and conditions as under the Option Plan and the applicable option agreement issued thereunder, except that (i) such Director Stock Option shall be exercisable for that number of shares of Acquiror's Common Stock equal to CR multiplied by the number of shares of Company Common Stock for which such Director Stock Option was exercisable and rounded to the nearest whole share with fractions of 0.5 or greater rounded up and fractions of less than 0.5 rounded down, and (ii) the exercise price of such Director Stock Option shall be equal to the exercise price of such Director Stock Option as of the date hereof divided by CR and rounded up to the nearest whole cent.

         (c) As soon as practicable after the Effective Time, Acquiror shall deliver to the holders of Employee Stock Options and Director Stock Options appropriate notices setting forth such holders' rights pursuant to the Option Plan and the agreements evidencing the grants of such Employee Stock Options and Director Stock Options shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 2.5 after giving effect to the Merger).

         Section 2.6 Warrants.

         (a) Each outstanding warrant to purchase Company Common Stock issued to the warrantholders listed on Schedule 2.6 of the Company Disclosure Schedule (as defined in Section 3.1(a) below) (collectively, the "Warrants") shall remain outstanding after the Effective Time. As of the Effective Time, the Acquiror shall assume the obligation to deliver to the holder of each Warrant such shares of stock, securities, cash or property as such holder shall be entitled to purchase in accordance with the provisions of such holder's Warrant which set forth the effect on the Warrant of the Merger.


                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Acquiror and Acquisition Subsidiary as follows:

         Section 3.1 Organization.

         (a) Except as set forth in Section 3.1 of the Company Disclosure Schedule (as defined below), each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority and any necessary governmental authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and, except as set forth in Section 3.1 of the Company Disclosure Schedule (as defined below), is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its owned, operated or leased properties or the nature of its activities makes such qualification necessary, other than where the failure to be so duly qualified and in good standing could not reasonably be expected to have a Company Material Adverse Effect (as defined below in Section 3.1(b)). A true and complete list of all the Company's subsidiaries, together with the jurisdiction of incorporation of each subsidiary, the percentage of each subsidiary's outstanding capital stock owned by the Company or another subsidiary and an indication of whether each such subsidiary of the Company is a subsidiary of the Company that would constitute a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 of Regulation S-X of the Securities and Exchange Commission ("SEC"), is set forth in Section 3.1 of the Company Disclosure Schedule delivered to Acquiror and Acquisition Subsidiary on or before the date hereof (the "Company Disclosure Schedule").

         (b) The term "Company Material Adverse Effect," as used in this Agreement, means any change or effect (including but not limited to any action taken, or law enacted, enforced, interpreted, or deemed applicable to the Company or any of its subsidiaries, by any Governmental Entity (as defined in Section 3.4)) that, individually or when taken together with all other changes or effects, would be materially adverse to the condition (financial or otherwise), results of operations, business, properties (including intangible properties), prospects, assets or liabilities of the Company and its subsidiaries taken as a whole.

         Section 3.2 Capitalization.

         (a) Capitalization. The authorized capital stock of the Company consists of 40,000,000 shares of common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $1.00 per share, of which 100,000 shares of such preferred stock have been designated 6% Convertible Preferred Stock and 328,569 shares of such preferred stock have been designated $35.00 6% Convertible Preferred Stock. As of the date hereof, (i) 10,398,243 shares of Company Common Stock were issued and outstanding, (ii) no shares of the 6% Convertible Preferred Stock were issued and outstanding, (iii) 328,569 shares of Company Preferred Stock were issued and outstanding, (iv) no shares of Company Common Stock were held in the treasury of the Company, (v) 7,152,308 shares of Company Common Stock were reserved for issuance upon conversion of the Company Preferred Stock; (vi) 1,160,500 shares of Company Common Stock were reserved for issuance upon exercise of outstanding options under the Option Plan, (vii) 1,730,000 shares of Company Common Stock were reserved for issuance pursuant to options granted to certain consultants, as more fully described in Section 3.2 of the Company Disclosure Schedule, and (viii) 3,120,600 shares of Company Common Stock were reserved for issuance under outstanding warrants exercisable for the purchase of Company Common Stock, as more fully described in Section 3.2 of the Company Disclosure Schedule (the "Warrants"). Section 3.2 of the Company Disclosure Schedule sets forth a true and correct list as of the date hereof of all holders of options or warrants to purchase Company Common Stock, the number of such options or warrants outstanding as of such date, and the exercise price per option or warrant. The Company has delivered to Acquiror complete and correct copies of the Option Plan, Warrants and all forms of stock options issued pursuant to the Option Plan or otherwise, including all amendments thereto. All of the outstanding shares of Company Common Stock and Company Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable and have not been issued in violation of (nor are any of the authorized shares of capital stock of, or other equity interests in the Company or any of its wholly-owned subsidiaries subject
to) any preemptive or similar rights created by statute, the Certificate of Incorporation or Bylaws (or the equivalent organizational documents) of the Company or of its subsidiaries, or any agreement to which the Company or any of its subsidiaries is bound, and, except as set forth in Section 3.2 of the Company Disclosure Schedule, all such issued shares or the equity interests owned by the Company or a subsidiary of the Company are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations on the Company's or such subsidiaries' voting rights, charges or other encumbrances. Except as set forth in Section 3.2 of the Company Disclosure Schedule, there are no options, warrants or other rights, convertible debt, agreements, arrangements or commitments of any character obligating the Company or any of its subsidiaries to issue or sell any shares of capital stock of or other equity interests in the Company or any of its subsidiaries. Except as set forth in
Section 3.2 of the Company Disclosure Schedule, the Company is not obligated to redeem, repurchase or otherwise reacquire any of its capital stock or other securities. No bonds, indentures, notes or other indebtedness of the Company having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which shareholders may vote is issued or outstanding.

         (b) Except as set forth in Section 3.2 of the Company Disclosure Schedule, all of the outstanding shares of the capital stock of each subsidiary of the Company are beneficially owned by the Company, directly or indirectly, and all such shares have been duly authorized, validly issued and are fully paid and nonassessable. There are no existing options, calls or commitments of any character relating to the issued or unissued capital stock or other securities of any subsidiary. Except as set forth in Section 3.2 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries owns, directly or indirectly, or have a right to acquire an equity interest in any corporation, limited liability company, partnership, joint venture or other business association or entity.

         (c) Except as set forth in Section 3.2 of the Company Disclosure Schedule, there are no obligations, contingent or otherwise, of the Company, or any of its subsidiaries (other than advances to subsidiaries in the ordinary course of business) to provide funds to, or make any investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any subsidiary of the Company or any other Person (as defined in Section 8.11). Except (q) as set forth in Section 3.2 of the Company Disclosure Schedule, (r) for any agreements, arrangements or commitments between the Company and its subsidiaries or between such subsidiaries, there are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any Person is or may be entitled to receive any payment based on the revenues or earnings, or calculated in accordance therewith, of the Company or any of its subsidiaries. There are no voting trusts, proxies or other agreements or understandings to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound with respect to the voting of any shares of capital stock or other equity interests of the Company or of any of its subsidiaries.

         Section 3.3 Authorization; Validity of Agreement; Necessary Action. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby (subject to the approval and adoption of this Agreement by the shareholders of the Company as set forth in Section 5.5(a)). The execution, delivery and performance by Company of this Agreement, and the consummation of the Merger and of the other transactions contemplated hereby, have been duly authorized by the Board of Directors of Company and no other corporate action on the part of Company is necessary to authorize the execution and delivery by Company of this Agreement and the consummation of the transactions contemplated hereby (subject to the approval and adoption of this Agreement by the shareholders of the Company as set forth in Section 5.5(a)). This Agreement has been duly executed and delivered by Company and, assuming due and valid authorization, execution and delivery hereof by the Acquiror and the Acquisition Subsidiary, is a valid and binding obligation of Company, enforceable against Company in accordance with its terms.

         Section 3.4 Consents and Approvals; No Violations. Except for the filings or the consents, authorizations or approvals under the agreements set forth in Section 3.4 of the Company Disclosure Schedule and the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Exchange Act of 1934 (the "Exchange Act"), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), state securities or blue sky laws, the New York Public Health Law (the "Public Health Law") and federal and other state laws and regulations governing the acquisition or operation of a home health care provider and the filing and recordation of a certificate of merger under the NYBCL or the DGCL, neither the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby nor compliance by the Company with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or the bylaws of the Company or of any of its subsidiaries, (ii) require any filing with, or permit, authorization, consent or approval of, any court, arbitration tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, domestic or foreign (a "Governmental Entity"), on the part of the Company or any subsidiary, (iii) require the consent of any Person under, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound, the lack of which consent, or which violation, breach or default, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect, or (iv) conflict with or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, writ, injunction or decree applicable to the Company, any of its subsidiaries or any of their properties or assets.

         Section 3.5 SEC Reports and Financial Statements.

         (a) The Company has timely filed (i) with the SEC, and has delivered or made available to Acquiror, true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 1994 under the Securities Act or the Exchange Act, including, without limitation (i) all Annual Reports on Form 10-K, (ii) all Quarterly Reports on Form 10-Q, (iii) all proxy statements relating to meetings of shareholders (whether annual or special), (iv) all Current Reports on Form 8-K, and (v) all other reports, schedules, registration statements or other documents (collectively, the "Company SEC Documents"). Except as set forth in Section 3.5 of the Company Disclosure Schedule, the Company SEC Documents were prepared in accordance with the Securities Act or the Exchange Act, as the case may be, including without limitation the applicable accounting requirements thereunder and the published rules and regulations of the SEC with respect thereto, (ii) the Company SEC Documents when filed, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company's subsidiaries is required to file any statements or reports with the SEC pursuant to Sections 13(a) or 15(d) of the Exchange Act.

         (b) Except as set forth in Section 3.5 of the Company Disclosure Schedule, the consolidated financial statements (including the related notes thereto) of the Company included in the Company SEC Documents, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company and its consolidated subsidiaries as of the respective dates and for the respective periods thereof, except that the unaudited interim quarterly financial statements were or are subject to normal and recurring year-end adjustments which were or are not expected to be material in amount. Except as set forth in
Section 3.5 of the Company Disclosure Schedule, the Company is not aware of any facts or circumstances which would require the Company to amend or restate any of the Company SEC Documents, including without limitation the financial information included therein.

         Section 3.6 Absence of Certain Changes. Since January 1, 1997, except as contemplated in this Agreement and set forth in Section 3.6 of the Company Disclosure Schedule, there has not been:

         (a) any Company Material Adverse Effect;

         (b) any damage, destruction or loss with respect to any of the assets of the Company or any of its subsidiaries that, if not covered by insurance, has caused or could be expected to cause the Company to incur an expense, cost or loss of $50,000 or more;

         (c) any issuance of any capital stock by the Company or any of its subsidiaries, or any adjustment to the conversion price of the Company Preferred Stock, or any adjustment to the exercise price under any option or warrant issued by the Company, or any redemption or other acquisition of capital stock by the Company or any of its subsidiaries or any declaration or payment of any dividend or other distribution in cash, stock or property with respect to capital stock;

         (d) any stock split, reverse stock split, combination, reclassification or other similar action with respect to capital stock;

         (e) other than as contemplated by this Agreement, any entry into any agreement, commitment or transaction (including, without limitation, any borrowing or capital expenditure) which requires the payment of more than $50,000 on an annual basis or which cannot be terminated upon notice of 30 days or less;

         (f) any transfer of, or rights granted under, any licenses, agreements, patents, trademarks, trade names or copyrights;

         (g) any mortgage, pledge, security interest or imposition of lien or other encumbrance on any asset of the Company or any of its subsidiaries which, individually or in the aggregate with all assets encumbered since January 1, 1997, has a book value of at least $50,000;

         (h) any change by the Company in accounting principles or methods except insofar as may have been required by a change in generally accepted accounting principles and disclosed in the Company SEC Documents; or

         (i) any increase in the benefits under, or the establishment or amendment of, any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, performance awards (including, without limitation, the granting of stock appreciation rights or restricted stock awards), stock purchase or other employee benefit plan, or any increase in the compensation payable or to become payable to any of the directors or officers of the Company or the employees of the Company or its subsidiaries as a group, except for (A) increase in salaries or wages payable or to become payable in the ordinary course of business and consistent with past practice, or (B) the granting of stock options in the ordinary course of business to employees of the Company or its subsidiaries who are not directors or executive officers of the Company.

         Except as set forth in Section 3.6 of the Company Disclosure Schedule, since January 1, 1997 the Company and its subsidiaries have conducted their business only in the ordinary course and in a manner consistent with past practice and have not made any material change in the conduct of the business or operations of the Company and its subsidiaries taken as a whole. Except as set forth in Section 3.6 of the Company Disclosure Schedule, no Person has or will have the right to receive any severance, bonus, other payment, increase or change in benefits or vesting of stock options, shares or other benefits as a result of any of the transactions contemplated by this Agreement.

         Section 3.7 No Undisclosed Liabilities. Except as set forth in Section
3.7 of the Company Disclosure Schedule, and except as reflected or reserved against in the consolidated financial statements contained in the Company SEC Documents, the Company and its subsidiaries have no liabilities of any nature (whether accrued, absolute, contingent or otherwise), except those liabilities incurred in the ordinary course of business which could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

         Section 3.8 Litigation. Except as disclosed in the Company SEC Documents or in Section 3.8 of the Company Disclosure Schedule, there is no suit, claim, action, arbitration, proceeding or investigation pending before any Governmental Entity or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries. Except as disclosed in the Company SEC Documents or in Section 3.8 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is subject to any outstanding order, including, without limitation, cease-and-desist or other orders, writ, injunction, decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Entity.

         Section 3.9 No Default; Compliance with Applicable Laws. Except as disclosed in Section 3.9 of the Company Disclosure Schedule, the business of the Company and each of its subsidiaries is not being conducted in default or violation of any term, condition or provision of (i) its respective Certificate of Incorporation or bylaws, (ii) any agreement to which the Company or its subsidiaries is a party or (iii) any federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to the Company or any of its subsidiaries, excluding from the foregoing clauses (ii) and (iii), defaults or violations which could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Section 3.9 of the Company Disclosure Schedule sets forth a true, complete and accurate description of all reports delivered to the Company or its counsel or agents with respect to the Company or any of the Company's subsidiaries made by federal, state and local governmental agencies or authorities for the past five years, together with a description of all recommendations of actions taken by, submission of information to, fines and penalties imposed by, all such governmental agencies and authorities. Except as disclosed in Section 3.9 of the Company Disclosure Schedule, as of the date of this Agreement, no investigation or review by any Governmental Entity or other entity with respect to the Company or any of its subsidiaries is pending or, to the knowledge of the Company, threatened, nor has any Governmental Entity or other entity indicated an intention to conduct the same. Each of the Company and its subsidiaries has in effect all Federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Company Permits") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Company Permit, except for the absence of Company Permits and for defaults under Company Permits which absence or defaults, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect. The Company has timely filed all forms, reports, statements and other documents required to be filed by the Company with any Governmental Entities other than the SEC, including, without limitation, health regulatory authorities (collectively, "Company Reports") except to the extent that any failure to file such Company Reports has not and will not result in a Company Material Adverse Effect. Except as set forth in Section 3.9 of the Company Disclosure Schedule, the Company Reports were prepared in all material respects in accordance with the requirements of applicable law.

         Section 3.10 Intellectual Property.

         (a) Section 3.10 of the Company Disclosure Schedule sets forth all patents, trademarks, copyrights, service marks and trade names owned or used by the Company and its subsidiaries relating to the business of the Company and its subsidiaries, all applications for any of the foregoing, and all permits, grants and licenses or other rights running to or from Company relating to any of the foregoing (the "Intellectual Property Rights"), and there are no other patents, trademarks, copyrights, service marks, and trade names that are material to the business of the Company. To the Company's knowledge: (i) with respect to trademarks or service marks material to the business of the Company and its subsidiaries as presently conducted (and only in such jurisdictions where such trademarks or service marks are material to the business of the Company and its subsidiaries as presently conducted), all renewals of the registrations set forth in Section 3.10 of the Company Disclosure Schedule for such trademarks or service marks have been appropriately filed; (ii) Company has exercised its best efforts to ensure compliance with all registration requirements, and has paid all necessary government fees; and (iii) the trademark or service marks registrations material to the business of the Company as presently conducted are valid with respect to the products or services that are covered by the registrations. The trademarks and service marks of Company that are material to the business of the Company are identified on Section 3.10 of the Company Disclosure Schedule by means of an asterisk.

         (b) Except as set forth on Section 3.10 of the Company Disclosure Schedule, no Intellectual Property Rights or any other such right is subject to any security interest or outstanding order, judgment, decree, stipulation or agreement restricting the use or licensing thereof. During the three years preceding the date hereof, neither the Company nor any subsidiary has been sued or charged in writing with or been a defendant in any claim, suit, action or proceeding which involves a claim of infringement of any Intellectual Property Rights; and the Company has no knowledge of any basis for any charge or claim of any infringement by the Company of any Intellectual Property Rights.

         Section 3.11 Taxes.

         (a) For purposes of this Section 3.11 and other provisions of this Agreement relating to Taxes, the following definitions shall apply:

             (i) The term "taxes" shall mean all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, (A) imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including but not limited to, federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld or collected, (B) any liability for the payment of amounts referred to in (A) as a result of being a member of any affiliated, consolidated, combined or unitary group, or (C) any liability for amounts referred to in (A) or (B) as a result of any obligations to indemnify another Person.

             (ii) The term "returns" shall mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

         (b) Except as set forth in Section 3.11 of the Company Disclosure Schedule, and except as could not, either individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) all Returns required to be filed by or on behalf of the Company and each of its subsidiaries have been duly filed on a timely basis and such Returns are true, complete and correct, (ii) all Taxes shown to be payable on such Returns or on subsequent assessments with respect thereto, and all payments of estimated Taxes required to be made by or on behalf of the Company and each of its subsidiaries under Section 6655 of the Code or comparable provisions of state, local or foreign law, have been paid in full on a timely basis or have been accrued on the Financial Statements, and no other Taxes are payable by the Company or any of its subsidiaries with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns) or with respect to any period prior to the date of this Agreement, (iii) the Company and each of its subsidiaries has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party, (iv) there are no liens on any of the assets of the Company or any of its subsidiaries with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that the Company or such subsidiary is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established, (v) the amount of the Company's and its subsidiaries' liability for unpaid Taxes (whether actual or contingent) for all periods through the date of the Financial Statements does not, in the aggregate, exceed the amount of the current liability accruals for Taxes reflected on the Financial Statements, and the Financial Statements properly accrue in accordance with GAAP all liabilities for Taxes payable after the date of the Financial Statements attributable to transactions and events occurring prior to such date, and (vi) no liability for Taxes of the Company or any of its subsidiaries has been incurred (or prior to Closing will be incurred) since such date other than in the ordinary course of business.

         (c) Except as set forth in Section 3.11(c) of the Company Disclosure Schedule, the Company has made available to Acquiror true and complete copies of
(i) relevant portions of income tax audit reports, statements of deficiencies, closing or other agreements received by or on behalf of the Company or any of its subsidiaries relating to Taxes, and (ii) all federal and state income or franchise tax returns and state sales and use tax Returns for or including the Company or any of its subsidiaries for the periods ended on and after December 31, 1994, 1995 and 1996, excluding from the foregoing such returns with respect to Taxes the nonpayment of which, individually or in the aggregate, could not reasonably be expected to cause a Company Material Adverse Effect. Neither the Company nor any of its subsidiaries does business in or derives income from any state other than states for which Returns have been duly filed and made available to Acquiror.

         (d) Except as disclosed in Section 3.11(d) of the Company Disclosure Schedule, (i) the Returns of or including the Company and its subsidiaries have never been audited by a government or taxing authority, nor is any such audit in process, threatened or, to the Company's knowledge, pending (either in writing or verbally, formally or informally), (ii) no deficiencies exist or have been asserted (either in writing or verbally, formally or informally) or are expected to be asserted, with respect to Taxes of the Company or any of its subsidiaries, and neither the Company nor any such subsidiary has received notice (either in writing or verbally, formally or informally) nor expects to receive notice that it has not filed a Return or paid Taxes required to be filed or paid, (iii) neither the Company nor any of its subsidiaries is a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened (either in writing or verbally, formally or informally) against the Company, any of its subsidiaries, or any of their assets, and (iv) no waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of the Company or its subsidiaries, [excluding from the foregoing any such audit, threat of audit, deficiency, proposed deficiency, action, proceeding for assessment or collection, waiver or extension with respect to which the amount in controversy is less than $50,000.

         (e) Neither the Company nor any subsidiary has entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense to the Company or such subsidiary pursuant to Section 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code.

         (f) Neither Company nor any of its subsidiaries has made an election under Section 341(f) of the Code.

         (g) For federal income tax purposes, as of the Closing Date the consolidated net operating loss carryforwards ("NOLs") of the Company and its subsidiaries for tax years through 1996 carrying forward to 1997 will be not less than $35,000,000, and prior to the Closing Date the ability to use such NOLs will not be subject to any limitation under Section 382 of the Code or the consolidated return regulations under Section 1502 of the Code.

         Section 3.12 Tax Matters; Pooling.

         (a) Neither Company nor, to the knowledge of Company, any of its affiliates has taken or agreed to take any action that would prevent the Merger from (a) constituting a reorganization qualifying under the provisions of
Section 368(a) of the Code or (b) being treated for financial accounting purposes as a "pooling of interests" pursuant to APB Opinion No. 16 in accordance with generally accepted accounting principles and the rules, regulations and interpretations of the SEC (a "Pooling Transaction").

         (b) To the best knowledge of the Company, there is no plan or intention by any shareholder of the Company who owns five percent or more of the Company Common Stock, nor any plan or intention on the part of any other shareholder of Company Common Stock, to sell, exchange or otherwise dispose of a number of shares of Acquiror Common Stock to be received in the Merger that would reduce the Company Shareholders' ownership of Acquiror Common Stock to a number of shares having a value, as of the Effective Time, of less than 50 percent of the value of all of the Company Common Stock and Company Preferred Stock (including shares of Company Common Stock exchanged for cash in lieu of fractional shares of Acquiror Common Stock) outstanding immediately prior to the Effective Time.

         (c) Following the Merger, Company will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets held immediately prior to the Merger. For purposes of this representation, amounts used by Company to pay Merger expenses and all redemptions and distributions (except for regular, normal dividends) made by Company will be included as assets of Company immediately prior to the Merger.

         (d) There is no intercorporate indebtedness existing between the Company and Acquiror or between the Company and Acquisition Subsidiary that was issued, acquired or will be settled at a discount.

         (e) The Company is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

         (f) The Company is not under the jurisdiction of a court in a title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

         (g) On the Closing Date, the fair market value of the assets of the Company will exceed the sum of its liabilities, plus the liabilities to which the assets are subject.

         Section 3.13 Affiliates. Section 3.13 of the Company Disclosure
Schedule identifies all Persons who, to the knowledge of the Company, may be deemed to be affiliates of the Company under Rule 145 of the Securities Act, including, without limitation, all directors and executive officers of the Company.

         Section 3.14 Certificate of Incorporation and Bylaws. The Company has heretofore furnished to Acquiror a complete and correct copy of the Certificate of Incorporation and the bylaws or equivalent organizational documents, each as amended to the date hereof, of the Company and made available to Acquiror such documents with respect to all subsidiaries. Such Certificate of Incorporation, bylaws and equivalent organizational documents are in full force and effect. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or bylaws or equivalent organizational documents.

         Section 3.15 Properties.

         (a) Except as disclosed in Section 3.15 to the Company Disclosure Schedule, the Company and its subsidiaries have good and marketable title, or valid leasehold rights in the case of leased property, to all real property and all personal property purported to be owned or leased by them, free and clear of all liens, security interests, claims, encumbrances and charges, excluding (i) immaterial liens for fees, taxes, levies, imposts, duties or governmental charges of any kind which are not yet delinquent or are being contested in good faith by appropriate proceedings which suspend the collection thereof, (ii) immaterial liens for mechanics, materialmen, laborers, employees, suppliers or other liens arising by operation of law for sums which are not yet delinquent or are being contested in good faith by appropriate proceedings, (iii) purchase money liens on office, computer and related equipment and supplies incurred in the ordinary course of business, and (iv) liens or defects in title or leasehold rights. All buildings, and all fixtures, equipment and other property and assets held under leases or sub-leases by the Company or any of its subsidiaries are held under valid instruments enforceable in accordance with their respective terms. Substantially all of the Company's and its subsidiaries' equipment in regular use has been reasonably maintained and is in serviceable condition, reasonable wear and tear excepted.

         (b) Except as set forth in Section 3.15 (b) of the Company Disclosure Schedule, consummation of the Merger will not result in any breach of or constitute a default (or an event with which notice or lapse of time or both would constitute a default) under, or give to others any rights of termination or cancellation of, or require the consent of others under, any lease in which the Company or any of its subsidiaries is a lessee.

         Section 3.16   Employee Benefit Plans. The Company has disclosed in
Section 3.16 of the Company Disclosure Schedule a list of all employee welfare benefit plans (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), employee pension benefit plans (as defined in Section 3(2) of ERISA) and all other bonus, stock option, stock purchase, benefit, profit sharing, savings, retirement, disability, insurance, incentive, deferred compensation and other similar fringe or employee benefit plans, programs or arrangements for the benefit of, or relating to, any employee of, or independent contractor or consultant to, the Company or any of its subsidiaries (together, the "Employee Plans"). The Company has made available to Acquiror true and complete copies of all Employee Plans, as in effect, together with all amendments thereto which will become effective at a later date, as well as the latest Internal Revenue Service determination letters obtained with respect to any Employee Plan qualified under Section 401(a) or 501(a) of the Code. Also with respect to each Employee Plan, true and complete copies of the
(i) three most recent annual actuarial valuation reports, if any, (ii) three last filed Forms 5500 together with Schedule A or B thereto or both, (iii) most recent summary plan descriptions (as defined in ERISA), if any, and all modifications thereto communicated to employees, and (iv) three most recent annual or periodic accounting of related plan assets, if any, have been, or will be, made available to Acquiror and are, or will be, correct in all material respects. Except as disclosed in Section 3.16 of the Company Disclosure Schedule, all of the foregoing are legal, valid, binding, in full force and effect and there are no material defaults thereunder, and no rights of the Company or any of the Company's subsidiaries with respect to any Employee Plan intended to qualify under Section 401(a) of the Code will be impaired by the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. Neither the Company nor any of its subsidiaries nor any of their respective directors, officers, employees or agents, nor, to the knowledge of the Company and its subsidiaries, any "party in interest" or "disqualified person", as such terms are defined in Section 3 of ERISA and Section 4975 of the Code has, with respect to any Employee Plan, engaged in or been a party to any "prohibited transaction", as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which could result in the imposition of either a material penalty assessed pursuant to Section 502(i) of ERISA or a material tax imposed by
Section 4975 of the Code, in each case applicable to the Company, any of its subsidiaries or any Employee Plan. Except as disclosed in Section 3.16 of the Company Disclosure Schedule, all Employee Plans are in compliance in all material respects with the currently applicable requirements prescribed by all statutes, orders, or governmental rules or regulations currently in effect with respect to such Employee Plans, including, but not limited to, ERISA and the Code and, to the knowledge of the Company, there are no pending or threatened claims, lawsuits or arbitrations (other than routine claims for benefits) which have been asserted or instituted against the Company, any of its subsidiaries, any Employee Plan or the assets of any trust for any Employee Plan. Except as disclosed in Section 3.16 of the Company Disclosure Schedule, each Employee Plan which is a group health plan (within the meaning of Section 5000(b)(i) of the Code) complies in all material respects with and has been maintained and operated in material compliance with each of the requirements of Section 162(k) of the Code as in effect for years beginning prior to 1989, Section 4980B of the Code for years beginning after December 31, 1988 and Part 6 of Subtitle B of Title I of ERISA. Each Employee Plan intended to qualify under Section 401(a) of the Code does so qualify as to form in all material respects, and the trusts created thereunder are as to form exempt from tax under the provisions of
Section 501(a) of the Code. All contributions or payments required to be made or accrued before the Effective Time under the terms of any Employee Plan will have been made or accrued by the Company or by its subsidiaries, as applicable, by the Effective Time. No Employee Plan subject to Section 412 of the Code has incurred any "accumulated funding deficiency" (as defined in ERISA), whether or not waived. Neither the Company nor any of its subsidiaries has incurred or reasonably expects to incur any liability to the Pension Benefit Guaranty Corporation with respect to any Employee Plan. Neither the Company nor any of its subsidiaries has incurred or reasonably expects to incur any withdrawal liability with respect to any "multiemployer plan" (as defined in Section 3(37) of ERISA). There have been no changes in the operation or interpretation of any of the Employee Plans since the most recent annual report or actual report which would have any material effect on the cost of operating or maintaining such Employee Plans. Except as disclosed in Section 3.16 of the Company's Disclosure Schedule, no event has occurred or will occur which will result in liability to the Company in connection with any Employee Plan established, maintained, or contributed to (currently or previously) by Company or by any other entity which, together with Company, constitute elements of either (i) a controlled group of corporations (within the meaning of Section 414(b) of the Code), (ii) a group of trades or businesses under common control (within the meaning of Sections 414(c) of the Code or 4001 of ERISA), (iii) an affiliated service group (within the meaning of Section 414(m) of the Code), or
(iv) another arrangement covered by Section 414(o) of the Code.

         Section 3.17  Labor Matters.

         (a) Section 3.17 of the Company Disclosure Schedule sets forth a list of all employees and officers of the Company and its subsidiaries whose individual base compensation is in excess of $50,000 and their respective positions with the Company or one or more of its subsidiaries.

         (b) Except as set forth in Section 3.17 of the Company Disclosure Schedule (i) neither the Company nor any of its subsidiaries is a party to any outstanding employment agreements or contracts with directors, officers, employees or consultants that are not terminable at will, or that provide for the payment of any bonus or commission; (ii) neither the Company nor any of its subsidiaries is a party to any agreement, policy or practice that requires it to pay termination or severance pay to salaried, non-exempt or hourly employees (other than as required by law); (iii) neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its subsidiaries, nor does the Company or any of its subsidiaries know of any activities or proceedings of any labor union to organize any such employees.

         (c) Except as set forth in Section 3.17 of the Company Disclosure
Schedule: (i) the Company and all of its subsidiaries are in compliance in all material respects with all applicable laws relating to employment and employment practices, wages, hours, and terms and conditions of employment; (ii) there is no unfair labor practice charge or complaint pending before the National Labor Relations Board ("NLRB"); (iii) there is no labor strike, material slowdown or material work stoppage or lockout actually pending or, to the Company's knowledge, threatened against or affecting the Company or any of its subsidiaries, and neither the Company nor any of its subsidiaries has experienced any strike, material slowdown or material work stoppage or lockout since January 1, 1995; (iv) there is no representation, claim or petition pending before the NLRB and no question concerning representation exists relating to the employees of the Company or any of its subsidiaries; (v) there are no charges with respect to or relating to the Company or any of its subsidiaries pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices; (vi) neither the Company nor any of its subsidiaries has formal notice from any Federal, state, local or foreign agency responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of the Company or any of its subsidiaries and no such investigation is in progress.

         Section 3.18 Brokers. Except as set forth in Section 3.18 of the Company Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Acquirer true and complete information concerning the financial arrangements pursuant to which the firms disclosed in
Section 3.18 of the Company Disclosure Schedule would be entitled to any payment as a result of the transactions contemplated hereunder.

         Section 3.19  Environmental Matters

         (a) The operations of the Company and its former and present subsidiaries have complied and are in compliance in all material respects with all applicable federal, state and local environmental laws, statutes and regulations.

         (b) The operations of the Company and its former and present subsidiaries have not been and are not now the subject of any past, pending or, to the knowledge of the Company, threatened claim or judicial or administrative proceeding alleging the violation of, or any liability under, any federal, state or local environmental law, statute or regulation.

         (c) The operations of the Company and its former and present subsidiaries have not been and are not now the subject of any past, pending or, to the knowledge of the Company, threatened federal, state or other investigation pursuant to which the Company or any subsidiary has been asked for information or ordered, directed or requested to respond in any way to a release or threatened release of any hazardous or toxic waste or substance into the environment.

         (d) Neither the Company nor any of its former or present subsidiaries has filed or been required to file any notice under federal or state law (i) indicating past or present treatment, storage or disposal requiring a Part B permit or designation of "interim status" as defined under 40 C.F.R. Parts 260-270 or any state or local equivalent, of a hazardous or toxic waste or substance or (ii) reporting a spill or release of a hazardous or toxic waste or substance into the environment.

         (e) Neither the Company nor any of its former or present subsidiaries has released, or threatened the release of any hazardous or toxic waste or substance into the environment, except where such release or releases could not, individually or in the aggregate, give rise to liabilities which could have a Company Material Adverse Effect.

         (f) Except as set forth in Section 3.19 of the Company Disclosure Schedule, none of the operations of the Company or any former or present subsidiary involve or have involved the generation, transportation, treatment or disposal of hazardous waste as defined under any applicable federal, state and local environmental laws, statutes and regulations.

         (g) No lien in favor of any governmental authority for (i) any liability under federal, state or local environmental laws, statutes or regulations, or (ii) damages arising from or costs incurred by such governmental authority in response to a release or threatened release of a hazardous or toxic waste or substance into the environment has been filed or attached to any premises now or previously leased, operated or occupied by the Company or any former or present subsidiary.

         (h) All permits, licenses, certificates, approvals and other authorizations (hereinafter collectively "permits") necessary for the conduct of the business of the Company and its subsidiaries under any applicable Federal, state and local environmental laws, statutes and regulations have been obtained by the Company and any subsidiary. All such permits are valid and in full force and effect. Each of the Company and its subsidiaries has complied and is in compliance in all material respects with all covenants and conditions of any permits and no circumstances exist which could cause any permit to be revoked, modified or rendered non-renewable upon the payment of the ordinary permit fee or, to the Company's knowledge, which could impose upon the Company, any of the Company's subsidiaries or the Surviving Corporation the obligation to obtain any additional permits for such activities, absent a change in operations other than the transactions contemplated by this Agreement.

         (i) Except as set forth in Section 3.19 of the Company Disclosure Schedule, no hazardous or toxic waste or substance has been or is currently manufactured, refined, treated, discharged, disposed of, deposited or otherwise released or threatened to be released in, on, about, under or from any premises leased, operated or occupied by the Company or any of its former or present subsidiaries except for concentrations or quantities that occur naturally on the premises or that are present in construction materials, office equipment or other office furnishings used in the existing improvements on said premises and normal quantities of those hazardous or toxic wastes or substances customarily used in the conduct of general administrative and executive office activities all of which have been handled in compliance with applicable federal, state and local environmental laws, statutes and regulations.

         (j) Except as set forth in Section 3.19 of the Company Disclosure Schedule, no hazardous or toxic waste or substance has been or is currently stored, used, generated, transported, handled or otherwise present in on or about any premises leased, operated or occupied by the Company or any of its former or present subsidiaries except for concentrations or quantities that occur naturally on the premises or that are present in construction materials, office equipment or other office furnishings used in the existing improvements on said premises and normal quantities of those hazardous or toxic wastes or substances customarily used in the conduct of general administrative and executive office activities all of which have been handled in compliance with applicable federal, state and local environmental laws, statutes and regulations.

         (k) Except as set forth in Section 3.19 of the Company Disclosure Schedule, neither the Company nor any former or present subsidiary has exposed any persons to, or received notice of any claim of injury or damage due to exposure of any person to, hazardous or toxic wastes or substances stored, used, or controlled by the Company or any former or present subsidiary.

         (l) Except as set forth in Section 3.19 of the Company Disclosure Schedule, no hazardous or toxic wastes or substances are present on any property leased, operated or occupied by the Company or any former or present subsidiary which could give rise to liabilities which individually or in the aggregate could result in a Company Material Adverse Effect.

         (m) No claim, complaint, demand, order, investigation or administrative proceeding has been brought or is currently pending against the Company or any former or present subsidiary relating to any alleged liability of the Company or any former or present subsidiary with respect to the release, threatened release or presence of hazardous or toxic wastes or substances or as to the investigation or removal or remediation of hazardous or toxic wastes or substances.

         (n) Except as set forth in Section 3.19 of the Company Disclosure Schedule, neither the Company nor any former or present subsidiary owns or has owned any real property.

         As used herein "Federal, State and local environmental laws, statutes or regulations" means any and all applicable laws, including common law, rules, regulations, orders, permits, treaties, statutes and codes promulgated by any local, state, federal or international governmental authority or agency which pertains to health, safety or the environment, including without limitation the prohibition, regulation or control of any hazardous materials or the transportation, storage, transfer, recycling, use, treatment, manufacture, investigation, removal, remediation, release, sale or distribution of hazardous materials including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 ET SEQ.), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 ET SEQ.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 ET SEQ.), the Clean Air Act (42 U.S.C. Section 7401 ET SEQ.), the Toxic Substances Control Act, as amended (15 U.S.C. Section 2601 ET SEQ.), as these laws, statutes or regulations have been amended or supplemented to date and any analogous state or local statutes and the regulations promulgated to date pursuant thereto.

         As used herein, "Hazardous or toxic waste or substance" means any substances which are regulated by or form the basis of liability under any federal, state and local environmental laws, statutes or regulations because they are radioactive, toxic, hazardous or harmful or because they contain radioactive, toxic or hazardous substances, including, without limitation: (a) friable asbestos, (b) oil and petroleum products, (c) explosives, (d) radioactive substances, pollutants or wastes, (e) urea formaldehyde-containing building materials, (f) polychlorinated biphenyls, (g) radon gas, and (h) ultrahazardous or toxic substances, pollutants, contaminants or wastes.

         (o) The Company and its subsidiaries have made available to Acquiror copies of any and all applications, correspondence, affidavits, reports, forms, maps, plans or studies, including drafts thereof, whether or not provided to or received from any governmental or approving agencies and their representatives relating to environmental, health (occupational or otherwise) and safety matters. These documents, reports and studies shall include, but not be limited to, any environmental engineering studies, any cleanup plans, any tests or testing performed on any premises leased, operated or occupied by the Company and any of its former or present subsidiaries, including, but not limited to radon tests, underground or aboveground storage tank fitness testing, asbestos surveys, Phase I and Phase II environmental property assessments, and copies of reports issued by any governmental agency regarding the said premises or any property which may have been affected by the operations of the Company and its former or present subsidiaries.

         (p) There are no underground or aboveground storage tanks (whether or not currently in use) on or under any premises leased, operated, occupied or owned at any time by the Company and any of its former or present subsidiaries and no underground storage tank previously located on said premises has been removed therefrom.

         (q) None of any premises leased, operated, occupied or owned at any time by the Company and any of its former or present subsidiaries is or has ever been listed in the United States Environmental Protection Agency's National Priorities List or in any other list, schedule, log, inventory or record, however defined, maintained by any governmental agency with respect to sites where hazardous or toxic wastes or substances have or may have been disposed of or where there is, has been or may be a release or threat of a release of any hazardous or toxic wastes or substances.

         Section 3.20 Insurance. Section 3.20 of the Company Disclosure Schedule sets forth a true and complete list of all insurance policies in force at the date hereof, with respect to the assets, properties or operations of each of the Company and its subsidiaries, together with a summary description of the premiums currently paid thereon, the hazards insured against and the dollar amount of coverage (indicating deductibles, if any). True and complete copies of all such insurance policies have been made available to Acquiror by the Company. Such policies will not be terminated as a result of the Merger and will be effective as policies of the Surviving Corporation, subject to payment of applicable premiums. Such policies also are in full force and effect with reputable insurers in such amounts and insure against such losses and risks (including product liability) as are adequate to protect the properties and businesses of each of the Company and its subsidiaries. All such insurance is of like character and amount as is carried by like businesses similarly situated.

         Section 3.21 State Takeover Statutes. The Board of Directors of the Company has approved the Merger and this Agreement (and the transactions contemplated hereby), and such approval is sufficient to render inapplicable to the Merger, this Agreement and the transactions contemplated hereby Section 912 of the NYBCL. No other "business combination," "fair price," "moratorium," "control share acquisition," or other anti-takeover statute or similar statute or regulations, applies or purports to apply to the Merger, this Agreement or any of the transactions contemplated hereby.

         Section 3.22  Contracts and Commitments.

         (a) Except as disclosed in Section 3.22 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party or subject to:

             (i) any plan, contract or arrangement which requires aggregate payments by the Company or any of its subsidiaries, written or oral, providing for bonuses, pensions, deferred compensation, severance pay or benefits, retirement payments, profit-sharing, or the like;

             (ii) any joint marketing, joint development or joint venture contract or arrangement or any other agreement which has involved or is expected to involve a sharing of profits with other Persons;

             (iii) any lease for real or personal property;

             (iv) any agreement, contract, mortgage, indenture, lease, instrument, license, franchise, permit, concession, arrangement, commitment or authorization which may be, by its terms, terminated or breached by reason of the execution of this Agreement, the Merger, or the consummation of the transactions contemplated hereby or thereby;

             (v) except for trade indebtedness incurred in the ordinary course of business, any instrument evidencing or related in any way to indebtedness incurred in the acquisition of companies or other entities or indebtedness in for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, indemnification or otherwise;

             (vi) any contract containing covenants purporting to limit the Company's freedom or that of any of its subsidiaries to solicit customers or employees or to compete in any line of business or in any geographic area or with any third party;

             (vii) any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $50,000;

             (viii) any contracts with customers, referral sources, or third party payors, and any other contracts with independent suppliers, contractors or manufacturers which require an annual payment of $50,000 or more;

             (ix) any sales agency, licensing, representative, provider, managed care or distributorship contracts; or

             (x) any agreement providing for the Company's indemnification of any third party;

             (xi) any other agreement, contract or commitment which is material to the Company and its subsidiaries taken as a whole.

         (b) Except as disclosed in Section 3.22 of the Company Disclosure Schedule, each agreement, contract, mortgage, indenture, plan, lease, instrument, permit, concession, franchise, arrangement, license and commitment listed in Section 3.22 of the Company Disclosure Schedule is valid and binding on the Company or its subsidiaries, as applicable and assuming due and valid authorization, execution and delivery by all other parties, and is in full force and effect, and neither the Company nor any of its subsidiaries, nor to the knowledge of the Company, any other party thereto, has breached any material provision of, or is in material default under the terms of, any such agreement, contract, mortgage, indenture, plan, lease, instrument, permit, concession, franchise, arrangement, license or commitment.

         (c) There is no agreement, judgment, injunction, order or decree binding upon the Company or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any material current business practice of the Company or its subsidiaries, any acquisition of material property by the Company or its subsidiaries or the conduct of business by the Company or its subsidiaries as currently conducted or as proposed to be conducted by the Company or its subsidiaries.

         (d) Each agreement or arrangement under which the Company or any of its subsidiaries will incur legal, accounting or financial advisor expenses as a result of the transactions contemplated by this Agreement, and the maximum liability of the Company or any such subsidiary under each such agreement or arrangement, is described in Section 3.22 of the Company Disclosure Schedule.

         Section 3.23 Interests of Officers and Directors. Except as disclosed in Section 3.23 of the Company Disclosure Schedule, to the Company's knowledge, no officer or director of the Company has had, either directly or indirectly, a material interest in: (i) any Person which purchases from or sells, licenses or furnishes to the Company or any of its subsidiaries any goods, property rights or services; (ii) any contract or agreement to which the Company or any of its subsidiaries is a party or by which it may be bound or affected; or (iii) any property, real or personal, tangible or intangible, used in or pertaining to its business or that of its subsidiaries.

         Section 3.24 Questionable Payments. Neither the Company nor any of its subsidiaries nor to its knowledge any director, officer, agent or other employee of the Company or any of its subsidiaries has: (i) made any payments or provided services or other favors in the United States of America or in any foreign country in order to obtain preferential treatment or consideration by any Governmental Entity with respect to any aspect of the business of the Company or any of its subsidiaries; or (ii) made any political contributions which would not be lawful under the laws of the United States or the foreign country in which such payments were made. Neither the Company nor any of its subsidiaries nor to its knowledge any director, officer, agent or other employee of the Company or any of its subsidiaries has been the subject of any inquiry or investigation by any Governmental Entity in connection with payments or benefits or other favors to or for the benefit of any governmental or armed services official, agent, representative or employee with respect to any aspect of the business of the Company or its subsidiaries or with respect to any political contribution.

         Section 3.25 Opinion of Financial Advisor. Dillon, Read & Co. Inc. has rendered to the Board of Directors of the Company a written opinion dated as of September 23, 1997, a copy of which has been provided to Acquiror, to the effect that the consideration to be received by the shareholders of the Company pursuant to the Merger is fair to such shareholders from a financial point of view. Such opinion was delivered orally to the Company's Board of Directors not later than the time that consummation of the transactions contemplated hereby was authorized, approved and adopted by the Company's Board of Directors, and was delivered in writing to the Company's Board of Directors prior to the execution of this Agreement.

         Section 3.26 Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed by Acquiror with the SEC in connection with the issuance of shares of Acquiror Common Stock in the Merger (the "S-4") will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Company Proxy Statement (as hereinafter defined) will, at the date of mailing to shareholders and at the time of the shareholders' meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. All documents that the Company is responsible for filing with any Governmental Entity in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law, including applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by Acquiror or

Acquisition Subsidiary which is contained in any of the foregoing documents. Without limiting any of the representations and warranties contained herein, no representation or warranty to the Acquiror by the Company and no information contained in the Company Disclosure Schedule or any document incorporated therein by reference contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances in which such statements are or will be made, not misleading.

         Section 3.27 Vote Required. The only votes of the holders of any capital stock of the Company necessary to approve the Merger are the affirmative votes of the holders of two-thirds of the outstanding shares of Company Common Stock and Company Preferred Stock voting together as a class.

         Section 3.28 Third-Party Payment Contracts. Section 3.28 of the Company Disclosure Schedule sets forth a true and correct list of each agreement between the Company and any third party payor to whom the Company or its subsidiaries provides services or from which it receives payment. To the knowledge of the Company, no action is pending to suspend, limit, terminate or revoke the status of Company or any subsidiary as a participating provider to any such payor, and neither Company nor any subsidiary of the Company has been provided notice by any such third party payor of its intention to suspend, limit, terminate, revoke, or fail to renew any contractual arrangement with Company or any subsidiary of the Company as a participating provider of services in whole or in material part. Except as set forth on Section 3.28 of Company Disclosure Schedule, Company has not conducted and is not conducting any business with any Person who for purposes of any third party payor to which Company is a participating provider may be deemed to be a related person of Company.

         Section 3.29 Third-Party Payment Filings. Company and each subsidiary of Company has filed on a timely basis all claims, cost reports or annual filings required to be filed to secure payment under the Medicare and Medicaid Programs. Company is not aware of any pattern of the nature and type of claims made which would call into question the medical necessity of any services which are the basis of such claims, and all services provided by Company or its subsidiaries have been provided pursuant to valid physician orders. Except as set forth on Section 3.29 of the Company Disclosure Schedule, the Company or its subsidiaries has filed all Medicare cost reports through December 31, 1996 and has received settlements for all amounts billed Medicare. The liability for amounts due to Medicare reflected on the balance sheet included in the consolidated financial statements (including the related notes thereto) of the Company included in the Company SEC Documents is adequate to cover all amounts due to Medicare.

                                  ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES OF
                      ACQUIROR AND ACQUISITION SUBSIDIARY

         Acquiror and Acquisition Subsidiary represent and warrant to the Company as follows:

         Section 4.1 Organization.

         (a) Each of the Acquiror and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority and any necessary governmental authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and, except as set forth in Section 4.1 of the Acquiror Disclosure Schedule (as defined below), is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its owned, operated or leased properties or the nature of its activities makes such qualification necessary, other than where the failure to be so duly qualified and in good standing could not reasonably be expected to have a Acquiror Material Adverse Effect (as defined below in Section 4.1(b)). A true and complete list of all the Acquiror's subsidiaries, together with the jurisdiction of incorporation of each subsidiary, the percentage of each subsidiary's outstanding capital stock owned by the Acquiror or another subsidiary and an indication of whether each such subsidiary of the Acquiror is a subsidiary of the Acquiror that would constitute a "Significant Subsidiary" of the Acquiror within the meaning of Rule 1-02 of Regulation S-X of the SEC, is set forth in Section 4.1 of the Acquiror Disclosure Schedule delivered to Company on or before the date hereof (the "Acquiror Disclosure Schedule").

         (b) The term "Acquiror Material Adverse Effect," as used in this Agreement, means any change or effect (including, but not limited to, any action taken, or law enacted, enforced, interpreted, or deemed applicable to the Acquiror or any of its subsidiaries, by any Governmental Entity) that, individually or when taken together with all other changes or effects, would be materially adverse to the condition (financial or otherwise), results of operations, business, properties (including intangible properties), prospects, assets or liabilities of the Acquiror and its subsidiaries taken as a whole.

         Section 4.2  Capitalization.

         (a) Capitalization. The authorized capital stock of the Acquiror consists of 20,000,000 shares of common stock, no par value, and 10,000,000 shares of preferred stock, no par value. As of June 30, 1997, (i) 9,217,981 shares of Acquiror Common Stock were issued and outstanding, and (ii) no shares of preferred stock were issued and outstanding. Acquirer has delivered to the Company complete and correct copies of its 1995 Employee and Consultant Equity

Plan ("Stock Option Plan"). All of the outstanding shares of Acquiror Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and have not been issued in violation of (nor are any of the authorized shares of capital stock of, or other equity interests in the Acquiror or any of its wholly-owned subsidiaries subject to) any preemptive or similar rights created by statute, the Certificate of Incorporation or Bylaws (or the equivalent organizational documents) of the Acquiror or of its subsidiaries, or any agreement to which the Acquiror or any of its subsidiaries is bound, and, except as set forth in Section 4.2 of the Acquiror Disclosure Schedule, all such issued shares or the equity interests owned by the Acquiror or a subsidiary of the Acquiror are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations on the Acquiror's or such subsidiaries' voting rights, charges or other encumbrances. Except as set forth in Section 4.2 of the Acquiror Disclosure Schedule, there are no options, warrants or other rights, convertible debt, agreements, arrangements or commitments of any character obligating the Acquiror or any of its subsidiaries to issue or sell any shares of capital stock of or other equity interests in the Acquiror or any of its subsidiaries. Except as set forth in Section 4.2 of the Acquiror Disclosure Schedule, the Acquiror is not obligated to redeem, repurchase or otherwise reacquire any of its capital stock or other securities. Except as set forth in
Section 4.2 of the Acquiror Disclosure Schedule, no bonds, indentures, notes or other indebtedness of the Acquiror having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which shareholders may vote is issued or outstanding.

         (b) Except as set forth in Section 4.2 of the Acquiror Disclosure Schedule, all of the outstanding shares of the capital stock of each subsidiary of the Acquiror are beneficially owned by the Acquiror, directly or indirectly, and all such shares have been duly authorized, validly issued and are fully paid and nonassessable. There are no existing options, calls or commitments of any character relating to the issued or unissued capital stock or other securities of any subsidiary. Except as set forth in Section 4.2 of the Acquiror Disclosure Schedule, neither the Acquiror nor any of its subsidiaries owns, directly or indirectly, or have a right to acquire an equity interest in any corporation, limited liability company, partnership, joint venture or other business association or entity.

         (c) Except as set forth in Section 4.2 of the Acquiror Disclosure Schedule, there are no obligations, contingent or otherwise, of the Acquiror, or any of its subsidiaries (other than advances to subsidiaries in the ordinary course of business) to provide funds to, or make any investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any subsidiary of the Acquiror or any other Person. Except (i) as set forth in Section 4.2 of the Acquiror Disclosure Schedule, neither the Acquiror nor any of its subsidiaries (x) directly or indirectly owns, (y) has agreed to purchase or otherwise acquire or (z) holds any interest convertible into or exchangeable or exercisable for the capital stock or other equity interest of any corporation, limited liability company, partnership, joint venture or other business association or entity. Except (q) as set forth in Section 4.2 of the Acquiror Disclosure

Schedule, (r) for any agreements, arrangements or commitments between the Acquiror and its subsidiaries or between such subsidiaries, there are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any Person is or may be entitled to receive any payment based on the revenues or earnings, or calculated in accordance therewith, of the Acquiror or any of its subsidiaries. There are no voting trusts, proxies or other agreements or understandings to which the Acquiror or any of its subsidiaries is a party or by which the Acquiror or any of its subsidiaries is bound with respect to the voting of any shares of capital stock or other equity interests of the Acquiror or any of its subsidiaries.

        Section 4.3 Authorization; Validity of Agreement; Necessary Action. Each of the Acquiror and Acquisition Subsidiary has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby (subject to the approval and adoption of this Agreement by the shareholders of the Acquiror as set forth in Section 5.5(b)). The execution, delivery and performance by each of the Acquiror and Acquisition Subsidiary of this Agreement, and the consummation of the Merger and of the other transactions contemplated hereby, have been duly authorized by the Board of Directors of Acquiror and Acquisition Subsidiary and no other corporate action on the part of Acquiror and Acquisition Subsidiary is necessary to authorize the execution and delivery by Acquiror and Acquisition Subsidiary of this Agreement and the consummation of the transactions contemplated hereby (subject to the approval and adoption of this Agreement by the shareholders of the Acquiror as set forth in Section 5.5(b)). This Agreement has been duly executed and delivered by Acquiror and Acquisition Subsidiary and, assuming due and valid authorization, execution and delivery hereof by the Acquiror and Acquisition Subsidiary, is a valid and binding obligation of Acquiror and Acquisition Subsidiary, enforceable against Acquiror and Acquisition Subsidiary in accordance with its terms.

        Section 4.4 Consents and Approvals; No Violations. Except for the filings or the consents, authorizations or approvals under the agreements set forth in Section 4.4 of the Acquiror Disclosure Schedule and the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the HSR Act, state securities or blue sky laws, the Public Health Law and, federal and other state laws and regulations governing the acquisition or operation of a home health care provider and the filing and recordation of a certificate of merger under the NYBCL or the DGCL, neither the execution, delivery or performance of this Agreement by the Acquiror and Acquisition Subsidiary nor the consummation by the Acquiror and Acquisition Subsidiary of the transactions contemplated hereby nor compliance by the Acquiror and Acquisition Subsidiary with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or the bylaws of the Acquiror and Acquisition Subsidiary or of any of Acquiror's subsidiaries, (ii) require any filing with, or permit, authorization, consent or approval of a Governmental Entity, on the part of the Acquiror or any subsidiary, (iii) require the consent of any Person under, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Acquiror or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound, the lack of which consent, or which violation, breach or default, individually or in the aggregate, could reasonably be expected to have an Acquiror Material Adverse Effect, or (iv) conflict with or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, writ, injunction or decree applicable to the Acquiror, any of its subsidiaries or any of their properties or assets.

        Section 4.5 SEC Reports and Financial Statements.

        (a) The Acquiror has timely filed (i) with the SEC, and has delivered or made available to Company, true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it since November 8, 1995 under the Securities Act or the Exchange Act, including, without limitation (i) all Annual Reports on Form 10-K, (ii) all Quarterly Reports on Form 10-Q, (iii) all proxy statements relating to meetings of shareholders (whether annual or special), (iv) all Current Reports on Form 8-K, and (v) all other reports, schedules, registration statements or other documents (collectively, the "Acquiror SEC Documents"); and (ii) all forms, reports, statements and other documents required to be filed with any other Governmental Entities, including, without limitation, health regulatory authorities (all such forms, reports, statements and other documents in clauses (i) and (ii) of this
Section 4.5(a) being referred to herein collectively as the "Acquiror Reports"). Except as set forth in Section 4.5 of the Acquiror Disclosure Schedule, (i) the Acquiror Reports were prepared in accordance with the requirements of applicable law (including, with respect to the Acquiror SEC Documents, the Securities Act or the Exchange Act, as the case may be, including without limitation the applicable accounting requirements thereunder and the published rules and regulations of the SEC with respect thereto), (ii) the Acquiror SEC Documents when filed, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Acquiror's subsidiaries is required to file any statements or reports with the SEC pursuant to Sections 13(a) or 15(d) of the Exchange Act.

        (b) Except as set forth in Section 4.5 of the Acquiror Disclosure Schedule, the consolidated financial statements (including the related notes thereto) of the Acquiror included in the Acquiror SEC Documents, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Acquiror and its consolidated subsidiaries as of the respective dates and for the respective periods thereof, except that the unaudited interim quarterly financial statements were or are subject to normal and recurring year-end adjustments which were or are not expected to be material in amount. Except as set forth in Section 4.5 of the Acquiror Disclosure Schedule, the Acquiror is not aware of any facts or circumstances which would require the Acquiror to amend or restate any of the Acquiror SEC Documents, including without limitation the financial information included therein.

        Section 4.6 Absence of Certain Changes. Since January 1, 1997, except as contemplated in this Agreement and set forth in Section 4.6 of the Acquiror Disclosure Schedule, there has not been:

        (a)     any Acquiror Material Adverse Effect;

        (b) any damage, destruction or loss with respect to any of the assets of the Acquiror or any of its subsidiaries that, if not covered by insurance, would constitute a Acquiror Material Adverse Effect;

        (c) any redemption or other acquisition of capital stock by the Acquiror or any of its subsidiaries or any declaration or payment of any dividend or other distribution in cash, stock or property with respect to capital stock;

        (d) any stock split, reverse stock split, combination, reclassification or other similar action with respect to capital stock;

        (e) any entry into any material agreement, commitment or transaction (including, without limitation, any borrowing or capital expenditure) other than in the ordinary course of business or as contemplated by this Agreement;

        (f) any transfer of, or rights granted under, any licenses, agreements, patents, trademarks, trade names or copyrights;

        (g) any mortgage, pledge, security interest or imposition of lien or other encumbrance on any material asset of the Acquiror or any of its subsidiaries; or

        (h) any change by the Acquiror in accounting principles or methods except insofar as may have been required by a change in generally accepted accounting principles and disclosed in the Acquiror SEC Documents.

        Except as set forth in Section 4.6 of the Acquiror Disclosure Schedule, since January 1, 1997 the Acquiror and its subsidiaries have conducted their business only in the ordinary course and in a manner consistent with past practice and have not made any material change in the conduct of the business or operations of the Acquiror and its subsidiaries taken as a whole.

        Section 4.7  No Undisclosed Liabilities. Except as set forth in Section
4.7 of the Acquiror Disclosure Schedule, and except as reflected or reserved against in the consolidated financial statements contained in the Acquiror SEC Documents, the Acquiror and its subsidiaries have no liabilities of any nature (whether accrued, absolute, contingent or otherwise), except those liabilities incurred in the ordinary course of business which could not, individually or in the aggregate, reasonably be expected to have an Acquiror Material Adverse Effect.

        Section 4.8 Litigation. Except as disclosed in the Acquiror SEC Documents or in Section 4.8 of the Acquiror Disclosure Schedule, there is no suit, claim, action, suit, arbitration, proceeding or investigation pending before any Governmental Entity or, to the knowledge of the Acquiror, threatened against the Acquiror or any of its subsidiaries. Except as disclosed in the Acquiror SEC Documents or in Section 4.8 of the Acquiror Disclosure Schedule, neither the Acquiror nor any of its subsidiaries is subject to any outstanding order, writ, injunction, decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Acquiror, continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Government Entity or arbitrator, including, without limitation, cease-and-desist or other orders.

        Section 4.9 No Default; Compliance with Applicable Laws. Except as disclosed in Section 4.9 of the Acquiror Disclosure Schedule, the business of the Acquiror and each of its subsidiaries is not being conducted in default or violation of any term, condition or provision of (i) its respective Certificate of Incorporation or bylaws, (ii) any agreement to which the Acquiror or its subsidiaries is a party or (iii) any federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to the Acquiror or any of its subsidiaries, excluding from the foregoing clauses (ii) and (iii), defaults or violations which could not, individually or in the aggregate, reasonably be expected to have a Acquiror Material Adverse Effect. Section 4.9 of the Acquiror Disclosure Schedule sets forth a true, complete and accurate description of all reports delivered to Acquiror or its counsel or agents with respect to Acquiror or any of Acquiror's subsidiaries made by federal, state and local governmental agencies or authorities for the past five years, together with a description of all recommendations of actions taken by, submission of information to, fines and penalties imposed by, all such governmental agencies and authorities. Except as disclosed in Section 4.9 of the Acquiror Disclosure Schedule, as of the date of this Agreement, no investigation or review by any Governmental Entity or other entity with respect to the Acquiror or any of its subsidiaries is pending or, to the knowledge of the Acquiror, threatened, nor has any Governmental Entity or other entity indicated an intention to conduct the same. Each of the Acquiror and its subsidiaries has in effect all Federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Acquiror Permits") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Acquiror Permit, except for the absence of Acquiror Permits and for defaults under Acquiror Permits which absence or defaults, individually or in the aggregate, could not reasonably be expected to have a Acquiror Material Adverse Effect.

        Section 4.10 Taxes.

        (a) Except as set forth in Section 4.10 of the Acquiror Disclosure Schedule, and except as could not, either individually or in the aggregate, reasonably be expected to have an Acquiror Material Adverse Effect, (i) all Returns required to be filed by or on behalf of the Acquiror and each of its subsidiaries have been duly filed on a timely basis and such Returns are true, complete and correct, (ii) all Taxes shown to be payable on such Returns or on subsequent assessments with respect thereto, and all payments of estimated Taxes required to be made by or on behalf of the Acquiror and each of its subsidiaries under Section 6655 of the Code or comparable provisions of state, local or foreign law, have been paid in full on a timely basis or have been accrued on the Financial Statements, and no other Taxes are payable by the Acquiror or any of its subsidiaries with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns) or with respect to any period prior to the date of this Agreement, (iii) the Acquiror and each of its subsidiaries has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party, (iv) there are no liens on any of the assets of the Acquiror or any of its subsidiaries with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that the Acquiror or such subsidiary is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established, (v) the amount of the Acquiror's and its subsidiaries' liability for unpaid Taxes (whether actual or contingent) for all periods through the date of the Financial Statements does not, in the aggregate, exceed the amount of the current liability accruals for Taxes reflected on the Financial Statements, and the Financial Statements properly accrue in accordance with GAAP all liabilities for Taxes payable after the date of the Financial Statements attributable to transactions and events occurring prior to such date, and (vi) no liability for Taxes of the Acquiror or any of its subsidiaries has been incurred (or prior to Closing will be incurred) since such date other than in the ordinary course of business.

        (b) Except as set forth in Section 4.10(b) of the Acquiror Disclosure Schedule, the Acquiror has made available to Company true and complete copies of (i) relevant portions of income tax audit reports, statements of deficiencies, closing or other agreements received by or on behalf of the Acquiror or any of its subsidiaries relating to Taxes, and (ii) all federal and state income or franchise tax returns and state sales and use tax Returns for or including the Acquiror or any of its subsidiaries for the periods ended on and after December 31, 1994, 1995 and 1996, excluding from the foregoing such returns with respect to Taxes the nonpayment of which, individually or in the aggregate, could not reasonably be expected to cause an Acquiror Material Adverse Effect. Neither the Acquiror nor any of its subsidiaries does business in or derives income from any state other than states for which Returns have been duly filed and made available to Company.

        (c) Except as disclosed in Section 4.10(c) of the Acquiror Disclosure Schedule, (i) the Returns of or including the Acquiror and its subsidiaries have never been audited by a government or taxing authority, nor is any such audit in process, threatened or, to the Acquiror's knowledge, pending (either in writing or verbally, formally or informally), (ii) no deficiencies exist or have been asserted (either in writing or verbally, formally or informally) or are expected to be asserted, with respect to Taxes of the Acquiror or any of its subsidiaries, and neither the Acquiror nor any such subsidiary has received notice (either in writing or verbally, formally or informally) nor expects to receive notice that it has not filed a Return or paid Taxes required to be filed or paid, (iii) neither the Acquiror nor any of its subsidiaries is a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened (either in writing or verbally, formally or informally) against the Acquiror, any of its subsidiaries, or any of their assets, and (iv) no waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of the Acquiror or its subsidiaries, excluding from the foregoing any such audit, threat of audit, deficiency, proposed deficiency, action, proceeding for assessment or collection, waiver or extension with respect to which the amount in controversy is less than $50,000.

        (d) Neither the Acquiror nor any subsidiary has entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense to the Acquiror or such subsidiary pursuant to Section 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code.

        (e) Neither Acquiror nor any of its subsidiaries has made an election under Section 341(f) of the Code.

        Section 4.11  Tax Matters; Pooling.

        (a) Neither Acquiror nor, to the knowledge of Acquiror, any of its affiliates has taken or agreed to take any action that would prevent the Merger from (a) constituting a reorganization qualifying under the provisions of
Section 368(a) of the Code or (b) being treated for financial accounting purposes as a Pooling Transaction. Acquiror does not own, nor has it owned during the past five years, any shares of Company Common Stock. There is no intercorporate indebtedness existing between the Acquiror and the Company or between Acquisition Subsidiary and the Company that was issued, acquired or will be settled at a discount.

        (b) Acquiror has no plan or intention following the Merger to: (i) reacquire any of its stock issued in the transaction; (ii) liquidate the Company; (iii) merge the Company with or into another corporation; (iv) sell or otherwise dispose of stock of the Company; or (v) cause the

Company to sell or otherwise dispose of any of its assets other than in the ordinary course of business.

        (c) Acquisition Subsidiary will have no liabilities that will be assumed by the Company, and will not transfer to the Company any assets subject to liabilities.

        (d) Following the Merger, the Company will continue its historic business or use a significant part of its historic business assets in a business.

        (e) Neither Acquiror nor Acquisition Subsidiary is an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

        Section 4.12 Affiliates. Section 4.12 of the Acquiror Disclosure
Schedule identifies all Persons who, to the knowledge of the Acquiror, may be deemed to be affiliates of the Acquiror under Rule 145 of the Securities Act, including, without limitation, all directors and executive officers of the Acquiror.

        Section 4.13 Certificate of Incorporation and Bylaws. The Acquiror has heretofore furnished to Company a complete and correct copy of the certificate of incorporation and the bylaws or equivalent organizational documents, each as amended to the date hereof, of the Acquiror and made available to Acquisition Subsidiary such documents with respect to all subsidiaries. Such certificate of incorporation, bylaws and equivalent organizational documents are in full force and effect. Neither the Acquiror nor any of its subsidiaries is in violation of any of the provisions of its certificate of incorporation or bylaws or equivalent organizational documents.

        Section 4.14 Brokers. Except as set forth in Section 4.14 of the Acquiror Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Acquiror. The Acquiror has heretofore furnished to Company true and complete information concerning the financial arrangements pursuant to which the firms disclosed in Section 4.14 of the Acquiror Disclosure Schedule would be entitled to any payment as a result of the transactions contemplated hereunder.

        Section 4.15 Opinion of Financial Advisor. Hambrecht & Quist has rendered to the Board of Directors of the Acquiror a written opinion dated as of September 26, 1997, a copy of which has been provided to Acquiror, to the effect that the consideration to be paid by the Acquiror pursuant to the Merger is fair to the shareholders of Acquiror from a financial point of view. Such opinion was delivered orally to the Acquiror's Board of Directors not later than the time that consummation of the transactions contemplated hereby was authorized, approved and adopted by the Acquiror's Board of Directors, and was delivered in writing to the Acquiror's Board of Directors prior to the execution of this Agreement.

        Section 4.16 Information Supplied. None of the information supplied or to be supplied by the Acquiror for inclusion or incorporation by reference in
(i) the registration statement on Form S-4 to be filed by Acquiror with the SEC in connection with the issuance of shares of Acquiror Common Stock in the Merger (the "S-4") will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Acquiror Proxy Statement (as hereinafter defined) will, at the date of mailing to shareholders and at the time of the shareholders' meeting, contain any untrue statement of a material fact or omit to state any material fact required to be misleading. All documents that the Acquiror is responsible for filing with any Governmental Entity in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law, including applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Without limiting any of the representations and warranties contained herein, no representation or warranty to the Company by the Acquiror and no information contained in the Acquiror Disclosure Schedule or any document incorporated therein by reference contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances in which such statements are or will be made, not misleading.

        Section 4.17. Employee Benefit Plans. Acquiror has disclosed in Section
4.17 of the Acquiror Disclosure Schedule a list of all employee welfare benefit plans (as defined in Section 3(1) of ERISA), employee pension benefit plans (as defined in Section 3(2) of ERISA) and all other bonus, stock option, stock purchase, benefit, profit sharing, savings, retirement, disability, insurance, incentive, deferred compensation and other similar fringe or employee benefit plans, programs or arrangements for the benefit of, or relating to, any employee of, or independent contractor or consultant to, Acquiror or any of its subsidiaries (together, the "Employee Plans"). Acquiror has made available to Company true and complete copies of all Employee Plans, as in effect, together with all amendments thereto which will become effective at a later date, as well as the latest Internal Revenue Service determination letters obtained with respect to any Employee Plan qualified under Section 401(a) or 501(a) of the Code. Also with respect to each Employee Plan, true and complete copies of the
(i) three most recent annual actuarial valuation reports, if any, (ii) three last filed Forms 5500 together with Schedule A or B thereto or both, (iii) summary plan descriptions (as defined in ERISA), if any, and all modifications thereto communicated to employees, and (iv) three most recent annual or periodic accounting of related plan assets, if any, have been, or will be, made available to Acquisition Subsidiary and are, or will be, correct in all material respects. All of the foregoing are legal, valid, binding, in full force and effect and there are no material defaults thereunder, and no rights of Acquiror or any of Acquiror's subsidiaries with respect to any Employee Plan intended to qualify under Section 401(a) of the Code will be impaired by the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. Neither Acquiror nor any of its subsidiaries nor any of their respective directors, officers, employees or agents, nor, to the knowledge of Acquiror and its subsidiaries, any "party in interest" or "disqualified person", as such terms are defined in Section 3 of ERISA and Section 4975 of the Code has, with respect to any Employee Plan, engaged in or been a party to any "prohibited transaction", as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which could result in the imposition of either a material penalty assessed pursuant to Section 502(i) of ERISA or a material tax imposed by Section 4975 of the Code, in each case applicable to Acquiror, any of its subsidiaries or any Employee Plan. All Employee Plans are in compliance in all material respects with the currently applicable requirements prescribed by all statutes, orders, or governmental rules or regulations currently in effect with respect to such Employee Plans, including, but not limited to, ERISA and the Code and, to the knowledge of Acquiror, there are no pending or threatened claims, lawsuits or arbitrations (other than routine claims for benefits) which have been asserted or instituted against Acquiror, any of its subsidiaries, any Employee Plan or the assets of any trust for any Employee Plan. Each Employee Plan which is a group health plan (within the meaning of Section 5000(b)(i) of the Code) complies in all material respects with and has been maintained and operated in material compliance with each of the requirements of Section 162(k) of the Code as in effect for years beginning prior to 1989, Section 4980B of the Code for years beginning after December 31, 1988 and Part 6 of Subtitle B of Title I of ERISA. Each Employee Plan intended to qualify under Section 401(a) of the Code does so qualify as to form, and the trusts created thereunder are exempt from tax under the provisions of Section 501(a) of the Code. All contributions or payments required to be made or accrued before the Effective Time under the terms of any Employee Plan will have been made or accrued by Acquiror or by its subsidiaries, as applicable, by the Effective Time. No Employee Plan subject to Section 412 of the Code has incurred any "accumulated funding deficiency" (as defined in ERISA), whether or not waived. Neither Acquiror nor any of its subsidiaries has incurred or reasonably expects to incur any liability to the Pension Benefit Guaranty Corporation with respect to any Employee Plan. Neither Acquiror nor any of its subsidiaries has incurred or reasonably expects to incur any withdrawal liability with respect to any "multiemployer plan" (as defined in Section 3(37) of ERISA). There have been no changes in the operation or interpretation of any of the Employee Plans since the most recent annual report or actual report which would have any material effect on the cost of operating or maintaining such Employee Plans. Except as disclosed in Section 4.17 of the Acquiror's Disclosure Schedule, no event has occurred or will occur which will result in material liability to the Acquiror in connection with any Employee Plan established, maintained, or contributed to (currently or previously) by Acquiror or by any other entity which, together with Acquiror, constitute elements of either (i) a controlled group of corporations (within the meaning of Section 414(b) of the Code), (ii) a group of trades or businesses under common control (within the meaning of Sections 414(c) of the Code or 4001 of ERISA), (iii) an affiliated service group (within the meaning of Section 414(m) of the Code), or (iv) another arrangement covered by Section 414(o) of the Code.

        Section 4.18 Questionable Payments. Neither Acquiror nor any of its subsidiaries nor to its knowledge any director, officer, agent or other employee of Acquiror or any of its subsidiaries has: (i) made any payments or provided services or other favors in the United States of America or in any foreign country in order to obtain preferential treatment or consideration by any Governmental Entity with respect to any aspect of the business of Acquiror or any of its subsidiaries; or (ii) made any political contributions which would not be lawful under the laws of the United States or the foreign country in which such payments were made. Neither Acquiror nor any of its subsidiaries nor to its knowledge any director, officer, agent or other employee of Acquiror or any of its subsidiaries has been the subject of any inquiry or investigation by any Governmental Entity in connection with payments or benefits or other favors to or for the benefit of any governmental or armed services official, agent, representative or employee with respect to any aspect of the business of Acquiror or its subsidiaries or with respect to any political contribution.

        Section 4.19 Third-Party Payment Contracts. Section 4.19 of the Acquiror Disclosure Schedule sets forth a true and correct list of each agreement between Acquiror and any third party payor to whom Acquiror or its subsidiaries provides services or from which it receives payment. To the knowledge of Acquiror, no action is pending to suspend, limit, terminate or revoke the status of Acquiror or any subsidiary as a participating provider to any such payor, and neither Acquiror nor any subsidiary of Acquiror has been provided notice by any such third party payor of its intention to suspend, limit, terminate, revoke, or fail to renew any contractual arrangement with Acquiror or any subsidiary of Acquiror as a participating provider of services in whole or in material part. Except as set forth on Section 4.19 of the Acquiror Disclosure Schedule, Acquiror has not conducted and is not conducting any business with any Person who for purposes of any third party payor to which Acquiror is a participating provider may be deemed to be a related person of Acquiror.

        Section 4.20 Third-Party Payment Filings. Acquiror and each subsidiary of Acquiror has filed on a timely basis all claims, cost reports or annual filings required to be filed to secure payment under the Medicare and Medicaid Programs. Acquiror is not aware of any pattern of the nature and type of claims made which would call into question the medical necessity of any services which are the basis of such claims, and all services provided by Acquiror or its subsidiaries have been provided pursuant to valid physician orders. Acquiror or its subsidiaries has filed all Medicare cost reports through December 31, 1996 and has received settlements for all amounts billed Medicare except as set forth on Section 4.20 of the Acquiror Disclosure Schedule. The liability for amounts due to Medicare reflected on the balance sheet included in the Financial Statements is adequate to cover all amounts due to Medicare.

                                   ARTICLE V

                                   COVENANTS

        Section 5.1 Interim Operations of the Company. The Company covenants and agrees that, except (i) as expressly contemplated by this Agreement, (ii) as set forth in Section 5.1 of the Company Disclosure Schedule or (iii) as agreed in writing by Acquiror, after the execution and delivery of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time:

        (a) the business of the Company and its subsidiaries shall be conducted only in the ordinary and usual course and, to the extent consistent therewith, each of the Company and its subsidiaries shall use its reasonable commercial efforts to preserve its business organization intact, maintain its existing relations with customers, suppliers, employees, creditors and business partners and maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted;

        (b) the Company shall not, directly or indirectly, amend its or any of its subsidiaries' Certificate of Incorporation or bylaws or similar organizational documents;

        (c) the Company shall not, and it shall not permit its subsidiaries to: (i)(A) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to the Company's capital stock or that of its subsidiaries, except for dividends payable in Company Common Stock on Company Preferred Stock, or (B) redeem, purchase or otherwise acquire directly or indirectly any of the Company's capital stock (or options, warrants, calls, commitments or rights of any kind to acquire any shares of capital stock) or that of its subsidiaries; (ii) issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire any shares of, capital stock of any class of the Company or its subsidiaries, other than shares of Company Common Stock issued upon the exercise of options and warrants outstanding on the date hereof and described in Section
3.2 of the Company Disclosure Schedule and other than shares of Company Common Stock issued to directors pursuant to the Director Stock Fee Program of the Option Plan provided that any such shares are issued on or before the Closing Date; (iii) split, combine or reclassify the outstanding capital stock of the Company or of its subsidiaries; or (iv) amend or otherwise modify the terms of any rights, warrants or options with respect to the Company's or its subsidiaries capital stock;

        (d) except in the ordinary course of business, the Company shall not, and it shall not permit its subsidiaries to, acquire or agree to acquire, or dispose of or agree to dispose of, any assets, either by purchase, merger, consolidation, sale of shares in any of its subsidiaries or otherwise;

        (e) except in the ordinary course of business, the Company shall not, and it shall not permit its subsidiaries to, transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any assets;

        (f) neither the Company nor its subsidiaries shall: (i) grant any increase in the compensation payable or to become payable by the Company or any of its subsidiaries to any of its officers, directors, key employees or consultants; or (ii)(A) adopt any new, or (B) except as contemplated by Section 2.5, amend or otherwise increase, or accelerate the payment or vesting of the amounts payable or to become payable under any existing, bonus, incentive compensation, deferred compensation, severance, profit sharing, stock option, stock purchase, insurance, pension, retirement or other employee benefit plan, agreement or arrangement; or (iii) enter into or modify or amend any employment or severance or consulting agreement with or, except in accordance with the existing policies of the Company set forth in Section 5.1 of the Company Disclosure Schedule or as required by applicable law, grant any severance or termination pay to any officer, director or employee of the Company or any of its subsidiaries; or (iv) enter into any collective bargaining agreement;

        (g) neither the Company nor any of its subsidiaries shall modify, amend or, without Acquiror's prior written consent, terminate any of its contracts set forth on Section 3.22 of the Company Disclosure Schedule or waive, release or assign any material rights or claims;

        (h) neither the Company nor any of its subsidiaries shall: (i) incur or assume any indebtedness; (ii) modify any indebtedness or other liability; (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, other than immaterial amounts in the ordinary course of business consistent with past practice and other than for any subsidiary; (iv) make any loans, advances or capital contributions to, or investments in (unless required by law) any other Person (other than to wholly-owned subsidiaries of the Company); or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the year ended December 31, 1996 or (v) enter into any material commitment or transaction;

        (i) neither the Company nor any of its subsidiaries shall change any of the accounting methods, practices or policies used by it unless required by GAAP;

        (j) the Company shall not, and it shall not permit its subsidiaries to, make or agree to make any new capital expenditures in excess of $50,000 in the aggregate;

        (k) the Company shall not, and it shall not permit its subsidiaries to, make any tax election (unless required by law) or settle or compromise any income tax liability; and

        (l) enter into any arrangement, agreement or contract with any third party (other than customers in the ordinary course of business) that provides for an exclusive arrangement with that third party;

        (m)     no action with respect to the Company's Employee Stock
Ownership Plan, including but not limited to the actions described on Section
3.16 of the Company's Disclosure Schedule, shall be taken by or on behalf of the Company without the prior written consent of Acquiror, and with respect to any such action, the Company shall fully cooperate with Acquiror, including but not limited to providing Acquiror with such information and materials as Acquiror shall reasonably request;

        (n) no action shall be taken by or on behalf of the Company in connection with the New York sales tax matters described on Section 3.11 of the Company's Disclosure Schedule without the prior written consent of Acquiror, and with respect to any such action, the Company shall fully cooperate with Acquiror, including but not limited to providing Acquiror with such information and materials as Acquiror shall reasonably request;

        (o) neither the Company nor any of its subsidiaries will enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

        Section 5.2  Access; Confidentiality.

        (a)     The Company shall (and shall cause each of its subsidiaries to)
(a) afford to the officers, employees, accountants, consultants, counsel, agents and other representatives of Acquiror, reasonable access to and the right to inspect and observe, during normal business hours during the period prior to the Effective Time, the Company's and its subsidiaries' personnel, accountants, representatives, properties, books, contracts, insurance policies, commitments and records, offices, plants and other facilities, (b) make available promptly to Acquiror (i) a copy of each report, schedule, registration statement and other document filed or received by the Company's and its subsidiaries during such period pursuant to the requirements of federal securities laws and (ii) all other information concerning the business, properties and personnel (including, without limitation, insurance policies) of the Company's and its subsidiaries as Acquiror may reasonably request. Acquiror will treat any such information in accordance with the provisions of the letter agreement dated May 22, 1995 between the Company and Acquiror (the "Confidentiality Agreement"). No investigation conducted by Acquiror shall impact any representation or warranty given by the Company to Acquiror hereunder.

        (b) The Acquiror shall (and shall cause each of its subsidiaries to) (a) afford to the officers, employees, accountants, consultants, counsel, agents and other representatives of Company, reasonable access to and the right to inspect and observe, during normal business hours during the period prior to the Effective Time, the Acquiror's and its subsidiaries' personnel, accountants, representatives, properties, books, contracts, insurance policies, commitments and records, offices, plants and other facilities, (b) make available promptly to Company (i) a copy of each report, schedule, registration statement and other document filed or received by the Acquiror's and its subsidiaries during such period pursuant to the requirements of federal securities laws and (ii) all other information concerning the business, properties and personnel (including, without limitation, insurance policies) of the Acquiror's and its subsidiaries as Company may reasonably request. Company will treat any such information in accordance with the provisions of the letter agreement dated May 22, 1995 between the Company and Acquiror (the "Confidentiality Agreement"). No investigation conducted by Company shall impact any representation or warranty given by the Acquiror to Company hereunder.

        Section 5.3 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto shall use all reasonable commercial efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or to remove any injunctions or other impediments or delays, legal or otherwise, to consummate and make effective the Merger and the other transactions contemplated by this Agreement. The Company also will pay all premiums or other payments required to be made with respect to the insurance policies set forth in Section 3.20 of the Company Disclosure Schedule, and shall renew any such policy if any such policy will otherwise terminate prior to the Effective Time.

        Section 5.4 Consents and Approvals; HSR Act. Except as set forth in Sections 3.4 and 4.4 of the Company Disclosure Schedule and Acquiror Disclosure Schedule, respectively, each of the Company, Acquiror and Acquisition Subsidiary will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement and the transactions contemplated hereby (which actions shall include, without limitation, furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their subsidiaries in connection with this and the transactions contemplated hereby. Except as set forth in Sections 3.4 and 4.4 of the Company Disclosure Schedule and Acquiror Disclosure Schedule, respectively, each of the Company, Acquiror and Acquisition Subsidiary will, and will cause its subsidiaries to, take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made by Acquiror, Acquisition Subsidiary, the Company or any of their subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement. Each party shall promptly inform the other party of any communication with, and any proposed understanding, undertaking, or agreement with, any Governmental Entity regarding any such filings or any such transaction.

        Section 5.5 Meeting of Shareholders.

        (a) The Company shall, promptly after the date of this Agreement, take all actions necessary in accordance with NYBCL and its Certificate of Incorporation and Bylaws to convene a special meeting of the Company's shareholders to act on this Agreement (the "Company Shareholders Meeting"), and the Company shall consult with Acquiror in connection therewith. Unless its Board of Directors in the good faith exercise of its fiduciary duties, after receiving advice from outside legal counsel, determines not to recommend, or to withdraw its recommendation, that such matters be approved by the Company's shareholders, the Company shall use all reasonable efforts to solicit from shareholders of the Company proxies in favor of the approval and adoption of this Agreement and to secure the vote or consent of shareholders required by NYBCL and its Certificate of Incorporation and Bylaws to approve and adopt this Agreement.

        (b) Acquiror shall, promptly after the date of this Agreement, take all actions necessary in accordance with the requirements of the By-laws of the National Association of Securities Dealers, Inc. ("NASD"), Pennsylvania Business Corporation Law of 1988 ("PCBL") and its Certificate of Incorporation and Bylaws to convene a special meeting of Acquiror's shareholders to act on this Agreement (the "Acquiror Shareholders Meeting"), and Acquiror shall consult with the Company in connection therewith. Acquiror shall use all reasonable efforts to solicit from shareholders of Acquiror proxies in favor of the approval and adoption of this Agreement and to secure the vote or consent of shareholders required by the NASD, PBCL, and its Certificate of Incorporation and Bylaws to approve and adopt this Agreement.

        Section 5.6 Registration Statement; Proxy Statements.

        (a) As promptly as practicable after the execution of this Agreement, the Acquiror shall prepare and file with the SEC a registration statement on Form S-4 (such registration statement, together with any amendments thereof or supplements thereto, being the "Registration Statement"), containing
(i) a proxy statement/prospectus for shareholders of the Company (the "Company Proxy Statement/Prospectus") in connection with the registration under the Securities Act of the offer, sale and delivery of Acquiror Common Stock to be issued in the Merger and the solicitation by the Company of proxies from its shareholders for approval of the Merger and (ii) a proxy statement for shareholders of Acquiror (the "Acquiror Proxy Statement") in connection with the solicitation by the Acquiror of proxies from its shareholders for approval of the Merger and the other transactions contemplated by this Agreement. Each of the Acquiror and the Company will use all reasonable efforts to have or cause the Registration Statement to become effective as promptly as practicable, and shall take any action required to be taken under any applicable federal or state securities laws in connection with the issuance of shares of Acquiror Common Stock in the Merger. Each of the Acquiror and the Company shall furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions. As promptly as practicable after the Registration Statement shall have become effective, the Company shall mail the Company Proxy Statement/Prospectus to its shareholders entitled to notice of and to vote at the Company Shareholder Meeting and Acquiror shall mail the Acquiror Proxy Statement to its shareholders entitled to notice of and to vote at the Acquiror Shareholder Meeting. The Company Proxy Statement shall, to the extent consistent with their fiduciary duties, include the recommendation of the Company's Board of Directors in favor of the Merger. The Acquiror Proxy Statement shall include the recommendation of the Acquiror's Board of Directors in favor of the Merger.

        (b) The information supplied by the Company for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by the Company for inclusion in (i) the Company Proxy Statement/Prospectus to be sent to the shareholders of the Company in connection with the Company Shareholders Meeting shall not, at the date the Company Proxy Statement/Prospectus (or any supplement thereto) is first mailed to shareholders, at the time of the Company Shareholders Meeting or at the Effective Time and (ii) the Acquiror Proxy Statement to be sent to the shareholders of Acquiror in connection with the Acquiror Shareholders Meeting shall not, at the date the Acquiror Proxy Statement (or any supplement thereto), is first mailed to shareholders at the time of the Acquiror Shareholders Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Company Shareholders Meeting any event or circumstance relating to the Company or any of its affiliates, or its or their respective officers or directors, should be discovered by the Company that should be set forth in an amendment to the Registration Statement or a supplement to the Company Proxy Statement/Prospectus or Acquiror Proxy Statement, the Company shall promptly inform Acquiror. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated herein shall comply as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

        (c) The information supplied by the Acquiror for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by the Acquiror for inclusion in (i) the Company Proxy Statement/Prospectus to be sent to the shareholders of the Company in connection with the Company Shareholders Meeting shall not, at the date the Company Proxy Statement/Prospectus (or any supplement thereto) is first mailed to shareholders, at the time of the Company Shareholders Meeting or at the Effective Time and (ii) the Acquiror Proxy Statement to be sent to the shareholders of Acquiror in connection with the

Acquiror Shareholders Meeting shall not, at the date the Acquiror Proxy Statement (or supplement thereto) is first mailed to shareholders, at the time of the Acquiror Shareholders Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Acquiror Shareholders Meeting any event or circumstance relating to Acquiror or any of its affiliates, or to their respective officers or directors, should be discovered by Acquiror that should be set forth in an amendment to the Registration Statement or a supplement to the Company Proxy Statement/Prospectus or Acquiror Proxy Statement, Acquiror shall promptly inform the Company. All documents that the Acquiror is responsible for filing with the SEC in connection with the transactions contemplated hereby shall comply as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.


        Section 5.7 No Solicitation.

        (a) The Company and its officers, directors, employees, representatives and agents shall immediately and as of the date hereof cease any discussions or negotiations with any parties that may be ongoing with respect to a Takeover Proposal (as hereinafter defined). The Company shall not authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Takeover Proposal or (ii) participate in any discussions or negotiations regarding any Takeover Proposal; provided, however, that, if at any time prior to the Effective Time, the Board of Directors of the Company determines in good faith, after receiving advice from outside legal counsel, that failure to do so would reasonably be expected to cause the Board of Directors to violate its fiduciary duties to the Company's shareholders under applicable law, the Company may, in response to an unsolicited Takeover Proposal, (x) furnish information with respect to the Company to any Person pursuant to a confidentiality agreement and (y) participate in negotiations regarding such Takeover Proposal. For purposes of this Agreement, "Takeover Proposal" means any inquiry, proposal or offer from any Person relating to any direct or indirect acquisition or purchase of a substantial amount of assets of the Company or any of its subsidiaries or of over 20% of any class of equity securities of the Company or any of its subsidiaries, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 20% or more of any class of equity securities of the Company or any of its subsidiaries, or any merger, consolidation, business combination, sale of substantially all the assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries, other than the transactions contemplated by this Agreement.

        (b) Except as set forth in this Section 5.7, neither the Board of Directors of the Company nor any committee thereof shall (x) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Acquiror, the approval or recommendation by such Board of Directors or such committee of this Agreement or the Merger, (y) approve or recommend, or propose to approve or recommend, any Takeover Proposal or (z) cause the Company to enter into any agreement with respect to any Takeover Proposal. Notwithstanding the foregoing, in the event that prior to the Effective Time the Board of Directors of the Company determines in good faith, after receiving advice from outside legal counsel, that failure to do so would reasonably be expected to cause the Board of Directors to violate its fiduciary duties to the Company's shareholders under applicable law, the Board of Directors of the Company may withdraw or modify its approval or recommendation of this Agreement and the Merger, approve or recommend a Superior Proposal (as defined below) or cause the Company to enter into an agreement with respect to a Superior Proposal, but in each case only at a time that is after the second business day following Acquiror's receipt of written notice (a "Notice of Superior Proposal") advising Acquiror that the Board of Directors of the Company has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the Person making such Superior Proposal. For purposes of this Agreement, a "Superior Proposal" means any bona fide Takeover Proposal to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the Company Common Stock then outstanding or all or substantially all the assets of the Company and its subsidiaries taken as a whole and otherwise on terms which the Board of Directors of the Company determines in its good faith judgment (after consulting with a financial advisor of nationally recognized reputation) to be more favorable to the Company's shareholders than the Merger.

        Section 5.8 Affiliates; Pooling; Tax Treatment.

        (a) The Company shall use all reasonable efforts to obtain and deliver to Acquiror an executed letter agreement, substantially in the form of Exhibit A hereto, from (i) each person identified as an affiliate of the Company in Section 3.13 of the Company Disclosure Schedule by October 30, 1997, (ii) any person who may be deemed to have become an affiliate of the Company after the date of this Agreement and on or prior to the Closing Date as soon as practicable after such person attains such status and (iii) any person whose agreement thereto may be deemed reasonably necessary by Acquiror to sustain the Merger's status as a Pooling Transaction on or prior to the Closing Date.

        (b) Acquiror shall use all reasonable efforts to obtain an executed letter agreement, substantially in the form of Exhibit B hereto, from
(i) each person identified as an affiliate of Acquiror in Section 4.12 of Acquiror Disclosure Schedule by October 30, 1997, (ii) any person who may be deemed to have become an affiliate of Acquiror after the date of this Agreement and on or prior to the Closing Date as soon as practicable after such person attains such status and (iii) any person whose agreement thereto may be deemed reasonably necessary by Acquiror to sustain the Merger's status as a Pooling Transaction on or prior to the Closing Date.

        (c) The Acquiror shall not be required to maintain the effectiveness of the Registration Statement for the purpose of resale by shareholders of Acquiror who may be affiliates of the Company or Acquiror pursuant to Rule 145 under the Securities Act.

        (d) Each party hereto shall use all reasonable efforts to cause the Merger to qualify, and shall not take, and shall use all reasonable efforts to prevent any affiliate of such party from taking, any actions which could prevent the Merger from qualifying, as a reorganization under the provisions of
Section 368(a) of the Code.

        Section 5.9 Publicity. Each party's initial press release with respect to the execution of this Agreement has been previously approved by the other parties. Following such initial press releases, so long as this Agreement is in effect, neither the Company, Acquiror nor any of their respective affiliates shall issue or cause the publication of any press release or other public announcement with respect to the Merger, this Agreement or the other transactions between the parties contemplated hereby without the prior consultation of the other party, except as may be required by law or by any listing agreement with a national securities exchange or trading market.

        Section 5.10 Notification of Certain Matters.

        (a) The Company shall give prompt notice to Acquiror and Acquisition Subsidiary, and Acquiror and Acquisition Subsidiary shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date and (ii) any failure of the Company, Acquiror or Acquisition Subsidiary, as the case may be, to comply with or satisfy in all material respects any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.10 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice. The Company also shall give prompt notice to Acquiror, and Acquiror or Acquisition Subsidiary shall give prompt notice to the Company, of:

                (i) any notice or other communication from any Person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement (unless the requirement for such consent is set forth in Section 3.4 of the Company Disclosure Schedule or Section 4.4 of the Acquiror Disclosure Schedule);

                (ii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement;

                (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting it or any of its subsidiaries or which relate to the consummation of the transactions contemplated by this Agreement; and

                (iv) any occurrence of any event having, or which could reasonably be expected to have, a Company Material Adverse Effect or Acquiror Material Adverse Effect.

        Section 5.11 Comfort Letter.

        (a) The Company shall use all reasonable efforts to cause Deloitte & Touche to deliver a letter dated as of the date of the Company Proxy Statement/Prospectus, and addressed to the Company and its Board of Directors and Acquiror and its Board of Directors, in form and substance reasonably satisfactory to Acquiror and customary in scope and substance for agreed upon procedures letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Registration Statement and the Company Proxy Statement/Prospectus.

        (b) Acquiror shall use all reasonable efforts to cause Coopers & Lybrand to deliver a letter dated as of the date of the Acquiror Proxy Statement, and addressed to Acquiror and its Board of Directors and the Company and its Board of Directors, in form and substance reasonably satisfactory to the Company and customary in scope and substance for agreed upon procedures letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Registration Statement and the Acquiror Proxy Statement.

        Section 5.12 Pooling Opinion. The Company shall use all reasonable efforts to cause Deloitte & Touche to deliver to Company a written opinion which can be relied upon by Coopers & Lybrand with respect to such matters relating to the Company as are required by Coopers & Lybrand to form an opinion that the transactions contemplated by this Agreement, including the Merger, when effected in accordance with the terms thereof, shall be accounted for in the Consolidated Financial Statements of Acquiror and its subsidiaries as a Pooling Transaction. The Company shall use all reasonable efforts to cause Deloitte & Touche to provide at its request to Coopers & Lybrand all work papers and documentation that support the conclusions in its opinion with respect to the Pooling Transaction.

        Section 5.13 Form S-8. Acquiror agrees to file, no later than 60 days after the Closing Date, a registration statement on Form S-8 covering the shares of Acquiror Common Stock issuable pursuant to outstanding options under the Option Plan assumed by Acquiror. The Company shall cooperate with and assist Acquiror in the preparation of such registration statement.

        Section 5.14 Listing of Additional Shares. At least 15 days prior to the Closing Date, Acquiror shall file with the Nasdaq National Market a Notification Form for Listing of Additional Shares with respect to the Acquiror Common Stock to be issued in the Merger.

        Section 5.15 Reservation of Acquiror Common Stock. The Acquiror shall reserve from its authorized but unissued shares of Acquiror Common Stock that number of shares of Acquiror Common Stock issuable upon exercise of the Employee Stock Options, Director Stock Options and Warrants assumed by Acquiror.

        Section 5.16 Indemnification.

        (a) Notwithstanding Section 8.7 hereof, Acquiror agrees that all rights to indemnification existing in favor of directors, officers or employees of the Company as provided in the Company's Certificate of Incorporation or By-Laws, with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of three years from the Effective Time. Effective upon the Effective Time, to the fullest extent permitted by law, Acquiror hereby guarantees the Company's and the Surviving Corporation's performance of the Company's and the Surviving Corporation's obligations described in the prior sentence for a period of three years after the Effective Time. If Acquiror, the Surviving Corporation or any of either of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provision shall be made so that the successors and assigns of Acquiror and the Surviving Corporation assume the obligations set forth in this Section 5.16.

        (b) Acquiror or the Surviving Corporation shall maintain the Company's existing officer's and directors' liability insurance ("D&O Insurance") for a period of three (3) years after the Effective Time; provided, that Acquiror may substitute therefor policies of substantially equivalent coverage and amounts containing terms no less favorable to such former directors or officers; provided, further, if the existing D&O Insurance expires, is terminated or canceled during such period, Acquiror or the Surviving Corporation will use all reasonable efforts to obtain substantially similar D&O Insurance; provided, further, however, that in no event shall the Acquiror or the Surviving Corporation be required to pay aggregate premiums for insurance under this
Section 5.16(b) in excess of the amount of the premiums reflected on the schedule delivered pursuant to Section 5.18; and provided, further, that if the Acquiror or the Surviving Corporation is unable to obtain the amount of insurance required by this Section 5.16(b) for the amount of the premiums on such schedule, Acquiror or the Surviving Corporation shall obtain as much insurance as can be obtained for the premiums set forth on such schedule.

        Section 5.17 Payment of Company Obligations.

        Immediately prior to the Effective Time and provided that all conditions to Acquiror's obligation to effect the Merger set forth in Sections
6.1 and 6.3 have been satisfied or waived, Acquiror shall contribute sufficient funds to the Company, and the Company shall utilize such funds, for the repayment in full of the obligations of the Company listed in Section 6.2(c).

        Section 5.18 Delivery of Expenses Information.

                Not less than three business days prior to the date of the Company Shareholders Meeting, Company shall deliver to Acquiror a statement setting forth a detailed itemization of the Expenses of the Company, including the Company's good faith estimate of additional out-of-pocket expenses to be incurred by the Company in connection with the Merger through the Effective Time. The sum of such Expenses and good faith estimate shall be the Expenses which are utilized in the calculation of PPE pursuant to Section 2.1.


                                  ARTICLE VI

                                  CONDITIONS

        Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction on or prior to the Effective Time of each of the following conditions, any and all of which may be waived in whole or in part by the Company, Acquiror or Acquisition Subsidiary, as the case may be, to the extent permitted by applicable law:

        (a) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been initiated by the SEC.

        (b) Shareholder Approval. This Agreement shall have been approved and adopted by the requisite vote of the shareholders of the Company and the shareholders of Acquiror;

        (c) Statutes. No statute, rule, order, decree or regulation shall have been enacted or promulgated by any Governmental Entity which prohibits the consummation of the Merger;

        (d) Injunctions. Except as set forth in Sections 3.4 and 4.3 of the Company Disclosure Schedule and the Acquiror Disclosure Schedule, respectively, there shall be no order or injunction of a court or other governmental authority of competent jurisdiction in effect precluding, restraining, enjoining or prohibiting consummation of the Merger;

        (e) HSR Act. Any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated;

        (f) Tax Opinion. Acquiror and the Company shall have received from Blank Rome Comisky & McCauley a written opinion dated as of the Closing Date to the effect that (a) the Merger, when effected in accordance with this Agreement, will qualify as a reorganization under Section 368 (a) of the Code and Acquiror, Acquisition Subsidiary and the Company will constitute parties to such reorganization, and (b) the receipt of Acquiror Common Stock by the shareholders of the Company in accordance with this Agreement shall be nontaxable to such shareholders; and

        (g) Pooling Opinion. Acquiror shall have received from Coopers & Lybrand a written opinion dated the Closing Date to the effect that the transactions contemplated by this Agreement, including the Merger, when effected in accordance with the terms thereof, shall be accounted for in the consolidated financial statements of Acquiror and its subsidiaries as a Pooling Transaction, and a copy of such opinion shall have been delivered to the Company.

        (h) Listing of Additional Shares. The filing with the Nasdaq National Market of a Notification Form for Listing of Additional Shares with respect to the shares of Acquiror Common Stock issuable upon conversion of the Company Common Stock in the Merger and upon exercise of the options under the Plan assumed by Acquiror shall have been made.

        Section 6.2 Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is also subject to the fulfillment of the following conditions:

        (a) Representations and Warranties. The representations and warranties of Acquiror and Acquisition Subsidiary contained in this Agreement shall be true and correct in all material respects on the date hereof and shall also be true and correct in all material respects on and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date. The Company shall have received a certificate of the President and Chief Financial Officer of the Acquiror, dated the Closing Date, to this effect;

        (b) Agreements, Conditions and Covenants. Acquiror and Acquisition Subsidiary shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by them on or before the Effective Time. The Company shall have received a certificate of the President and Chief Financial Officer of the Company, dated the Closing Date, to this effect;

        (c) Payment of Company Obligations. The Acquiror shall have satisfied the Company that, immediately prior to the Effective Time, Acquiror will contribute sufficient funds to the Company for the Company to repay in full the obligations of the Company under the following agreements:

                (i) the Amended and Restated Credit Agreement, dated as of October 6, 1995, as further amended, among the Company and its subsidiaries, the Chase Manhattan Bank, N.A., as Agent, and the banks signatories thereto;

                (ii) the Credit Agreement, dated as of October 6, 1995, as amended, among the Company and its subsidiaries and Fleet Bank, National Association;

                (iii) the Receivables Purchase and Servicing Agreement, dated as of November 5, 1993, as amended, by and among the Company and its subsidiaries (including U.S. HomeCare Funding Corporation) and The Chase Manhattan Bank, N.A.; and

                (iv) the Settlement Agreement, dated as of November 27, 1996, between the Company and Edward J. Abel, Abel Health Management Services, Inc. and Home Infusion Pharmaceutical Services, Inc.

        (d) Opinion. Company shall have received an opinion dated as of the Closing Date from Blank Rome Comisky & McCauley, counsel to the Acquiror and Acquisition Subsidiary, that the Acquiror Common Stock to be issued in the Merger has been duly authorized and validly issued in accordance with the requirements of the Pennsylvania Business Corporation Law and is fully paid and non-assessable; and

        (e) No Litigation. After the date hereof, there shall not be threatened, or instituted and continuing, any action, suit or proceeding against the Company, Acquiror or Acquisition Subsidiary, by any Governmental Entity or any other Person or Persons, directly or indirectly relating to the Merger or any other transactions contemplated by this Agreement which individually or in the aggregate could reasonably be expected to have a Company Material Adverse Effect or Acquiror Material Adverse Effect.

        (f) Acquiror Material Adverse Effect. There shall not have occurred an Acquiror Material Adverse Effect.

        Section 6.3 Additional Conditions to Obligations of Acquiror and Acquisition Subsidiary. The obligations of Acquiror and Acquisition Subsidiary to effect the Merger are also subject to the following conditions:

        (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the date hereof and shall also be true and correct in all material respects on and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date. The Acquiror shall have received a certificate of the Interim President and Chief Financial Officer of the Company, dated the Closing Date, to this effect;

        (b) Agreements, Conditions and Covenants. The Company shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by it on or before the Closing Date. The Acquiror shall have received a certificate of the Interim President and Chief Financial Officer of the Company, dated the Closing Date, to this effect;

        (c) Company Material Adverse Effect. There shall not have occurred a Company Material Adverse Effect.

        (d) Dissenting Company Stock. The aggregate number of shares of Company Common Stock and Company Preferred Stock held by Dissenting Shareholders shall not be equal to or exceed five percent (5%) of the number of shares of Company Common Stock outstanding on a fully diluted basis immediately prior to the Effective Time;

        (e) No Litigation. After the date hereof there shall not be threatened, or instituted and continuing, any action, suit or proceeding against the Company, Acquiror or Acquisition Subsidiary, by any Governmental Entity or any other Person or Persons, directly or indirectly relating to the Merger or any other transactions contemplated by this Agreement which individually or in the aggregate could reasonably be expected to have a Company Material Adverse Effect or Acquiror Material Adverse Effect;

        (f) Opinion. Acquiror shall have received an opinion dated as of the Closing Date from Brobeck, Phleger & Harrison LLP, counsel to the Company, that the Merger has been approved by the requisite shareholder action in accordance with the requirements of New York law and the Certificate of Incorporation of the Company and that after the Effective Time no shareholder of the Company shall have any rights under Section G-4(h) of the Company's Certificate of Amendment of the Certificate of Incorporation dated January 31, 1995; and

        (g) Regulatory Approvals. All necessary regulatory approvals, licenses and permits required to consummate the Merger shall have been obtained and all statutory waiting periods in respect thereof shall have expired and none of such approvals contain conditions that would constitute a Company Material Adverse Effect or an Acquiror Material Adverse Effect.

        (h)     Notwithstanding anything to the contrary contained in this
Section 6.3, if the conditions to Acquiror's and Acquisition Subsidiary's obligations to effect the Merger set forth in Sections 6.3(a), 6.3(b) and 6.3(c) are otherwise satisfied or waived, and no Company Material Adverse Effect has occurred, the occurrence of a default under the terms of the agreements listed in Section 6.2(c)(i), 6.2(c)(ii) or 6.2(c)(iii) solely as a result of the failure of the Company to repay its obligations under such agreements on or after January 2, 1998 shall not be an event the effect of which is to cause any of such conditions to be deemed not to have been satisfied and shall not, alone, be deemed to constitute a Material Adverse Effect.

                                  ARTICLE VII

                           TERMINATION AND AMENDMENT

        Section 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the terms of this Agreement by the shareholders of the Company:

        (a) by mutual written consent of the Boards of Directors of Acquiror and the Company;

        (b) except as set forth in Sections 3.4 and 4.4 of the Company Disclosure Schedule and the Acquiror Disclosure Schedule, respectively, by either Acquiror or the Company if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting consummation of the Merger and such order, decree or ruling or other action shall have become final and nonappealable;

        (c) by either Acquiror or the Company, if the Merger shall not have been consummated by February 28, 1998; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(c) shall not be available to any party whose failure (or the failure of the affiliates of which) to perform any of its obligations under this Agreement has been the cause of, or resulted in, the failure of the Merger to occur on or before such date;

        (d) by Acquiror or Acquisition Subsidiary, in the event of a breach by the Company of any representation, warranty, covenant or other agreement contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the Company and which, individually or in the aggregate, has had or could reasonably be expected to have, a Company Material Adverse Effect;

        (e) by the Company, in the event of a breach by Acquisition Subsidiary or Acquiror of any representation, warranty, covenant or other agreement contained in this Agreement, which cannot be or has not been cured within thirty (30) days after the giving of written notice to Acquiror or Acquisition Subsidiary, as applicable, and which individually or in the aggregate, has had or could reasonably be expected to have an Acquiror Material Adverse Effect;

        (f) by Acquiror or Acquisition Subsidiary, if the Company's Board of Directors shall have withdrawn, modified or amended in any respect its recommendation of the Merger or shall have approved or recommended a Superior Proposal, or shall have entered into an agreement with a third party with respect to any Takeover Proposal or Superior Proposal, or the Board of Directors of the Company or any committee thereof shall have resolved to take any of the foregoing actions; or

        (g) by the Company, in connection with entering into an agreement for a Superior Proposal in accordance with Section 5.7, provided it has complied with all provisions thereof, including the notice provisions therein.

        Section 7.2 Effect of Termination. In the event of a termination of this Agreement by either the Company or Acquiror as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Acquiror, Acquisition Subsidiary or the Company or their respective officers or directors, except the provisions of Section 5.2 with respect to confidentiality, Section 8.1 and this Section 7.2 shall continue in full force and effect; provided, however, that nothing herein shall relieve any party for liability for any breach hereof.


                                 ARTICLE VIII

                                 MISCELLANEOUS

        Section 8.1 Fees and Expenses.

        (a) Except as provided below in this Section 8.1, all fees and Expenses (as defined in Section 8.1(h)) incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or Expenses, whether or not the Merger is consummated; provided, however, that the Expenses related to printing, the Registration Statement, the Company Proxy statement, Prospectus and the Acquiror Proxy Statement shall be borne one-half by each of the Company and the Acquiror.

        (b)     If this Agreement is terminated by Acquiror pursuant to
Section 7.1(f) or by Company pursuant to Section 7.1(g), or prior to any termination of this Agreement pursuant to Section 7.1(f) or Section 7.1(g), the Company breaches the provisions of Section 5.7 of this Agreement, then the Company shall pay, or cause to be paid in same day funds to Acquiror $1,000,000 on the date which is the earlier to occur of (i) the date on which the Company consummates a transaction which is the subject of a Superior Proposal or a Takeover Proposal, or (ii) the date which is six months after the Agreement is terminated by Acquiror pursuant to Section 7.1(f) or by Company pursuant to
Section 7.1(g).

        (c) If this Agreement is terminated or the Merger is not consummated as a result of the failure by the Company to obtain the approval of the transactions contemplated by this Agreement by Company's shareholders and Acquiror has satisfied all of the conditions to Company's obligations to consummate the Merger hereunder which can be satisfied by Acquiror, then Company shall pay, or cause to be paid, in same day funds to Acquiror upon demand and delivery to Company of supporting documentation therefor, an amount equal to Acquiror's Expenses.

        (d) Company shall use all reasonable efforts to cause each Person providing services to the Company in connection with the Merger, including counsel, accountants, investment bankers, experts and any other consultants to deliver to the Company on or before the Closing Date such Person's invoice for such services provided to Company.

        (e) If this Agreement is terminated or the Merger is not consummated as a result of the failure of Deloitte & Touche to deliver the opinion described in Section 5.12 or a determination by the SEC that the Merger does not qualify to be accounted for in the Consolidated Financial Statements of Acquiror and its subsidiaries as a Pooling Transaction and such failure or determination is attributable to matters, facts or circumstances relating to or transactions engaged in by Company, then the Company shall pay, or cause to be paid, in same day funds to Acquiror upon demand and delivering to the Company supporting documentation therefor an amount equal to Acquiror's Expenses; provided, however, no payment by Company of Acquiror's Expenses shall be required to be made if such failure or determination results from changes effected after the date hereof in the requirements relating to Pooling Transactions.

        (f) If this Agreement is terminated or the Merger is not consummated as a result of the failure of Coopers & Lybrand to deliver the opinion described in Section 6.1(g) or a determination by the SEC that the Merger does not qualify to be accounted for in the Consolidated Financial Statements of Acquiror and its Subsidiaries as a Pooling Transaction and such failure or determination is attributable to matters, facts or circumstances relating to or transactions engaged in by Acquiror, then Acquiror shall pay, or cause to be paid, in same day funds to Company upon demand and delivering to the Acquiror supporting documentation therefor an amount equal to Company's Expenses; provided, however, no payment by Acquiror of Company's Expenses shall be required to be made if such failure or determination results from changes effected after the date hereof in requirements relating to Pooling Transactions.

        (g) If this Agreement is terminated or the Merger is not consummated as a result of the failure by Acquiror to obtain the approval of the transactions contemplated by this Agreement by Acquiror's shareholders and the Company has satisfied all of the conditions to Acquiror's obligations to consummate the Merger hereunder which can be satisfied by the Company, then Acquiror shall pay, or cause to be paid, in same day funds to the Company upon demand and delivery to Acquiror of supporting documentation therefor, an amount equal to the Company's Expenses.

        (h) "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including all reasonable fees and expenses of counsel, accountants, investment bankers (including the fees and expenses pursuant to the agreements set forth in Section 3.18 to the Company Disclosure Schedule), experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Registration Statement, the Company Proxy Statement/Prospectus and the Acquiror

Proxy Statement, the solicitation of shareholder approvals and all other matters related to the consummation of the transactions contemplated hereby. "Expenses" shall also include the payment disclosed in Section 5.1 of the Company Disclosure Schedule and the aggregate premium cost of the D&O Insurance to be provided by or for the Company under Section 5.16.

        Section 8.2 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the shareholders of the Company contemplated hereby, by written agreement of the parties hereto, at any time prior to the Closing Date with respect to any of the terms contained herein; provided, however, that after the approval of this Agreement by the shareholders of the Company, no such amendment, modification or supplement shall reduce the amount or change the form of the Merger Consideration.

        Section 8.3 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time.

        Section 8.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt, and shall be given to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a)     if to Acquiror or Acquisition Subsidiary, to:

                Home Health Corporation of America, Inc.
                2200 Renaissance Blvd.
                Suite 300
                King of Prussia, PA 19406
                Attention:  Bruce Feldman, President

                with copies to:

                Blank Rome Comisky & McCauley
                One Logan Square
                Philadelphia, PA 19103
                Attention: Sol Genauer, Esq.

        (b)     if to the Company, to:

                U.S. HomeCare Corporation
                Two Hartford Square West
                Hartford, CT  06130
                Attention: Chief Financial Officer

                with copies to:

                Brobeck, Phleger & Harrison LLP
                1633 Broadway
                New York, NY 10019
                Attention: Ellen B. Corenswet

        Section 8.5 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation". As used in this Agreement, the term "affiliate(s)" shall have the meaning set forth in Rule 12b-2 of the Exchange Act. As used in this Agreement, a "subsidiary" of any entity shall mean all corporations or other entities in which such entity owns a majority of the issued and outstanding capital stock or equity or similar interests.

        Section 8.6 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

        Section 8.7 Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement and the Confidentiality Agreement (including the documents and the instruments referred to herein and therein): (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) nothing expressed or implied in this Agreement is intended or will be construed to confer upon or give to any Person, firm or corporation other than the parties hereto any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

        Section 8.8 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

        Section 8.9 Governing Law. This Agreement and the legal relations between the parties hereto will be governed by and construed in accordance with the laws of the State of Pennsylvania, without giving effect to the choice of law principles thereof; provided, however, that the law governing the fiduciary duties of each party hereto and their respective boards of directors and the law governing any other matters of internal corporate governance of any of Acquiror, Acquisition Subsidiary or the Company shall be the law of their respective jurisdictions of incorporation.

        Section 8.10 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Acquisition Subsidiary may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Acquiror or to any direct or indirect wholly owned subsidiary of Acquiror. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

        Section 8.11 Definition. As used herein, the term "Person" means an individual, corporation, partnership, association, trust, limited liability company, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act).

        IN WITNESS WHEREOF, Acquiror, Acquisition Subsidiary and the Company have caused this Amended and Restated Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                   HOME HEALTH CORPORATION OF AMERICA

                                   By:   /s/ Bruce Feldman
                                         ---------------------------------------
                                   Name: Bruce Feldman
                                         ---------------------------------------
                                   Title: President and Chief Executive Officer
                                          --------------------------------------

                                   HHCA ACQUISITION CORPORATION, INC.

                                   By:   /s/ Bruce Feldman
                                         ---------------------------------------
                                   Name: Bruce Feldman
                                         ---------------------------------------
                                   Title: President and Chief Executive Officer
                                          --------------------------------------

                                   U.S. HOMECARE CORPORATION

                                   By:   /s/ Jay C. Huffard
                                         ---------------------------------------
                                   Name: Jay C. Huffard
                                         ---------------------------------------
                                   Title: President and Chief Executive Officer
                                          --------------------------------------





                                EXECUTION COPY

                                                                    SCHEDULE 2.6
                        OUTSTANDING WARRANTS TO PURCHASE
                   COMMON STOCK OF U.S. HOMECARE CORPORATION

                                                                  AMOUNT OF
                                                                  SHARES OF
                                                                   COMMON
                                                                   STOCK                     DATE
                                                                  ISSUABLE     EXERCISE       OF
       WARRANT NUMBER                  WARRANT HOLDER           UPON EXERCISE   PRICE      ISSUANCE
-----------------------------   ------------------------------  -------------  --------    --------
THE 1995 PREFERRED
     WARRANTS
------------------

      WA-1                      Prima Management Corporation          37,499     1.75       2/1/95

      WA-2                           IGI Holdings, Inc.                6,249     1.75       2/1/95

      WA-3                      MAK International Investment           6,249     1.75       2/1/95
                                      Company Limited

      WA-4                          William T. McCaffrey               2,499     1.75       2/1/95

      WA-5                            Dennis P. Lynch                 14,000     1.75       2/1/95

      WA-6                             ABDM Partners                  12,500     1.75       2/1/95

      WA-7                           Mansour I.Y. Badr                 5,000     1.75       2/1/95

      WA-8                             Hermann Merkin                  5,000     1.75       2/1/95

      WA-9                           Frederick C. Lane                 3,750     1.75       2/1/95

      WA-10                       W. Wallace McDowell, Jr.             2,501     1.75       2/1/95

      WA-11                            Don A. Sanders                  2,501     1.75       2/1/95

      WA-12                          G. Robert O'Brien                 1,250     1.75       2/1/95

      WA-13                           Chris C. Reidel                    999     1.75       2/1/95

THE 1995 OTHER WARRANTS/1/
-----------------------------
      WA-14                     Sanders Morris Mundy Inc.            418,330.5   1.60786    2/1/95

      WA-15                      Sanders Morris Mundy Inc.            56,668.5   1.60786    2/8/95

      WA-16                    The Chase Manhattan Bank, N.A.        462,571     1.60786   10/6/95

      WA-18                       Creditanstalt Bankverein           353,731     1.60786   10/6/95

THE 1997 WARRANTS/1/
-----------------------------
      WA-19                       The Chase Manhattan Bank            50,433     1.59690   3/25/97

      WA-20                       Creditanstalt Bankverein            38,567     1.59690   3/25/97

     /1/Does not include (A) as a 1995 Other Warrant,Warrant No. WA-17 issued to Connecticut Development Authority ("CDA") on October 6, 1995 to purchase 816,302 shares of the Company's Common Stock at an exercise price of $1.60786 per share and (B) as a 1997 Warrant, Warrant No. WA-21 issued to CDA on March 25, 1997 to purchase 735,000 shares of the Company's Common Stock at an exercise price of $1.59690 per share (collectively, the "CDA Warrants"). The CDA Warrants shall be included in this Schedule 2.6 and shall be assumed by Acquiror in accordance with Section 2.6 of the Merger Agreement only in the event a default occurs under the terms of the agreements listed in Section 6.2 (c)(i), 6.2(c)(ii) or 6.2(c)(iii) of the Merger Agreement solely as a result of the failure of the Company to repay its obligations under such agreements on or after January 2, 1998 and the conditions to Acquiror's and Acquisition Subsidiary's obligations to effect the Merger set forth in Section 6.3(a), 6.3(b) and 6.3(c) of the Merger Agreement are otherwise satisfied or waived.

                                 APPENDIX "B"


HAMBRECHT & QUIST LLC

                                                              ONE BUSH STREET
                                                         SAN FRANCISCO, CA 94104
                                                               (415) 576-3300
September 26, 1997

Confidential
------------

The Board of Directors
Home Health Corporation of America, Inc.
2200 Renaissance Blvd.
Suite 300
King of Prussia, PA  19406

Gentlemen:

You have requested our opinion as to the fairness from a financial point of view Home Health Corporation of America, Inc. (AHHCA@ or the ACompany@) of the consideration to be paid by HHCA in connection with the proposed acquisition by HHCA of the common stock, common stock equivalents and preferred stock of U.S. Homecare Corporation (AUSHO@) (the AProposed Transaction@) under the terms of the Amended and Restated Agreement and Plan of Merger, dated as of September 26, 1997, among HHCA, HHCA Acquisition Subsidiary and USHO and the related Exhibits and Schedules thereto (the AAgreement@). We understand that the Agreement provides, among other things, that at the Effective Time (as defined in the Agreement) HHCA shall issue between 2,622,000 shares and 2,822,000 shares of HHCA common stock (the AHHCA Common Stock@) (the AMerger Consideration@) for all outstanding shares of common stock and common stock equivalents (including shares of common stock issuable pursuant to conversion of outstanding preferred stock) of USHO other than those shares held by holders, if any, of USHO common stock or preferred stock who have perfected appraisal or dissenter rights. For purposes of this opinion, we have assumed that the Proposed Transaction will qualify as a tax-free reorganization under Section 368 of the United States Internal Revenue Code and shall be accounted for as a pooling-of-interests.

Hambrecht & Quist LLC (AHambrecht & Quist@), as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructuring, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. We have acted as a financial advisor to the board of directors of HHCA in connection with the Proposed Transaction, and we will receive a fee for our services, which include the rendering of this opinion.

In the past, we have provided investment banking and other financial advisory services to HHCA and have received fees for rendering these services. In particular, Hambrecht & Quist acted as lead managing underwriter in HHCA=s initial public offering in November, 1995. In the ordinary course of business, Hambrecht & Quist acts as a market maker and broker in the publicly traded securities of HHCA and receives customary compensation in connection therewith, and also provides research coverage for HHCA. In the ordinary course of business, Hambrecht & Quist actively trades in the equity securities of HHCA for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Hambrecht & Quist may in the future provide additional investment banking or other financial advisory services to HHCA.

In connection with our review of the Proposed Transaction, and in arriving at our opinion, we have, among other things:

     (i) reviewed the publicly available consolidated financial statements of HHCA for recent years and interim periods to date and certain other relevant financial and operating data of HHCA made available to use from published sources and from the internal records of HHCA;

     (ii) reviewed certain internal financial and operating information, including certain projections, relating to HHCA provided by the management of HHCA;

     (iii) discussed the business, financial condition and prospects of HHCA with certain of its officers;

     (iv) reviewed the publicly available consolidated financial statement of USHO for recent years and interim periods to date and certain other relevant financial and operating data of USHO made available to us from published sources and from the internal records of USHO;

     (v) reviewed certain internal financial and operating information, including certain projections, relating to USHO provided by the management of USHO;

     (vi) discussed the business, financial condition and prospects of USHO with certain of its officers;

     (vii) reviewed the recent reported prices and trading activity for the common stocks of HHCA and USHO and compared such information and certain financial information for HHCA and USHO with similar information for certain other companies engaged in businesses we consider comparable;

     (viii) reviewed the financial terms, to the extent publicly available, of certain comparable merger and acquisition transactions;

     (ix)   reviewed the Agreement;

     (x) discussed the accounting treatment of the Proposed Transaction with HHCA and HHCA=s accountants; and

     (xi) performed such other analyses and examination and considered such other information, financial studies, analyses and investigations and financial, economic and market data as we deemed relevant.

In rendering our opinion, we have assumed and relied upon the accuracy and completeness of all of the information concerning HHCA or USHO considered in connection with our review of the Proposed Transaction, and we have not assumed any responsibility for independent verification of such information. We have not undertaken any independent valuation or appraisal of any of the assets or liabilities of HHCA or USHO, nor have we conducted a physical inspection of the properties and facilities of either company. With respect to the financial forecasts and projections of HHCA and USHO made available to us and used in our analysis, we have assumed that they reflect the best currently available estimates and management judgments of the expected future financial performance of HHCA and USHO, respectively. For purposes of this Opinion, we have assumed that neither HHCA nor USHO is a party to any pending transactions, including external financings, recapitalizations or material merger discussions, other than the Proposed Transaction and those activities undertaken in the ordinary course of conducting their respective businesses. Our opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date of this letter, and any change in such conditions would require a re-evaluation of this opinion. We express no opinion as to the price at which HHCA Common Stock will trade subsequent to the Effective Time (as defined in the Agreement).

It is understood that this letter is for the information of the board of directors in connection with their evaluation of the Proposed Transaction and may not be used for any other purpose without our prior written consent; provided, however, that this letter may be reproduced in full in the Proxy Statement relating to the Proposed Transaction. This letter does not constitute a recommendation to any stockholder as to how such stockholder should vote on the Proposed Transaction.

Based upon, and subject to, the foregoing and after considering such other matters, as we deem relevant, we are of the opinion as of the date hereof the consideration to be paid by HHCA in the Proposed Transaction is fair to HHCA from a financial point of view. We express no opinion as to the fairness of the Proposed Transaction from a financial point of view to USHO or any of its affiliates.

Very truly yours,

HAMBRECHT & QUIST LLC


By: /s/ David G. Golden
    ------------------------
    David G. Golden
    Managing Director

                                 APPENDIX "C"

                   HOME HEALTH CORPORATION OF AMERICA, INC.
                             AMENDED AND RESTATED
                   1995 EMPLOYEE AND CONSULTANT EQUITY PLAN
                   ----------------------------------------


                            ARTICLE I.  BACKGROUND.
                            ---------   ----------

     1.1  Establishment of the Plan.  The Company hereby establishes this Plan
          -------------------------
known as the "1995 Employee and Consultant Equity Plan". Under this Plan, Options (ISOs, NSO or both), Stock Appreciation Rights, Restricted, Unrestricted and Deferred Stock Awards, Performance Awards, Loans, Supplemental Grants, or any combination thereof may be awarded.

     1.2  Purpose.  The purpose of this Plan is to promote the long term success
          -------
of the Company and its Subsidiaries by (i) encouraging Employees and Consultants to focus on critical long range objectives, (ii) attracting and retaining Employees and Consultants with exceptional qualifications and (iii) linking Employees and Consultants directly to stockholder interests through the granting of Awards.

                           ARTICLE II.  DEFINITIONS.
                           ----------   -----------

     2.1  "Award" shall mean an Option, Stock Appreciation Right, Restricted,
           -----
Unrestricted or Deferred Stock Award, Performance Award, Loan, Supplemental Grant, or any combination thereof made under this Plan.

     2.2  "Board" shall mean the Company's Board of Directors, as constituted
           -----
from time to time.

     2.3  "Change in Control" means:  (i) the occurrence of an event that would,
           -----------------
if known to the Company's management, be required to be reported by the Company under Item 1(a) of Form 8-K pursuant to the Exchange Act; or (ii) the acquisition or receipt, in any manner, by any person (as defined for purposes of the Exchange Act) or any group of persons acting in concert, of direct or indirect beneficial ownership (as defined for purposes of the Exchange Act) of 50% or more of the combined voting securities ordinarily having the right to vote for the election of directors of the Company; or (iii) a change in the constituency of the Board with the result that individuals (the "Incumbent Directors") who are members of the Board on the Effective Date cease for any reason to constitute at least a majority of the Board, provided that any individual who is elected to the Board after the Effective Date and whose nomination for election was unanimously approved by the Incumbent Directors shall be considered an Incumbent Director beginning on the date of his or her election to the Board; or (iv) the sale, exchange or other disposition of all or a significant portion of the Company's business or assets, or the execution by the Company of a binding agreement providing for such a transaction; unless in any such case, at least a majority of the Incumbent Directors determine, prior to the occurrence of such Change of Control, that no Change of Control has or will have occurred.

     2.4  "Code" shall mean the Internal Revenue Code of 1986, as amended from
           ----
time to time, and the regulations thereunder.

     2.5  "Committee" shall mean a committee which consists of members of the
           ---------
Board and which has been designated by the Board to have the general responsibility for the administration of this Plan.

     2.6  "Common Shares" shall mean the Common Stock, no par value per share of
           -------------
the Company.

     2.7   "Company" shall mean Home Health Corporation of America, Inc., a
            -------
Pennsylvania corporation.

     2.8   "Consultant" shall mean any person performing advisory or other
            ----------
services for the Company or any of its Subsidiaries.

     2.9   "Deferred Stock Award" shall mean an award of Common Shares to be
            --------------------
delivered to the Participant in the future.

     2.10  "Effective Date" shall mean the date upon which the Company's
            --------------
contemplated initial public offering is consummated.

     2.11  "Employees" shall mean common law employees of the Company or any of
            ---------
its Subsidiaries.

     2.12  "Exchange Act" shall mean the Securities Exchange Act of 1934, as
            ------------
amended, and all rules and regulations promulgated thereunder.

     2.13  "Exercise Price" shall mean the amount for which one Common Share may
            --------------
be purchased upon exercise of an Award.

     2.14  "Fair Market Value" shall mean the market price of the Common Shares,
            -----------------
determined by the Committee as follows:

           (a) If the Common Shares were traded over-the-counter on the date in question but were not classified as a national market issue, then the Fair Market Value shall be equal to the closing bid price quoted by the NASDAQ system for such date;

           (b) If the Common Shares were traded over-the-counter on the date in question and were classified as a national market issue, then the Fair Market Value shall be equal to the last-transaction price quoted by the NASDAQ system for such date;

           (c) If the Common Shares were traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

           (d) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on prices reported in the Eastern Edition of the Wall Street Journal.
                                                          -------------------
Such determination shall be conclusive and binding on all persons.

     2.15  "ISO" shall mean an incentive stock option described in Section
            ---
422(b) of the Code.

     2.16  "Loans" shall mean a loan to a Participant either in connection with
            -----
the purchase of Common Shares under an Award or the payment of any federal, state or local income tax with respect to income recognized as a result of the Award.

     2.17  "NSO" shall mean a stock option not described in Sections 422 or 423
            ---
of the Code.

     2.18  "Option" shall mean an ISO or NSO granted under this Plan and
            ------
entitling the holder to purchase one Common Share.

     2.19  "Optionee" shall mean an individual or estate who holds an Option.
            --------

     2.20  "Outside Director" shall mean a member of the Board who is not a
            ----------------
common-law employee of the Company or of a Subsidiary.

     2.21  "Participants" shall mean those Employees and Consultants who, in the
            ------------
opinion of the Committee, are in a position to make a significant contribution to the success of the Company and who receive Awards under this Plan.

     2.22  "Plan" shall mean this Home Health Corporation of America, Inc. 1995
            ----
Employee and Consultant Equity Plan, as it may be amended from time to time.

     2.23  "Performance Award" shall mean an Award entitling the Participant to
            -----------------
receive, without payment, an Award or Awards following the attainment of such performance goals as the Committee may determine.

     2.24  "Restricted Stock Award" shall mean an Award entitling the
            ----------------------
Participant to acquire, for a purchase price not less than par value, Common Shares which except as otherwise specifically provided by this Plan or the Award, may not be sold, assigned, exchanged, pledged, gifted or otherwise disposed of, or transferred.

     2.25  "Stock Appreciation Right" shall mean an Award entitling the
            ------------------------
Participant to receive an amount in cash, Common Shares or a combination thereof, determined in whole or in part by reference to appreciation in Common Share value.

     2.26  "Stock Option Agreement" shall mean the agreement among the Company
            ----------------------
and an Optionee which contains the terms, conditions and restrictions pertaining to the Optionee's Option.

     2.27  "Status Change" shall mean termination of employment of a Participant
            -------------
who is an Employee or the termination of the consulting, service or other relationship of a Participant who is not an Employee.

     2.28  "Subsidiary" shall mean any present or future corporation which is a
            ----------
"subsidiary corporation" of the Company as defined in Code Section 424.

     2.29  "Ten Percent Shareholder" shall mean any Employee who at the time of
            -----------------------
grant owns directly or is deemed to own by reason of attribution set forth in
Section 425(d) of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries.

     2.30  "Unrestricted Stock Award" shall mean an Award entitling the
            ------------------------
Participant to acquire Common Shares for a purchase price of not less than par value.

     2.31  "Supplemental Grant" shall mean a cash award to a Participant in
            ------------------
connection with an Award.

                         ARTICLE III.  ADMINISTRATION.
                         -----------   --------------

     3.1  Administration By Committee.  The Plan shall be administered by the
          ---------------------------
Committee, unless the Board, in its discretion, shall determine otherwise. In the event that at any time the Board decides to administer this Plan, all references herein to the Committee shall be deemed to be references to the Board. The Committee shall have plenary authority in its sole discretion not inconsistent with the express provisions of this Plan to (a) select the Participants who are to receive Awards under this Plan, (b) determine the type, number, vesting requirements and other terms and conditions of such Awards, (c) prescribe and amend the form or forms of instruments evidencing Awards and any other instruments required under this Plan, (d) waive compliance by a Participant with any obligations to be performed by the Participant under an Award, (e) amend or cancel an Award in whole or in part (except that the Committee may not, without the consent of the holder of such Award, unless specifically authorized by the terms of an Award, take any action under this clause with respect to such Award if such action would adversely affect the rights of such holder), (f) interpret and construe any and all provisions of this Plan, (g) implement and amend rules and regulations for administering this Plan, and (h) make all other determinations necessary or advisable for administering this Plan. The Committee's determination concerning the foregoing matters shall be conclusive and binding upon all persons. The Committee may delegate to the Company's Chief Executive Officer the authority to grant Awards to Participants who are not officers or directors of the Company.

     3.2  Committee Composition.  The Committee shall consist of two or more
          ---------------------
members appointed by the Board. A majority of the members of the Committee shall constitute a quorum, and all determinations by the Committee under this Plan may be made without notice or meeting of the Committee signed by a majority of the Committee members. Each member of the Committee shall be a ANon-Employee Director@ within the meaning of Rule 16b-3 under the Exchange Act.

     3.3  Indemnification. Each person who is or who shall be a member of the
          ---------------
Committee or the Board is hereby indemnified and held harmless by the Company, to the fullest extent permitted by law, from and against any cost, liability or expense (including reasonable attorneys' fees) imposed or incurred in connection with such person's, the Committee's or the Board's, as may be applicable, taking or failing to take any action under this Plan, excluding such person's wilful misconduct. Each such person, the Committee and the Board may rely on information furnished in connection with this Plan's administration by any appropriate person or persons.

     3.4  No Implied Right to Participate.  The granting of an Award under this
          -------------------------------
Plan shall be entirely within the discretion of the Committee. Nothing contained in this Plan shall be construed to give any Employee or Consultant any right to participate in this Plan.

                   ARTICLE IV.  SHARES AVAILABLE FOR GRANT.
                   ----------   --------------------------

     4.1  Basic Limitation.  Any Common Shares issued pursuant to this Plan may
          ----------------
be authorized but unissued shares or treasury shares. The aggregate number of Common Shares for which Awards may be granted under this Plan shall not exceed One Million Three Hundred Fifty Thousand (1,350,000) shares. The limitation set forth in this Section 4.1 shall be adjusted pursuant to Article V.

     4.2  Additional Shares.  If any Awards are forfeited or terminated for any
          -----------------
reason prior to being exercised, then the Common Shares subject to such Awards shall again become available for issuance under this Plan.

     4.3  Fractional Shares.  No fractional Common Shares shall be delivered
          -----------------
under this Plan.

                   ARTICLE V.  PROTECTION AGAINST DILUTION.
                   ---------   ---------------------------

     5.1  Common Share Adjustments.  In the event of a subdivision of the
          ------------------------
outstanding Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise), a recapitalization, a spinoff, a stock split or other similar occurrence, the Committee may make appropriate adjustments in one or more of (a) the number of Common Shares available for future Awards under Article IV, (b) the number of Options to be granted to Outside Directors under Section 6.2, (c) the number of Common Shares covered by each outstanding Award or (d) the Exercise Price under each outstanding Award. Except as provided in this Article V, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

     5.2  Other Adjustments.  In the event that the Company is a party to a
          -----------------
merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Subject to Article XII, such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting or for settlement in cash. The Committee may also adjust the number of Common Shares subject to outstanding Awards, the Exercise Price of the outstanding Awards and the terms of the outstanding Awards, to take into consideration material changes in accounting practices or principles, consolidations or mergers, acquisitions or dispositions of stock or property or any other event if it is determined by the Committee that such adjustment is appropriate to avoid distortion in the operation of this Plan, provided that no such adjustment shall be made in the case of an ISO if it would constitute a modification, extension or renewal of the ISO within the meaning of Section 425(h) of the Code.

                           ARTICLE VI.  ELIGIBILITY.
                           ----------   -----------

     6.1  General Rules.  Only Employees and Consultants shall be eligible to
          -------------
receive Awards by the Committee. In determining whether to make an Award, the Committee shall consider the positions and responsibilities of the Employee or Consultant, their past performance and contributions to the Company's growth and expansion, the value of their services to the Company, the difficulty of finding qualified replacements, and such other factors as the Committee deems pertinent in its sole discretion. Outside Directors shall only be eligible for the grant of the Awards described in Section 6.2.

     6.2  Outside Directors.  Notwithstanding any provision of this Plan to the
          -----------------
contrary, the participation of Outside Directors in this Plan shall be subject to the following restrictions:

          (a) Outside Directors shall not be eligible to receive Awards except for the NSOs described in this Section 6.2.

          (b) On the later of (i) the Effective Date, or (ii) the date when an Outside Director first becomes a member of the Board, such Outside Director shall receive a one-time grant of an NSO covering 10,000 Common Shares (subject to adjustment under Article 5). Such NSO shall become exercisable six months after the date of grant and shall vest as follows:

          PERCENT VESTED            DATE OF VESTING
          --------------            ---------------

                50%                 Date of grant
                75%                 One year after date of grant
                100%                Two years after date of grant


          (c) All NSOs granted to an Outside Director under this Section 6.2 shall also become exercisable in full in the event of the termination of such Outside Director's service because of death, total and permanent disability or voluntary retirement at or after age 65.

          (d) The Exercise Price under all NSOs granted to an Outside Director under this Section 6.2 shall be equal to the Fair Market Value of a Common Share on the date of grant, payable in one of the forms described in Article VIII. For purposes of the initial NSOs to be issued pursuant to this Section 6.2, the Exercise Price shall be the initial public offering price.

          (e) All NSOs granted to an Outside Director under this Section 6.2 shall terminate on the earliest of (i) the 5th anniversary of the date of grant,
(ii) a date not more than three months after the termination of such Outside Director's service for any reason other than death or total and permanent disability or (iii) a date not more than six months after the termination of such Outside Director's service because of death or total and permanent disability.

     6.3  Ten Percent Shareholders.  An Employee who is a Ten Percent
          ------------------------
Shareholder shall not be eligible for the grant of an ISO unless the requirements set forth in Code Section 422(c)(6) are satisfied.

                            ARTICLE VII.  OPTIONS.
                            -----------   -------

     7.1  Stock Option Agreement.  Each grant of an Option under this Plan shall
          ----------------------
be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of this Plan and may be subject to any other terms that are not inconsistent with this Plan. The Stock Option Agreement shall specify whether the Option is an ISO or NSO. The provisions of the various Stock Option Agreements entered into under this Plan need not be identical.

     7.2  Options Nontransferable.  No Option granted under this Plan shall be
          -----------------------
transferrable by the Optionee other than by will, by a beneficiary designation executed by the Optionee and delivered to the Company or by the laws of descent and distribution. Subject to Article XII, an Option may be exercised during the lifetime of the Optionee only by him or her or by his or her legal guardian or representative, in the event that the Optionee has become mentally incapacitated. No Option or interest therein may be transferred, assigned, pledged or hypothecated by the Optionee whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

     7.3  Number of Shares.  Each Stock Option Agreement shall specify the
          ----------------
number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article V.

     7.4  Exercise Price.  Each Stock Option Agreement shall specify the
          --------------
Exercise Price. The Exercise Price under (i) an ISO shall not be less than 100% (110% in the case of an ISO granted to a Ten Percent Shareholder) of the Fair Market Value of a Common Share on the date of grant and (ii) any Option shall not be less than the par value per share of the Common Shares purchasable under such Option.

     7.5  Exercisability and Term.  Each Stock Option Agreement shall specify
          -----------------------
the date when all or any installment of the Option is to become exercisable.
The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed ten years (five years in the case of an ISO granted to a Ten Percent Shareholder) from the date of grant. Subject to Article XII, a Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's employment, service or death. In the case of an Option not immediately exercisable in full, the Committee may at any time accelerate the time at which all or any part of the Option may be exercised.

     7.6  Modification of Options.  Within the limitations of this Plan, the
          -----------------------
Committee shall have the authority, both generally and in particular instances, to (i) modify, extend or assume outstanding Options, (ii) accept the cancellation of outstanding Options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of shares and at the same or a different exercise price, (iii) waive compliance by an Optionee with any obligation to be performed by the Optionee under an Option, and (vi) waive any condition or provision in an Option.

     7.7  Limitations on Modifications of Options.  The foregoing
          ---------------------------------------
notwithstanding, no modification of an Option shall (i) alter or impair, in any material respect, an Optionee's rights under an Option, without such Optionee's consent, or, (ii) in the case of an ISO, (w) increase the total number of Common Shares covered by the Option, except pursuant to Article V, (y) extend the term of the Option to more than ten years (five years, in the case of an ISO granted to a Ten Percent Shareholder), (z) reduce the Exercise Price per share (except pursuant to Article V) or otherwise result in a modification, extension or renewal (within the meaning of Section 425(h) of the Code) of the Option.

     7.8  Replacement Options.  The Committee may grant Options under this Plan
          -------------------
in substitution for options held by employees of another corporation who concurrently become employees of the Company or a Subsidiary as a result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Committee may direct that the replacement Options be granted on such terms and conditions that the Committee considers appropriate in the circumstances.

                   ARTICLE VIII.  STOCK APPRECIATION RIGHTS.
                   ------------   -------------------------

     8.1  General.  The Committee may Award Stock Appreciation Rights.  In
          -------
general, a Stock Appreciation Right entitles the Participant to receive, with respect to each share of Common Stock as to which the right is exercised, the excess of the share's fair market value on the date of exercise over its fair market value on the date the Right was granted. However, the Committee may provide at the time of grant that the amount the Participant is entitled to receive will be adjusted upward or downward under rules established by the Committee to take into account the performance of the Common Shares in comparison with the performance of other stocks or an index or indices of other stocks. The Committee may also grant Stock Appreciation Rights which provide that following a Change in Control of the Company the holder of such Right will be entitled to receive, with respect to each Common Share subject to the Right, an amount equal to the excess of a specified value (which may include an average of values) for a Common Share during a period preceding such Change in Control over the fair market value of a Common Share on the date the Right was granted.

     8.2  Rights Granted in Tandem With Options.  Stock Appreciation Rights may
          -------------------------------------
be granted in tandem with, or independently of, Options granted under this Plan. A Stock Appreciation Right granted in tandem with an Option which is not an ISO may be granted either at or after the time the Option is granted. A Stock Appreciation Right granted in tandem with an ISO may be granted only at the time the Option is granted. When Stock Appreciation Rights are granted in tandem with Options, the following rules will apply:

          (a) The Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable and will be exercisable in accordance with the procedure required for exercise of the related Option.

          (b) The Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right.

          (c) The Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right.

          (d) The Stock Appreciation Right will be transferable only with the related Option.

          (e) A Stock Appreciation Right granted in tandem with an ISO may be exercised only when the market price of the Common Stock subject to the Option exceeds the exercise price of such Option.

     8.3  Rights Not Granted in Tandem With Options.  A Stock Appreciation Right
          -----------------------------------------
not granted in tandem with an Option will become exercisable at such time or times, and on such terms and conditions, as the Committee may specify. The Committee may at any time accelerate the time at which all or any part of the Stock Appreciation Right may be exercised. Any exercise of an independent Stock Appreciation Right must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by any other documents required by the Committee.

                          ARTICLE IX.  STOCK AWARDS.
                          ----------   ------------

     9.1  Restricted Stock Awards.  The Committee may make Restricted Stock
          -----------------------
Awards. A Participant who is granted a Restricted Stock Award shall have no rights with respect to such Award unless the Participant accepts the Award by written instrument delivered or mailed to the Company accompanied by payment in full of the specified purchase price, if any, of the shares covered by the Award. Payment may be by certified or bank check or other instrument acceptable to the Committee. A Participant who receives a Restricted Stock Award shall have all the rights of a stockholder with respect to such stock, including voting and dividend rights, subject to the restrictions described in Section 9.1 and any other conditions imposed by the Committee at the time of grant. Unless the Committee otherwise determines, certificates evidencing such shares will remain in the possession of the Company until such shares are free of all restrictions under this Plan. Except as provided in this Plan or the Award, if a Participant suffers a Status Change for any reason, such Participant's restricted stock must be offered to the Company for purchase for the amount of cash paid for the Common Stock, or forfeited to the Company if no cash was paid. These restrictions will lapse at such time or times, and on such terms and conditions, as the Committee may determine. The Committee may at any time accelerate the time at which the restrictions on all or any part of the shares will lapse. Any Participant making, or required by an Award to make, an election under Section 83(b) of the Code with respect to Restricted Stock Award shall deliver to the Company, within 10 days of the filing of such election with the Internal Revenue Service, a copy of such election.

     9.2   Unrestricted Stock Award.  The Committee may, in its sole discretion,
           ------------------------
approve the sale to any Participant of Common Shares free of restrictions under the Plan for a price which is not less than the par value of the Common Shares.

     9.3   Deferred Stock Awards.  The Committee may make Deferred Stock Awards.
           ---------------------
Under a Deferred Stock Award, delivery of the Common Shares will take place at such time or times, and on such terms and conditions, as the Committee may determine. The Committee may at any time accelerate the time at which delivery of all or any part of the Common Shares will take place. At the time any Award is granted, the Committee may provide that, at the time Common Shares would otherwise be delivered pursuant to the Award, the Participant will instead receive an instrument evidencing the Participant's right to future delivery of Common Shares.

                        ARTICLE X.  PERFORMANCE AWARDS.
                        ---------   ------------------

     The Committee may make Performance Awards. Performance Awards are based on the attainment of performance goals which may be related to personal performance, corporate performance, group or departmental performance or any such other category of performance as the Committee may determine. The Committee shall have the authority to determine the performance goals, the period or period during which performance is to be measured and all other terms and conditions applicable to the Award.

                  ARTICLE XI.  LOANS AND SUPPLEMENTAL GRANTS.
                  ----------   -----------------------------

     11.1  Loans.  In connection with any Award, the Committee shall have the
           -----
authority, in its sole discretion, to determine whether to make a Loan, the amount, terms and conditions of the Loan, including the interest rate (which may be zero), whether the Loan is to be secured or unsecured or with or without recourse against the borrower, the terms on which the Loan is to be repaid and the terms and conditions, if any, under which the Loan may be forgiven. In no event shall any Loan have a term (including extensions) in excess of ten years.

     11.2  Supplemental Grants.  In connection with any Award, the Committee
           -------------------
shall have the authority, in its sole discretion, to make a Supplemental Grant not to exceed an amount equal to (1) the amount of any Federal, state and local income tax on ordinary income for which the Participant may be liable with respect to the Award, determined by assuming taxation at the highest marginal rate, plus (2) an additional amount on a grossed-up basis intended to make the Participant whole on an after-tax basis after discharging all the Participant's income tax liabilities arising from all Awards. Any payments under this Section
11.2 shall be made at the time the Participant incurs Federal income tax liability with respect to the Award.

               ARTICLE XII.  EVENTS AFFECTING OUTSTANDING AWARDS
               -----------   -----------------------------------

     12.1  Status Change Due to Death or Disability.  If a Participant who
           ----------------------------------------
suffers a Status Change by reason of death or permanent disability (as determined by the Committee), the following rules shall apply, unless otherwise determined by the Committee:

     (a) All Options and Stock Appreciation Rights held by the Participant at the time of such Status Change, to the extent then exercisable, will continue to be exercisable by the Participant's heirs, executor, administrator or other legal representative, for a period of one year after the Participant's Status Change. After the expiration of such one-year period, all such Options and Stock Appreciation Rights shall terminate. In no event, however, shall an Option or Stock Appreciation Right remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 12. All Options and Stock Appreciation

Rights held by a Participant at the time of such Status Change that are not then exercisable shall terminate upon such Status Change.

     (b) All Restricted Stock held by the Participant at the time of such Status Change shall immediately become free of all restrictions and conditions.

     (c) Any payment or benefit under a Deferred Stock Award, Performance Award or Supplemental Grant to which the Participant was not irrevocably entitled at the time of such Status Change shall be forfeited and the Award canceled as of the time of such Status Change.

     12.2  Status Change Due to Events Other Than Death or Disability.  If a
           ----------------------------------------------------------
Participant suffers a Status Change other than by reason of death or permanent disability (as determined by the Committee), the following rules shall apply, unless otherwise determined by the Committee:

     (a) All Options and Stock Appreciation Rights held by the Participant at the time of such Status Change, to the extent then exercisable, will continue to be exercisable by the Participant for a period of three months after the Participant's Status Change. After the expiration of such three-month period, all such Options and Stock Appreciation Rights shall terminate. In no event, however, shall an Option or Stock Appreciation Right remain exercisable beyond the latest date on which it could have been exercised without regard to this
Section 12. All Options and Stock Appreciation Rights held by a Participant at the time of such Status Change that are not then exercisable shall terminate upon such Status Change.

     (b) All Restricted Stock held by the Participant at the time of such Status Change shall immediately become free of all restrictions and conditions, unless such Status Change results from a termination for Cause (as defined in Section 12.2(d)), in which event all Restricted Stock held by the Participant at the time of the Status Change shall be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock shall be so transferred without any further action by the Participant) in accordance with Article IX above.

     (c) Any payment or benefit under a Deferred Stock Award, Performance Award, or Supplemental Grant to which the Participant was not irrevocably entitled at the time of such Status Change shall be forfeited and the Award canceled as of the date of such Status Change.

     (d) A termination by the Company of a Participant's employment with or service to the Company shall be for "Cause" only if: (a) at least 75% of the members of the Board determined that the Participant (i) was guilty of gross negligence or willful misconduct in the performance of his or her duties for the Company, or (ii) breached or violated, in a material respect, any agreement between the Participant and the Company or any of the Company's policy statements regarding conflicts-of-interest, insider trading or confidentiality, or (iii) committed a material act of dishonesty or breach of trust; and (b) in the case of a Participant who is an Employee, (i) such determination was made at a duly convened meeting of the Board with respect to which the Participant received at least 10 days prior written notice, had a reasonable opportunity to make a statement and answer the allegations against him or her; and (ii) either
(A) the Participant was given a reasonable opportunity to take remedial action but failed or refused to do so, or (B) at least 75% of the members of the Board also determined, at such meeting, that an opportunity to take remedial action would not have been meaningful under the circumstances.

     (e) For all purposes of this Section 12.2: (a) if a Participant is an Employee of a subsidiary of the Company and such subsidiary ceases to be a subsidiary of the Company, then the Participant's employment with the Company will be deemed to have been terminated by the Company without Cause, unless the

Participant is transferred to the Company or another subsidiary of the Company;
(b) the employment with the Company of a Participant who is an Employee will not be deemed to have been terminated if the Participant is transferred from the Company to a subsidiary of the Company, or vice versa, or from one subsidiary of the Company to another; and (c) if a Participant who is an Employee terminates his or her employment with the Company following a reduction in his or her rate of compensation, then the Participant's employment with the Company will be deemed to have been terminated by the Company without Cause.

                      ARTICLE XIII.  PAYMENT FOR SHARES.
                      ------------   ------------------

     13.1  General Rule.  The entire Exercise Price of the Common Shares issued
           ------------
upon exercise of an Award shall be payable in cash, certified check, bank draft or money order at the time when such Common Shares are purchased, except as follows:

           (a) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this
                Article XIII.

           (b) In the case of an Award (other than an ISO), the Committee may at any time accept payment in any form(s) described in this
                Article XIII.

     13.2  Surrender of Stock.  To the extent that this Section 13.2 is
           ------------------
applicable and approved by the Committee, payment for all or any part of the Exercise Price may be made with Common Shares which have already been owned by the Participant for more than six months. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan.

     13.3  Promissory Note.  To the extent that this Section 13.3 is applicable
           ---------------
and approved by the Committee, payment for all or any part of the Exercise Price may be made with a full-recourse promissory note (on a form prescribed by the Company); provided that the par value of newly issued Common Shares must be paid in lawful money of the United States at the time when such Common Shares are purchased.

     13.4  Exercise/Sale.  To the extent that this Section 13.4 is applicable
           -------------
and approved by the Committee, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Common Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

     13.5  Exercise/Pledge.  To the extent that this Section 13.5 is applicable
           ---------------
and approved by the Committee, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Common Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

     13.6  Other Forms of Payment.  To the extent that this Section 13.6 is
           ----------------------
applicable and approved by the Committee, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

                      ARTICLE XIV.  LIMITATION ON RIGHTS.
                      -----------   --------------------

     14.1  Written Instrument Required.  The Committee's approval of a grant of
           ---------------------------
an Award under this Plan, including the names of Participants and the size of the Award, including the number of Common Shares subject to the Award, shall be reflected in minutes of meetings held by the Committee or the Board or in written consents signed by members of the Committee or the Board. Once approved by the Committee, each Award shall be evidenced by such written instrument, containing such terms as are required by this Plan and such other terms, consistent with the provisions of this Plan, as may be approved from time to time by the Committee. Each instrument may be in the form of agreements to be executed by both the Participant and the Company, or certificates, letters or similar instruments, which need not be executed by the Participant but acceptance of which shall evidence agreement to the terms thereof. The receipt of an Award shall not impose any obligation on the Participant to accept the Award.

     14.2  No Stockholder Rights.  Except as specifically provided by this Plan,
           ---------------------
the receipt of an Award shall not give a Participant rights as a stockholder. The Participant shall obtain such rights, subject to any limitations imposed by this Plan or the instrument evidencing the Award, upon actual receipt of Common Shares. However, the Committee may, on such conditions as it deems appropriate, provide that a Participant will receive a benefit in lieu of cash dividends that would have been payable on any or all Common Shares subject to the Participant's Award had such Common Shares been outstanding. Without limitation, the Committee may provide for payment to the Participant of amounts representing such dividends, either currently or in the future, or for the investment of such amounts on behalf of the Participant.

     14.3  Regulatory Requirements.  The Company shall not be obligated to
           -----------------------
deliver any Common Shares (a) until, in the opinion of the Company's counsel, all applicable federal, state and foreign laws and regulations have been complied with, (b) if the outstanding Common Shares are at the time listed on any stock exchange, until the Common Shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of issuance, and
(c) until all other legal matters in connection with the issuance and delivery of such Common Shares have been approved by the Company's counsel. If the sale of Common Shares has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to the exercise of an option, such representations and agreements as counsel for the Company may consider appropriate to avoid violation of such Act or applicable state laws and may require the certificates evidencing such Common Shares bear an appropriate legend restricting transfer.

     14.4  Exercise of Awards.  Awards shall not be exercisable until at least
           ------------------
six (6) months after the date of grant.

                        ARTICLE XV.  WITHHOLDING TAXES.
                        ----------   -----------------

     15.1  General.  To the extent required by applicable federal, state, local
           -------
or foreign law, the recipient of any payment or property under this Plan shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of the receipt or vesting of such payment or property. The Company shall not be required to issue any Common Shares or make any cash payment under this Plan until such obligations are satisfied.

     15.2  Share Withholding.  The Committee may permit the recipient of any
           -----------------
payment or property under this Plan to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold a portion or any Common Shares that otherwise would be issued to him or her or by surrendering a portion of any Common Shares that previously were issued to him or her. Such Common Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash.

Any payment of taxes by assigning Common Shares to the Company may be subject to restrictions, including any restrictions required by rules of the Securities and Exchange Commission.

                       ARTICLE XVI.  FUTURE OF THE PLAN.
                       -----------   ------------------

     16.1  Term of the Plan.  This Plan, as set forth herein, shall become
           ----------------
effective on the Effective Date, subject to the approval of the Company's shareholders. This Plan shall remain in effect until it is terminated under this Article XVI, except that ISOs shall not be granted after the expiration of a period which is ten (10) from the date this Plan was first approved by the Company's shareholders.

     16.2  Amendment or Termination.  The Board may, at any time and for any
           ------------------------
reason, amend or terminate this Plan, except that the provisions of Section 6.2 relating to Outside Directors shall not be amended more than once in any six (6) month period. An amendment of this Plan shall be subject to the approval of the Company's shareholders only to the extent required by applicable law, regulations or rules. No Awards shall be granted under this Plan after the termination thereof. The termination of this Plan, or any amendment thereof, shall not affect any Awards previously granted under this Plan.


                    ARTICLE XVII.  EFFECTIVENESS OF AWARD.
                    ------------   ----------------------

     Corporate action constituting an offer by the Company of Common Shares to any Participant under the terms of an Award shall be deemed completed as of the date of grant of the Award, regardless of when the instrument, certificate, or letter evidencing the Award is actually received or accepted by the Participant.

                        ARTICLE XVIII.  NO ASSIGNMENT.
                        -------------   -------------

     None of a Participant's rights under any Award or under this Plan may be assigned or transferred in any manner other than by will or under the laws or descent and distribution. The foregoing shall not, however, restrict a Participant's right with respect to unrestricted Common Shares or the outright transfer of cash, nor shall it restrict the ability of a Participant's heirs, estate, beneficiaries, or personal or legal representatives to enforce the terms of the Plan with respect to Awards granted to the Participant.

                          ARTICLE XIX.  MISCELLANEOUS
                          ---------------------------

     19.1  Shareholder Approval. This Plan shall be approved and ratified by the
           --------------------
stockholders of the Company, not later than one year after adoption of this Plan by the Board, pursuant to Treasury regulation section 1.423-2(c). Grants of Awards under this plan may be made prior to that date (but after adoption of the Plan by the Board), subject to the approval of this Plan by the Company's shareholders.

     19.2  Employment/Engagement Rights. Neither the establishment of this Plan,
           ----------------------------
nor the grant of any Options thereunder, nor the exercise thereof shall be deemed to give to any Employee or Consultant the right to be retained in the employ of or to receive any consideration from the Company or any Subsidiary or to interfere with the right of the Company or any Subsidiary to discharge any Employee or Consultant or otherwise modify the employment or consulting relationship at any time.

     19.3  Other Options Not Precluded.  Neither the adoption of this Plan nor
           ---------------------------
the grant of Awards to an Employee or Consultant shall affect the Company's right to grant such Awards that are not subject to this Plan, to issue to Employees or Consultants stock as a bonus or otherwise, or to adopt other plans or arrangements under stock may be issued to Employees or Consultants.

     19.4  Governing Law.  This Plan shall be governed by and construed in
           -------------
accordance with the laws of the Commonwealth of Pennsylvania except to the extent such laws are preempted by the laws of the United States.

     IN WITNESS WHEREOF, to record the approval of this Plan by the Board, the Company has caused its duly authorized officer to affix the corporate name and seal hereto on this 15th day of September, 1995.

                              HOME HEALTH CORPORATION OF AMERICA, INC.


                              By:/S/ BRUCE J. FELDMAN
                                 --------------------------

                              ATTEST:/S/ TINA LABANT
                                     ----------------------

                   HOME HEALTH CORPORATION OF AMERICA, INC.
                              KING OF PRUSSIA, PA

         PROXY FOR 1997 ANNUAL MEETING OF SHAREHOLDERS, [            ]
                 Solicited On Behalf of the Board of Directors


     The undersigned hereby constitutes and appoints Bruce J. Feldman, Bruce J. Colburn and Tina Labant, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to appear at the annual meeting of shareholders of
Home Heath Corporation of America, Inc. to be held on the __th day of [        ]
and at any postponement or adjournment thereof, and to vote all of the shares of Home Heath Corporation of America, Inc. which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present. The undersigned hereby directs that this proxy be voted as marked on the reverse side hereof.

     THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED. IF NO DIRECTIONS TO THE CONTRARY ARE INDICATED IN THE BOXES PROVIDED, THE PERSONS NAMED HEREIN INTEND TO VOTE FOR EACH PROPOSAL LISTED ON THE REVERSE SIDE HEREOF.

     A MAJORITY OF SAID ATTORNEYS AND PROXIES PRESENT AND ACTING AT THE MEETING IN PERSON OR BY THEIR SUBSTITUTES (OR IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL THE POWERS CONFERRED HEREBY. DISCRETIONARY AUTHORITY IS CONFERRED HEREBY AS TO CERTAIN MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.


              (Continued and to be marked, signed and dated on the reverse side)

(1) Proposal to approve and adopt the Amended and Restated Agreement and Plan of Merger ("Merger Agreement"), dated as of September 26, 1997, among Home Health Corporation of America, Inc. ("HHCA"), HHCA Acquisition Corporation, Inc. ("Subsidiary"), and U.S. HomeCare Corporation ("USHO") and to approve the merger of Subsidiary with and into USHO pursuant to the Merger Agreement.

               FOR                      AGAINST                  ABSTAIN
               [   ]                     [   ]                    [   ]


(2)  ELECTION OF DIRECTOR: G. Michael Bellenghi

               FOR the nominee                         WITHHOLD AUTHORITY
               listed above (except                    to vote for the
               as marked to the                        nominee listed
               contrary below.)                        above.

                         [   ]                              [   ]


(3) Proposal to consider and approve amendments to HHCA's 1995 Employee and Consultant Equity Plan.

               FOR                      AGAINST                  ABSTAIN
               [   ]                     [   ]                    [   ]


(4) Proposal to adjourn the HHCA Annual Meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the HHCA Annual Meeting to constitute a quorum or to approve the merger of Subsidiary with and into USHO pursuant to the Merger Agreement.

               FOR                      AGAINST                  ABSTAIN
               [   ]                     [   ]                      [   ]

(5) To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

                                        Receipt of the Notice of Annual Meeting
                                        of Shareholders and Proxy Statement
                                        dated [ ] is hereby acknowledged.


                                        ________________________________________
                                        Signature

                                        ________________________________________
                                        Signature

                                        Dated: _________________________________

                                        Please sign exactly as your name or
                                        names appear hereon, including any
                                        official position or representative
                                        capacity.



     PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                                      -3-